POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404 572-6600)



                               September 23, 1998

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      FLAG Financial Corporation - Registration Statement on Form S-4

Ladies and Gentlemen:

         As counsel to FLAG Financial Corporation, a Georgia corporation (the "Company"), we enclose for filing with the Commission under the Securities Act of 1933, as amended, the Company's Registration Statement on Form S-4 registering 445,500 shares of its Common Stock for issuance in connection with the proposed merger of Heart of Georgia Bancshares, Inc. with and into the Company.

         No distribution of the Registration Statement or the related Proxy Statement/Prospectus will be made prior to effectiveness of the Registration Statement, except that, as noted below, copies will be furnished to certain bank regulatory agencies pursuant to their filing requirements.

         The transactions described in the Registration Statement are also subject to certain filings with and approvals by the Federal Reserve Board and the Georgia Department of Banking and Finance. We will advise you promptly if a favorable approval is not obtained from any of these entities, although no difficulty is expected in obtaining such approvals.

         If you have any questions or comments concerning the Registration Statement, please call me at 404/572-4514 or Kathryn L. Knudson at 404/572-6952. Our fax number is 404/572-5954 or 404/572-6999.

                                   Sincerely,


                                   /s/ Lynn M. Sumlin

                                   For POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

LMS/jtc

Enclosures




   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1998
                           REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                           FLAG FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Georgia                       6060                  58-2094179
        (State or other            (Primary Standard        (I.R.S. Employer
        Jurisdiction of                Industrial          Identification No.)
 Incorporation or Organization) Classification Code Number)

                           101 NORTH GREENWOOD STREET
                             LAGRANGE, GEORGIA 30240
                                 (706) 845-5000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             J. Daniel Speight, Jr.
                      President and Chief Executive Officer
                           FLAG Financial Corporation
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                 (706) 845-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

            Walter G. Moeling, IV                   Neil E. Grayson, Esq.
  Powell, Goldstein, Frazer & Murphy LLP           Nelson, Mullins, Riley
                Suite 1600                          & Scarborough, L.L.P.
        191 Peachtree Street, N.E.                        Suite 1400
          Atlanta, Georgia 30303                  999 Peachtree Street, N.E.
              (404) 572-6600                        Atlanta, Georgia 30309
                                                        (404) 817-6000
                              --------------------
         Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________


                                          CALCULATION OF REGISTRATION FEE
----------------------------------------- --------------- --------------------- -------------------- ----------------
          Title of Each Class                               Proposed Maximum     Proposed Maximum
             of Securities                 Amount to be      Offering Price          Aggregate          Amount of
            to be Registered              Registered (1)        Per Unit        Offering Price (2)    Registration
                                                                                                           Fee
----------------------------------------- --------------- --------------------- -------------------- ----------------

Common Stock, $1.00 par value                445,500              N/A               $3,196,600           $943.00
=====================================================================================================================

(1) This Registration Statement covers the maximum number of shares of the common stock of the Registrant which is expected to be issued in connection with the Merger.

(2 ) Pursuant to Rule 457(f)(2),  the  registration  fee was computed on the basis of the aggregate book value of the common stock of Heart of Georgia Bancshares, Inc. to be exchanged in the Merger. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                        HEART OF GEORGIA BANCSHARES, INC.
                               101 Railroad Avenue
                           Mount Vernon, Georgia 30445

To the Shareholders of                     October __, 1998
   Heart of Georgia Bancshares, Inc.

         You are cordially invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of Heart of Georgia Bancshares, Inc. ("Heart") to be held at the main office of Mount Vernon Bank, located at 101 Railroad Avenue, Mount Vernon, Georgia, on ____________, October __, 1998, at _________, local time, notice of which is enclosed.

         At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of August 19, 1998 (the "Merger Agreement"), by and between Heart and FLAG Financial Corporation ("FLAG") pursuant to which Heart will merge with and into FLAG (the "Merger"). Upon consummation of the Merger, each share of Heart common stock issued and outstanding at the effective time of the Merger (except for certain shares held by Heart or FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Heart shareholders who perfect their dissenters' rights) will be exchanged for 2.025 shares of FLAG common stock, with cash being paid in lieu of issuing fractional shares.

         Enclosed are the Notice of Meeting, Proxy Statement/Prospectus and Proxy, FLAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The Proxy Statement/Prospectus includes a description of the proposed Merger and provides other specific information concerning the Special Meeting. Please read these materials carefully and consider thoughtfully the information set forth in them.

         The Merger Agreement has been approved by your Board of Directors and is recommended by the Board to you for approval. Your Board believes that, among other benefits, the Merger will result in a company with greater financial strength and increased opportunity and flexibility for profitable expansion and diversification. Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement and the transactions contemplated therein by Heart shareholders and approval of the Merger by various regulatory agencies.

         It is important to understand that approval of the Merger Agreement will require the affirmative vote of a majority of the issued and outstanding shares of Heart common stock. Accordingly, whether or not you plan to attend the special meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger with FLAG is a significant step for Heart shareholders and your vote on this matter is of great importance.

         On behalf of the board of directors, I urge you to vote FOR approval of the Merger Agreement and the transactions contemplated therein by marking the enclosed proxy card "FOR" item one.

         We look forward to seeing you at the Special Meeting.

                                           Sincerely,



                                           --------------------
                                           Donald M. Thigpen
                                           President and Chief Executive Officer

                        HEART OF GEORGIA BANCSHARES, INC.
                               101 Railroad Avenue
                           Mount Vernon, Georgia 30445

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER __, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of Heart of Georgia Bancshares, Inc. ("Heart") will be held at the main office of Mount Vernon Bank, located at 101 Railroad Avenue, Mount Vernon, Georgia, on ____________, October __, 1998, at ________, local time, for the following purposes:

         1. Merger. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 19, 1998 (the "Merger Agreement"), by and between Heart and FLAG Financial Corporation ("FLAG"), pursuant to which, among other matters, Heart will merge with and into FLAG (the "Merger"). Each share of Heart common stock issued and outstanding at the effective time of the Merger will be converted into the right to receive 2.025 shares of FLAG common stock, as more fully described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the accompanying Proxy Statement/Prospectus.

         2. Other Business. To transact such other business as may come properly before the Special Meeting.

         Only shareholders of record at the close of business on September __, 1998 will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Approval of the Merger Agreement and the transactions contemplated therein requires the affirmative vote of a majority of the issued and outstanding shares of Heart common stock.

         The Board of Directors of Heart recommends that shareholders vote FOR approval of the Merger Agreement.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           --------------------
                                           Donald M. Thigpen
                                           President and Chief Executive Officer

Mount Vernon, Georgia
October __, 1998

     Whether or not you plan to attend the Special Meeting, please complete, date, and sign the enclosed form of proxy and promptly return it in the enclosed postage paid return envelope in order to ensure that your shares will be represented at the Special Meeting.
                              --------------------

         Each shareholder has the right to dissent from the Merger Agreement and demand payment of the fair value of his shares in cash if the merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with the requirements of Title 14, Chapter 2, Article 13 of the Georgia Business Corporation Code. The full text of Title 14, Chapter 2,
Article 13 setting forth the right to dissent is set forth in Appendix B to the accompanying Proxy Statement/Prospectus. See "DESCRIPTION OF MERGER--Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.

                                   PROSPECTUS

                           FLAG FINANCIAL CORPORATION
            445,500 Shares of Common Stock, $1.00 Par Value Per Share
                              --------------------

                                 PROXY STATEMENT

                        HEART OF GEORGIA BANCSHARES, INC.
                         Special Meeting Of Shareholders
                         To Be Held On October __, 1998

         This Prospectus of FLAG Financial Corporation, a bank holding company organized and existing under the laws of the State of Georgia ("FLAG"), relates to up to 445,500 shares of common stock, par value $1.00 per share, of FLAG ("FLAG Common Stock") which are issuable to the shareholders of Heart of Georgia Bancshares, Inc., a bank holding company organized and existing under the laws of the State of Georgia ("Heart"), upon consummation of the proposed merger of Heart with and into FLAG (the "Merger"), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 19, 1998 (the "Merger Agreement"), by and between FLAG and Heart.

         At the effective time of the Merger (the "Effective Time"), except as described herein, each issued and outstanding share of common stock, par value $1.00 per share, of Heart ("Heart Common Stock") will be converted into and exchanged for 2.025 shares of FLAG Common Stock (the "Exchange Ratio"). See "DESCRIPTION OF MERGER." Holders of Heart Common Stock who intend to dissent will lose their dissenters' rights if they vote for the Merger. See "DESCRIPTION OF MERGER--Dissenters' Rights" and Appendix B.

         This Prospectus also serves as a Proxy Statement of Heart, and is being furnished to the shareholders of Heart in connection with the solicitation of proxies by the Board of Directors of Heart for use at its special meeting of shareholders to be held on ____________, October __, 1998 (including any adjournment or postponement thereof, the "Special Meeting"). At the Special Meeting, the shareholders of Heart will consider and vote upon the Merger Agreement and the transactions contemplated thereby. This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being mailed to shareholders of Heart on or about October __, 1998.

         On May 27, 1998, the last day prior to public announcement of the proposed merger between FLAG and Heart, the last reported sale price per share of FLAG Common Stock on The Nasdaq Stock Market's National Market ("Nasdaq National Market") was $15.167, as adjusted for the 3-for-2 stock split effective June 3, 1998 (or equivalent pro forma per share of Heart Common Stock (based on the 2.025 Exchange Ratio) of $30.71). On September __, 1998, the last reported sale price per share of FLAG Common Stock as reported on the Nasdaq National Market was $______ (or equivalent pro forma per share of Heart Common Stock of $______).

         For a discussion of the risks associated with an investment in FLAG Common Stock, please refer to the "RISK FACTORS" section of this Proxy Statement/Prospectus beginning on page 12.

            THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR
               DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK OR
                 SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
                      FEDERAL DEPOSIT INSURANCE CORPORATION
                         OR ANY OTHER GOVERNMENT AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                      OR ADEQUACY OF THIS PROXY STATEMENT/
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Proxy Statement/Prospectus is September __, 1998

                              AVAILABLE INFORMATION

         FLAG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as FLAG that file electronically with the SEC. The address of the SEC Web site is http://www.sec.gov.

         This Proxy Statement/Prospectus constitutes part of the Registration Statement on Form S-4 of FLAG (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement/Prospectus does not include all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about FLAG and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

         Certain financial and other information relating to FLAG is contained in the documents indicated below under "DOCUMENTS INCORPORATED BY REFERENCE."

         All information contained in this Proxy Statement/Prospectus or incorporated herein by reference with respect to FLAG was supplied by FLAG, and all information contained in this Proxy Statement/Prospectus with respect to Heart was supplied by Heart.

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities being offered pursuant to this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of FLAG or Heart or the information set forth herein since the date of this Proxy Statement/Prospectus

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the SEC by FLAG pursuant to the Exchange Act are hereby incorporated by reference herein:

     (a) FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) FLAG's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (c) FLAG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

     (d) FLAG's Current Reports on Form 8-K dated February 18, 1998, April 18, 1998, May 12, 1998, May 14, 1998, May 18, 1998, May 28, June 1, 1998,
     August 10, 1998, August 11, 1998, and August 19, 1998.

         Accompanying this Proxy Statement/Prospectus is a copy of FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and a copy of FLAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Investor Relations, FLAG Financial Corporation, 101 North Greenwood Street, LaGrange, Georgia (telephone: (706) 845-5000). In order to ensure timely delivery of the documents, any request should be made by _____________, 1998.

                                    CONTENTS

                                                                           Page

SUMMARY.......................................................................1

   SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS.............1
   THE PARTIES................................................................2
   MEETING OF HEART SHAREHOLDERS; RECORD DATE; VOTE REQUIRED..................3
   THE MERGER.................................................................4
   RISK FACTORS...............................................................8
   COMPARATIVE PER SHARE DATA.................................................8
   SELECTED FINANCIAL DATA....................................................9
   SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA..................11
   RECENT DEVELOPMENTS.......................................................12

RISK FACTORS.................................................................13

   LIMITED MARKET FOR SHARES OF FLAG COMMON STOCK............................13
   RESTRICTIONS ON DIVIDENDS.................................................13
   POSSIBLE COSTS ASSOCIATED WITH THE INTEGRATION OF FLAG'S
     PENDING ACQUISITIONS....................................................13
   GOVERNMENTAL REGULATION...................................................13
   COMPETITION...............................................................13
   CONTROL BY MANAGEMENT.....................................................14
   ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF FLAG'S
     ARTICLES OF INCORPORATION, BYLAWS, AND THE GBCC.........................14
   YEAR 2000" ISSUES.........................................................14

MEETING OF HEART SHAREHOLDERS................................................14

   DATE, PLACE, TIME, AND PURPOSE............................................14
   RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES....15

DESCRIPTION OF MERGER........................................................16

   GENERAL...................................................................16
   BACKGROUND OF AND REASONS FOR THE MERGER..................................16
   EFFECTIVE TIME OF THE MERGER..............................................19
   DISTRIBUTION OF FLAG CERTIFICATES.........................................19
   CONDITIONS TO CONSUMMATION OF THE MERGER..................................20
   REGULATORY APPROVALS......................................................21
   WAIVER, AMENDMENT, AND TERMINATION........................................22
   DISSENTERS' RIGHTS........................................................23
   CONDUCT OF BUSINESS PENDING THE MERGER....................................25
   MANAGEMENT AND OPERATIONS AFTER THE MERGER; INTERESTS OF
     CERTAIN PERSONS IN THE MERGER...........................................27
   CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................29
   ACCOUNTING TREATMENT......................................................31
   EXPENSES AND FEES.........................................................31
   RESALES OF FLAG COMMON STOCK..............................................31

DESCRIPTION OF FLAG COMMON STOCK.............................................32

EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS...............................33

   AUTHORIZED CAPITAL STOCK..................................................33
   AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS.........................34
   CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING............35
   REMOVAL OF DIRECTORS......................................................35
   INDEMNIFICATION...........................................................36

   SPECIAL MEETINGS OF SHAREHOLDERS..........................................36
   ACTIONS BY SHAREHOLDERS WITHOUT A MEETING.................................37
   MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS..............................37
   SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS.........................38
   DIVIDENDS.................................................................38

COMPARATIVE MARKET PRICES AND DIVIDENDS......................................38

BUSINESS OF HEART............................................................40

   GENERAL...................................................................40
   MANAGEMENT STOCK OWNERSHIP................................................40
   VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF HEART.....................41
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS..............................................41
   CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS...........................58
   YEAR 2000 ISSUES..........................................................58

BUSINESS OF FLAG.............................................................58

   GENERAL...................................................................58
   DIRECTORS AND EXECUTIVE OFFICERS..........................................59

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.................................65

   PRO FORMA CONSOLIDATED FINANCIAL INFORMATION..............................65

SHAREHOLDER PROPOSALS........................................................72

EXPERTS......................................................................72

LEGAL MATTERS................................................................73

OTHER MATTERS................................................................73

HEART FINANCIAL DATA........................................................F-1

APPENDIX A  -     AGREEMENT AND PLAN OF MERGER, DATED AS OF
                  AUGUST 19, 1998, BY AND BETWEEN FLAG FINANCIAL
                  CORPORATION AND HEART OF GEORGIA BANCSHARES, INC..........A-1

APPENDIX B  -     DISSENTERS' RIGHTS........................................B-1

                                     SUMMARY


         The following is a summary of certain information contained in this Proxy Statement/Prospectus and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Proxy Statement/Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Appendices. As used in this Proxy Statement/Prospectus, the terms "FLAG" and "Heart" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.


Special Cautionary Notice Regarding Forward-Looking Statements

         Certain statements contained in this Proxy Statement/Prospectus, the exhibits hereto, documents incorporated by reference herein which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements in future filings by FLAG with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of FLAG which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of FLAG or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," and "targeted," as well as similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

         Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Facts that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the strength of the U.S. economy in general and the strength of the local economies in which operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (iii) inflation, interest rate, market and monetary fluctuations; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by users; (v) changes in consumer spending, borrowing and saving habits; (vi) technological changes; (vii) acquisitions; (viii) the ability to increase market share and control expenses; (ix) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which FLAG and its subsidiaries must comply; (x) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xi) changes in FLAG's organization, compensation and benefit plans; (xii) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and (xiii) the success of FLAG at managing the risks involved in the foregoing.

         Such forward-looking statements speak only as of the date on which such statements are made, and FLAG undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

The Parties

         Heart. Heart is a bank holding company headquartered in Mount Vernon, Georgia, with one banking office located in Mount Vernon, Georgia. As of June 30, 1998, Heart had total consolidated assets of approximately $33.5 million, total consolidated deposits of approximately $29.3 million, and total consolidated shareholders' equity of approximately $3.2 million. Through its wholly-owned banking subsidiary, Mount Vernon Bank, Heart offers a broad range of banking and banking-related services.

         Mount Vernon Bank was organized under the laws of the State of Georgia and commenced operations in 1901. Heart is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Heart's principal executive office is located at 101 Railroad Avenue, Mount Vernon, Georgia 30445, and its telephone number at such address is (912) 583-2225.

         Additional information with respect to Heart and its subsidiaries is included in this Proxy Statement/Prospectus. See "BUSINESS OF HEART."

         FLAG. FLAG is a multi-bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of the following depository institutions:
Citizens Bank ("Citizens"), Bank of Milan ("Milan"), and First Federal Savings Bank of LaGrange ("First Federal"). FLAG acquired Citizens through a merger with Middle Georgia Bankshares, Inc. and acquired Milan through a merger with Three Rivers Bancshares, Inc. ("Three Rivers"). These mergers were consummated in March 1998 and May 1998, respectively. Citizens and Milan are state banks organized under the laws of the State of Georgia, with ten banking offices located in the cities of Unadilla, Vienna, Byromville, Montezuma, Oglethorpe, Cordele, Pinehurst, Milan, and McRae. First Federal is a federal savings bank organized under the laws of the United States, with five offices located in
LaGrange, Georgia, which serve markets located in western Georgia. As of June 30, 1998, FLAG had total consolidated assets of approximately $442.8 million, total consolidated deposits of approximately $339.2 million, and total consolidated shareholders' equity of approximately $38.5 million. FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, and brokerage services, and performs real estate appraisal services through its subsidiaries, First Federal, Citizens and Milan, as well as through First Federal's wholly-owned subsidiary, Piedmont Mortgage Services, Inc. ("Piedmont"). FLAG indirectly owns CB Financial Group, Inc. ("CB Financial"), a wholly-owned subsidiary of Citizens, which provides pawn, title pawn and check cashing services. CB Financial is currently winding up its business operations.

         FLAG was organized under the laws of the State of Georgia and commenced operations in 1993 as a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA"). FLAG became a registered bank holding company under the BHC Act in March 1998 upon the merger of Middle Georgia with and into FLAG. FLAG's principal executive office is located at 101 North Greenwood Street, LaGrange, Georgia 30240, and its telephone number at such address is (706) 845-5000.

         Effective June 3, 1998, FLAG declared a 3-for-2 stock split. All per share amounts and prices have been adjusted to reflect this stock split.

         As a routine part of its business, FLAG evaluates opportunities to acquire bank holding companies, banks, and other financial institutions. Thus, at any particular point in time, including the date of this Proxy
Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents for potential acquisitions may occur or be in progress. These transactions may involve FLAG acquiring such financial institutions in exchange for cash or capital stock and, depending upon the terms of these transactions, may have a dilutive effect upon the FLAG Common Stock to be issued to holders of Heart Common Stock in the Merger.

        Additional information with respect to FLAG and its subsidiaries is included in this Proxy Statement/Prospectus and in documents incorporated by reference in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF FLAG." Meeting Of Heart Shareholders; Record Date; Vote Required

         This Proxy Statement/Prospectus is being furnished to the holders of Heart Common Stock in connection with the solicitation by the Heart Board of Directors of proxies for use at the Special Meeting at which Heart shareholders will be asked to vote upon a proposal to approve the Merger Agreement and the transactions contemplated therein. The Special Meeting will be held at the main office of Mount Vernon Bank, located at 101 Railroad Avenue, Mount Vernon, Georgia, on ____________, October __, 1998, at ______, local time. See "MEETING OF HEART SHAREHOLDERS--Date, Place, Time, and Purpose."

         Heart's Board of Directors has fixed the close of business on September __, 1998, as the record date (the "Heart Record Date") for determination of the shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of Heart Common Stock on the Heart Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of Heart Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to their being voted at the Special Meeting. On the Heart Record Date, there were 220,000 shares of Heart Common Stock issued and outstanding and entitled to vote at the Special Meeting, which shares were held by 14 holders of record.

         Approval of the Merger Agreement and the transactions contemplated therein requires the affirmative vote by holders of a majority of the shares of Heart Common Stock entitled to vote at the Special Meeting. As of the Heart Record Date, all directors and executive officers of Heart as a group (three persons) were entitled to vote approximately 154,164 shares of Heart Common Stock, constituting approximately 70.1% of the total number of shares of Heart Common Stock outstanding at that date, and have committed to vote their shares of Heart Common Stock in favor of the Merger. In light of the shares beneficially owned by Heart's directors and executive officers, Heart anticipates that the Merger Agreement will be approved by its shareholders. As of the Heart Record Date, FLAG and its affiliates held no shares of Heart Common Stock. See "MEETING OF SHAREHOLDERS--Record Date, Voting Rights, Required Vote, and Revocability of Proxies" and "BUSINESS OF HEART--Management."

         HEART'S SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM APPROVAL OF THE MERGER AGREEMENT AND OBTAIN PAYMENT FOR THE FAIR VALUE OF THEIR SHARES OF HEART COMMON STOCK BY FOLLOWING THE PROCEDURES DESCRIBED IN TITLE 14, CHAPTER 2,
ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE ("GBCC"). SEE "DESCRIPTION OF MERGER--DISSENTERS' RIGHTS" AND APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS.

The Merger

         General. The Merger Agreement provides for the acquisition of Heart by FLAG pursuant to the Merger of Heart with and into FLAG. A copy of the Merger Agreement is set forth at Appendix A to this Proxy Statement/Prospectus, and the Merger Agreement is incorporated herein by reference.

         Consideration and Exchange Ratio. At the Effective Time, each share of Heart Common Stock then issued and outstanding (excluding shares held by Heart, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by Heart shareholders who perfect their statutory dissenters' rights) will be converted into and exchanged for the right to receive 2.025 shares of FLAG Common Stock.

         No fractional shares of FLAG Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Heart shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the last sale price of FLAG Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No Heart shareholder who would have been entitled to receive fractional shares of FLAG Common Stock will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares. See "DESCRIPTION OF MERGER--General."

         As of the Heart Record Date, there were 220,000 shares of Heart Common Stock issued and outstanding. Based on the number of shares of Heart Common Stock outstanding on the Heart Record Date and the Exchange Ratio of 2.025, it is anticipated that upon consummation of the Merger, FLAG would issue approximately 445,500 shares of FLAG Common Stock to holders of Heart Common Stock. Accordingly, FLAG would then have issued and outstanding approximately 6,744,432 shares of FLAG Common Stock, based on the number of shares of FLAG Common Stock issued and outstanding on June 30, 1998 and assuming the completion of FLAG's acquisition of Empire Bank Corp. See "-- Recent Developments."
Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Heart will beneficially own approximately 6.61% of the FLAG Common Stock that will then be outstanding.

         Reasons for the Merger, Recommendation of the Board of Directors of Heart. The Heart Board of Directors believes that the Merger is in the best interests of Heart and its shareholders, has unanimously approved the Merger Agreement, and unanimously recommends that the shareholders vote "FOR" approval of the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, the Heart Board of Directors considered a number of factors, including, among other matters, the diversification of lending risks, increased stock liquidity, the market characteristics of the markets in which FLAG currently operates, and a shared vision for future expansion.

         The FLAG Board of Directors believes that the Merger is in the best interests of FLAG and its shareholders and has unanimously approved the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, including the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement, the FLAG Board of Directors considered a number of factors, including the financial condition of Heart, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay, the financial and nonfinancial terms of the Merger, and the compatibility of the community bank orientation of the operations of FLAG and Heart.

         The Boards of Directors of Heart and FLAG believe that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Heart and FLAG will provide an enhanced ability to compete in the changing and competitive financial services industry. See "DESCRIPTION OF MERGER--Background of and Reasons for the Merger."

         Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the certificate of merger, which is to be executed by FLAG and filed with the Secretary of State of the State of Georgia relating to the Merger (the "Certificate of Merger"), becomes effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon by Heart and FLAG, and subject to the terms and conditions contained in the Merger Agreement, the parties will use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent required by the Merger Agreement of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Heart have approved the Merger Agreement. See "DESCRIPTION OF MERGER--Effective Time of the Merger," "--Conditions to Consummation of the Merger," and "--Waiver, Amendment, and Termination."

         No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that the other conditions precedent to the Merger can or will be satisfied. Heart and FLAG anticipate that all conditions to the consummation of the Merger will be satisfied so that the Merger can be consummated during the fourth quarter of 1998.
However, delays in the consummation of the Merger could occur.

         Exchange of Stock Certificates. Promptly after the Effective Time, FLAG will cause its transfer agent, acting in its capacity as exchange agent for FLAG (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Heart Certificates") which, immediately prior to the Effective Time, represented outstanding shares of Heart Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Heart Certificates in exchange for certificates representing shares of FLAG Common Stock ("FLAG Certificates"). Cash will be paid to the holders of Heart Common Stock in lieu of the issuance of any fractional shares of FLAG Common Stock.

         Holders  of  Heart   common  stock  should  not  send  in  their  Heart
Certificates until they receive the appropriate transmittal materials and instructions.

         In no event will the holder of any surrendered Heart Certificate be entitled to receive interest on any cash to be issued to such holder, and in no event will FLAG or the Exchange Agent be liable to any holder of Heart Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         Regulatory Approvals and Other Conditions. The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Georgia Department of Banking and Finance (the "GDBF"). Applications have been filed with the Federal Reserve and GDBF for the requisite approvals. There can be no assurance that such regulatory approvals will be obtained or as to the timing of any such approvals. There also can be no assurance that any such approvals will not impose conditions or restrictions that are deemed by FLAG or Heart to materially adversely affect the economic or business benefits of the transactions contemplated by the Merger Agreement.

         Consummation of the Merger is subject to various other conditions, including receipt of the required approval of the Merger Agreement by Heart shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from the independent accountants of FLAG that the Merger will qualify for pooling-of-interests accounting treatment, and certain other conditions. See "DESCRIPTION OF MERGER--Conditions to Consummation of the Merger."

         Conduct of Business Pending the Merger. Each party has agreed in the Merger Agreement to: (i) operate its business only in the usual, regular and ordinary course; (ii) preserve intact its business organization and assets and maintain its rights and franchises; and (iii) take no action that would (a) materially adversely affect the ability of any party to the Merger Agreement to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of certain materially adverse conditions or restrictions as contemplated by the Merger Agreement, or (b) materially adversely affect the ability of any party to the Merger Agreement to perform its covenants and agreements under the Merger Agreement. In addition, each party to the Merger Agreement has agreed not to take certain actions relating to the operation of their respective businesses pending consummation of the Merger without the prior written consent of the other party, except as otherwise permitted by the Merger Agreement. See "DESCRIPTION OF MERGER--Conduct of Business Pending the Merger."

         Waiver, Amendment, and Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of Heart and FLAG, or by either Heart or FLAG under certain circumstances, including if the Merger is not consummated by December 31, 1998, unless the failure to consummate by such time is due to a breach of the Merger Agreement by the party seeking to so terminate. Pursuant to the Merger Agreement, in certain instances, including a breach of a representation, warranty, covenant or agreement or failure of the Heart shareholders to approve the Merger Agreement, either FLAG or Heart, as the case may be, will be required to pay the non-breaching party the lesser of $100,000 or actual costs of the non-breaching party incurred in connection with the Merger. If for any reason the Merger is not consummated, FLAG will continue to operate as a bank holding company under its present management and Heart will continue to operate as a bank holding company under its present management. See "DESCRIPTION OF MERGER--Waiver, Amendment, and Termination," and "? Expenses and Fees."

         Dissenters' Rights. Each holder of Heart Common Stock who perfects his rights is entitled to the rights and remedies of a dissenting shareholder under Title 14, Chapter 2, Article 13 of the GBCC, subject to compliance with the procedures set forth therein. Among other things, a dissenting shareholder who has perfected his dissenter's rights is entitled to receive an amount in cash equal to the "fair value" of such holder's shares. A copy of Title 14, Chapter 2, Article 13 of the GBCC is set forth in Appendix B of this Proxy Statement/Prospectus and a summary thereof is included under "DESCRIPTION OF MERGER--Dissenters' Rights." To perfect dissenters' rights, a shareholder must comply with Title 14, Chapter 2, Article 13 of the GBCC which requires, among other things, that the shareholder must deliver to Heart, prior to the vote of the shareholders of Heart at the Special Meeting, written notice of such holder's intention to demand payment for his shares if the Merger is effectuated and that such shareholder not vote such holder's shares in favor of the Merger Agreement. Any Heart shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such holder's shares are to be voted or to revoke such proxy will be deemed to have voted in favor of the Merger Agreement and thus will not be entitled to assert dissenters' rights.

         Interests of Certain Persons in the Merger. Certain members of Heart's management and Board of Directors have interests in the Merger in addition to their interests as shareholders of Heart generally. Promptly after the Effective Time, Donald M. Thigpen and Robert E. Thigpen, Jr., both directors of Heart, will become members of FLAG's Board of Directors. Donald Thigpen will continue to serve as President of Mount Vernon and will receive a signing bonus, which will be paid over four years beginning upon consummation of the Merger. In addition, Donald Thigpen and FLAG will execute a Separation Agreement that provides that Mr. Thigpen will receive severance payments upon the occurrence of certain events and that Mr. Thigpen will not compete with FLAG during the term of the Separation Agreement and for a 12-month period following the termination of the Separation Agreement. The Merger Agreement contains provisions relating to the indemnification of Heart directors and officers by FLAG, and provisions relating to the eligibility of the officers and employees of Heart for certain FLAG employee benefits. As of the Heart Record Date, none of the directors and officers of Heart beneficially owned any shares of FLAG Common Stock. See "DESCRIPTION OF MERGER--Management and Operations After the Merger; Interests of Certain Persons in the Merger."

         Certain Federal Income Tax Consequences of the Merger. Consummation of the Merger is conditioned on the receipt by Heart and FLAG of an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, to the effect that, among other things, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the exchange in the Merger of Heart Common Stock for shares of FLAG Common Stock will not result in gain or loss to the shareholders of Heart, except that gain or loss will be recognized to the extent of any cash received by such Heart shareholders in the Merger, and (iii) Heart shareholders who perfect their dissenters' rights and receive solely cash in redemption of their Heart Common Stock will be subject to federal income tax on any income or gain recognized. For a further discussion of the federal income tax consequences of the Merger, see "DESCRIPTION OF MERGER--Certain Federal Income Tax Consequences."

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER CIRCUMSTANCES, EACH HOLDER OF HEART COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

     Accounting Treatment. It is intended that the Merger will be accounted for as a pooling-of-interests for accounting and financial reporting purposes. See "DESCRIPTION OF MERGER--Accounting Treatment."

         Certain Differences in Shareholders' Rights. At the Effective Time, Heart shareholders, whose rights are governed by Heart's Articles of Incorporation and Bylaws and by the GBCC, will automatically become FLAG shareholders, and their rights as FLAG shareholders will be determined by FLAG's Articles of Incorporation and Bylaws and by the GBCC. The rights of FLAG shareholders differ from the rights of Heart shareholders in certain important respects, some of which constitute additional anti-takeover provisions provided for in FLAG's governing documents. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

         Comparative Market Prices of Common Stock; Dividends. FLAG Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "FLAG." Heart Common Stock is not traded in any established market. On May 27, 1998, the last day prior to public announcement of the proposed merger between FLAG and Heart, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $15.167, as adjusted for the 3-for-2 stock split effective June 3, 1998, and the resulting equivalent pro forma price per share of Heart Common Stock (based on the 2.025 Exchange Ratio) was $30.71. On September __, 1998, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $______, and the resulting equivalent pro forma price per share of Heart Common Stock was $______. The equivalent per share price of a share of Heart Common Stock at each specified date represents the closing sale price of a share of FLAG Common Stock on such date multiplied by the Exchange Ratio of 2.025. To the knowledge of Heart, the most recent trade of Heart Common Stock prior to May 27, 1998, the last day prior to public announcement that FLAG and Heart had executed the Merger Agreement, was in December 1995 at $12.00 per share. To the knowledge of Heart, there have been no trades since the announcement of the Merger. There can be no assurance as to what the market price of the FLAG Common Stock will be if and when the Merger is consummated. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

Risk Factors

         In considering whether to approve the Merger Agreement and the transactions contemplated thereby, the shareholders of Heart should consider the various risks associated with an investment in FLAG Common Stock. For a discussion of the risks associated with the Merger and the securities associated therewith, see "RISK FACTORS."

Comparative Per Share Data

         The following table sets forth certain unaudited comparative per share data relating to income, cash dividends, and book value on (i) an historical basis for FLAG and Heart; (ii) a pro forma combined basis per share of FLAG Common Stock, giving effect to the Merger; and (iii) an equivalent pro forma basis per share of Heart Common Stock, giving effect to the Merger. The Heart and FLAG pro forma combined information and the Heart pro forma equivalent information give effect to the Merger on a pooling-of-interests accounting basis and reflects the Exchange Ratio of 2.025 shares of FLAG Common Stock for each share of Heart Common Stock. See "DESCRIPTION OF MERGER - Accounting Treatment." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position. Heart was formed in June 1995 and became the bank holding company for Mount Vernon Bank in October 1995. Mount Vernon Bank was formed in 1901. The financial information for Heart in the following sections includes information from the date Heart was formed.

                           Comparative Per Share Data

                                                               As of and for the
                                                  Six Months Ended
                                                       June 30,           Year Ended December 31,
                                                  1998       1997        1997      1996      1995
                                                  ----       ----         ----      ----      ----
Income Per Common Share
    FLAG Historical                             $   .41   $   .38      $   .73   $   .25   $   .68
    Heart historical                                .76       .56         1.24      1.38       .14
    FLAG and Heart pro forma combined (1)           .41       .37          .72       .29       .63
    Heart pro forma equivalent (2)                  .83       .75         1.46       .59      1.28

Dividends Declared Per Common Share
    FLAG historical                             $   .11   $   .08      $   .15   $   .14   $   .13
    Heart historical                                  -         -            -         -         -
    FLAG and Heart pro forma combined (1) (4)       .11       .08          .15       .14       .13
    Heart pro forma equivalent (3)                  .22       .16          .30       .28       .26

Book Value Per Common Share (period end)
    FLAG historical                              $ 7.52    $ 6.77       $ 7.11    $ 6.47    $ 6.48
    Heart historical                              14.53     12.73        13.63     11.97     10.82
    FLAG and Heart pro forma combined (1)          7.43      6.73         7.08      6.43      6.39
    Heart pro forma equivalent (2)                15.05     13.63        14.34     13.02     12.94


(1) Represents the pro forma combined information of FLAG and Heart as if the Merger were consummated at the beginning of the period, and were accounted for as a pooling-of-interests.
(2) Represents the pro forma combined per common share amounts multiplied by the Exchange Ratio of 2.025 shares of FLAG Common Stock for each share of Heart Common Stock.
(3) Represents historical dividends declared per share by FLAG multiplied by the Exchange Ratio of 2.025 shares of FLAG Common Stock for each share of Heart Common Stock.
(4) Represents historical dividends paid by FLAG, as it is assumed that FLAG will not change its dividend policy as a result of the Merger.

Selected Financial Data

         The following tables present certain selected historical financial information for FLAG and Heart and are derived from the respective consolidated financial statements of FLAG and Heart, including the respective notes thereto, contained or incorporated by reference herein. The data should be read in conjunction with the historical financial statements, including the respective notes thereto, and other financial information concerning FLAG and Heart contained or incorporated by reference herein. Interim unaudited data for the six month periods ended June 30, 1998 and 1997 of FLAG and Heart reflect, in the opinion of the respective managements of FLAG and Heart, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six month periods ended June 30, 1998 and 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "HEART FINANCIAL DATA."

                   Summary Consolidated Financial Information
                (Dollars in thousands, except per share amounts)

                                                  Six Months
                                                 Ended June 30,             As of and For the Year Ended December 31,
                                                 --------------             -----------------------------------------
                                             1998      1997          1997       1996        1995       1994       1993
                                             ----      ----          ----       ----        ----       ----       ----
FLAG
Balance Sheet Data
    Total assets                           $442,879  $370,141    $ 411,285   $ 350,519   $ 337,857  $ 326,229 $ 293,935
    Loans, net                              306,527   254,849      279,286     239,652     216,204    207,715   191,029
    Deposits                                339,245   312,461      324,852     294,420     270,853    251,828   242,062
    Shareholders' equity                     38,889    34,936       36,771      33,415      32,254     28,741    28,785

Statement of Earnings Data
    Net interest income                    $  8,996  $  7,684    $  15,997    $ 14,757    $ 13,933   $ 11,824  $ 10,253
    Provision for loan losses                   444       407          765       3,744         775        490       955
    Noninterest income                        3,718     2,562        5,332       4,637       3,706      2,915     2,938
    Noninterest expense                       9,226     6,941       15,020      14,018      11,687      9,578     8,400
    Net earnings                              2,115     1,948        3,749       1,286       3,472      3,117     3,175

Per Share Data
    Book value (period end)                $   7.52  $   6.77    $    7.11   $    6.47   $    6.48  $    5.61 $    5.60
    Net earnings                                .41       .38          .73         .25         .68        .61       .62
    Dividends                                   .11       .08          .15         .14         .13        .13       .11
    Total shares outstanding                  5,175     5,162        5,172       5,164       4,979      5,120     5,143
    Weighted average shares outstanding       5,172     5,164        5,167       5,121       5,088      5,110     5,143

Ratios
    Return on average assets                    .99%     1.08%        1.01%        .39%       1.05%      1.00%     1.12%
    Return on average shareholders' equity    11.23     11.40        10.68        3.97       11.07      10.76     11.42
    Average equity to average assets           8.82      9.48         9.49        9.72        9.53       9.28       9.7
    Average loans to average deposits         88.21     81.48        83.81       81.92       82.62      83.47     85.00


                   Summary Consolidated Financial Information
                (Dollars in thousands, except per share amounts)

                                                    Six Months              As of and For the
                                                  Ended June 30,         Year Ended December 31,
                                                  --------------         -----------------------
                                                 1998        1997       1997       1996       1995
                                                 ----        ----       ----       ----       ----
  Heart
  Balance Sheet Data
       Total assets                           $ 33,497   $  30,942    $ 32,647   $ 29,822  $ 24,931
       Loans, net                               21,209      16,878      19,710     16,490    12,126
       Deposits                                 29,274      27,239      28,644     26,080    21,463
       Shareholders' equity                      3,197       2,801       2,999      2,634     2,379

  Statement of Earnings Data
       Net interest income                    $    624   $     521    $  1,107   $    992    $  162
       Provision for loan losses                    12          12          24         25       -
       Noninterest income                          149         149         312        375        33
       Noninterest expense                         525         481       1,000        929       150
       Net earnings                                167         124         273        303        31

  Per Share Data
       Book value (period end)                $  14.53    $  12.73     $ 13.63    $ 11.97   $   10.82
       Net earnings                                .76         .56        1.24       1.38       .14
       Dividends                                     -           -           -          -         -
       Total shares outstanding                    220         220         220        220       220
       Weighted average shares outstanding         220         220         220        220       220

  Ratios
       Return on average assets                   1.01%        .83%        .89%      1.07%      .24%
       Return on average shareholders' equity    10.79        9.13        9.70      12.09      2.45
       Average equity to average assets           9.36        9.10        9.17       8.86      9.64
       Average loans to average deposits         71.44       64.04       65.33      60.86     50.72


Selected Condensed Consolidated Pro Forma Financial Data

The following selected unaudited pro forma financial data give effect to the Merger as of the dates and for the periods indicated, assuming the Merger is accounted for as a pooling of interests. The selected unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the transactions had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus. See "COMPARATIVE PER SHARE DATA" and "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."

                        Selected Pro Forma Financial Data
                (Dollars in thousands, except per share amounts)


                                    For the
                                Six Months Ended       For the Year Ended
                                    June 30,               December 31,
                                    --------               ------------
                                 1998      1997      1997      1996      1995
                                 ----      ----      ----      ----      ----
Earnings Data
    Interest income           $ 18,998  $ 15,621  $ 33,098  $ 30,198  $ 27,651
    Interest expense             9,378     7,415    15,994    14,450    13,557
    Net interest income          9,620     8,205    17,104    15,749    14,094
    Provision for loan losses      456       419       789     3,769       775
    Noninterest income           3,866     2,710     5,644     5,012     3,739
    Noninterest expense          9,750     7,423    16,020    14,947    11,837
    Income taxes                   998     1,003     1,917       456     1,720
    Net earnings                 2,282     2,071     4,022     1,589     3,502
    Earnings per common share      .41       .37       .72       .29       .63


                               As of
                           June 30, 1998
                           -------------
Balance Sheet Data
    Total assets             $476,376
    Federal funds sold         10,950
    Investment securities      83,434
    Loans, net                327,736
    Deposits                  368,518
    Other borrowings           56,350
    Shareholders' equity       41,779

Recent Developments

         FLAG's Pending Acquisitions. Effective July 24, 1998, FLAG and The Brown Bank ("Brown") entered into an Agreement and Plan of Merger (the "Brown Agreement") pursuant to which Brown will merge with and into FLAG's wholly-owned bank subsidiary, Citizens. The Brown Agreement provides that FLAG will exchange
1.5 shares of FLAG Common Stock for each share of Brown Common Stock outstanding, with approximately 262,500 shares of FLAG Common Stock expected to be issued to Brown shareholders. The parties expect the merger to be accounted for as a pooling-of-interests and expect to consummate the transaction during the fourth quarter of 1998, subject to approval of Brown shareholders in accordance with applicable law, approval of various regulatory authorities, and other customary conditions of closing.

         Brown is a privately-held federally-chartered savings bank located in Cobbtown, Georgia. Brown has three offices located in Cobbtown, Reidsville and Metter, Georgia.

         Effective July 30, 1998, FLAG and Empire Bank Corp. ("Empire") entered into an Agreement and Plan of Merger (the "Empire Agreement") pursuant to which Empire will merge with and into FLAG. The Empire Agreement provides that FLAG will exchange 42.5 shares of FLAG Common Stock for each share of Empire Common Stock outstanding, with approximately 1,124,125 shares of FLAG Common Stock expected to be issued to Empire shareholders. The parties expect the merger to be accounted for as a pooling-of-interests and expect to consummate the transaction during the third quarter of 1998, subject to approval of Empire shareholders in accordance with applicable law, approval of various regulatory authorities, and other customary conditions of closing.

         Empire is a privately-held bank holding company located in Homerville, Georgia and is the sole shareholder of Empire Banking Company, a state chartered bank. Empire Banking Company has two offices located in Homerville and Waycross, Georgia.

         Additional information with respect to the Brown and Empire transactions is set forth in FLAG's Current Reports on Form 8-K dated May 14, 1998, June 4, 1998, August 10, 1998 and August 11, 1998 (the "FLAG 8-Ks"). The
FLAG  8-Ks  include  or  incorporate  by  reference   certain   forward  looking
statements, estimates, and projections concerning the transactions with Brown and Empire which are subject to various uncertainties and risks. Estimates and projections concerning the future financial performance of FLAG following the transactions with Brown and Empire are predicated on certain assumptions and depend upon future events, the course of which cannot be ascertained with certainty, and therefore such estimates and projections should be considered only as estimates and understood to be uncertain and subject to risks of inaccuracy. Future events may cause FLAG's actual experience to differ materially from such estimates and projections.

                                  RISK FACTORS

         IN CONSIDERING WHETHER TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE SHAREHOLDERS OF HEART SHOULD CONSIDER THE VARIOUS RISKS ASSOCIATED WITH AN INVESTMENT IN FLAG COMMON STOCK, INCLUDING BUT NOT LIMITED TO THE FOLLOWING:

Limited Market For Shares Of FLAG Common Stock

         While FLAG Common Stock is listed and traded on the Nasdaq National Market, there has only been limited trading activity of FLAG Common Stock. The average daily trading volume of FLAG Common Stock over the six-month period ending June 30, 1998 was approximately 5,720 shares, and on some days the trading volume for shares of FLAG Common Stock was zero. FLAG does not anticipate that the merger of Heart with and into FLAG will cause any significant change in the average daily trading volumes for FLAG Common Stock.

Restrictions On Dividends

         Although FLAG has regularly paid cash dividends in the past, dividends will be payable on FLAG Common Stock only when, as, and if declared by the Board of Directors of FLAG out of funds available therefor. Any dividends to be declared by the FLAG Board of Directors must comply with the GBCC and the applicable rules and regulations of the appropriate regulatory authorities. In addition, FLAG's only source of income will be dividends and other payments made to FLAG by First Federal, Citizens Bank, Bank of Milan, Mount Vernon and the other subsidiaries of FLAG and Heart, and certain statutory and regulatory restrictions exist on the payment of dividends by those subsidiaries.

Possible Costs Associated With The Integration Of FLAG's Pending Acquisitions

         The ability of FLAG, as the surviving corporation, to perform with financial success is dependent upon the integration of Heart, Empire, and Brown and their subsidiaries into FLAG, as the surviving corporation. There may be significant, unanticipated costs associated with the integration of these companies with and into FLAG. See "SUMMARY -- Recent Developments."

Governmental Regulation

         FLAG, Heart, and their respective subsidiaries are currently subject to extensive governmental regulation. FLAG and Heart, as bank holding companies, are primarily regulated by the Federal Reserve. Citizens Bank and Bank of Milan are primarily regulated by the Federal Deposit Insurance Corporation (the "FDIC") and the GDBF. First Federal, as a savings bank, is primarily regulated by the Office of Thrift Supervision (the "OTS"). The Federal and State regulators of these entities have the ability, should the situation so require, to place significant regulatory and operational burdens upon FLAG and its subsidiaries, which could affect the profitability of those entities.

Competition

         FLAG and its subsidiaries compete directly with financial institutions which are well established, many of which have significantly greater resources and lending limits than FLAG and its subsidiaries. As a result of those greater resources, the large financial institutions with which FLAG competes may be able to provide a broader range of services to their customers than FLAG, may be able to afford newer and more sophisticated technology than FLAG, and may be able to provide more funds to borrowers than FLAG. The long-term success of FLAG is dependent on the ability of its subsidiaries to compete successfully with other financial institutions in their service areas.

Control By Management

         The directors and executive officers of FLAG beneficially own approximately 1,336,463 shares of FLAG Common Stock, or approximately 24.6% of the total outstanding shares and, as a result, FLAG's management has significant control of FLAG.

Anti-Takeover Effects Of Certain Provisions Of FLAG's Articles Of Incorporation,
     Bylaws, And The GBCC

         The Board of Directors of FLAG is empowered to issue preferred stock without shareholder action. The existence of this ability could render more difficult or discourage an attempt to obtain control of FLAG by means of a tender offer, merger, proxy contest or otherwise. See "DESCRIPTION OF FLAG COMMON STOCK" and "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Authorized Capital Stock." FLAG's Articles of Incorporation and Bylaws divide the Board of Directors of FLAG into three classes, as nearly equal in size as possible, with staggered three-year terms. One class is elected each year. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire control of FLAG. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Classified Board of Directors and Absence of Cumulative Voting." FLAG is also subject to certain provisions of the GBCC and the FLAG Articles of Incorporation which relate to business combinations with interested shareholders. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Mergers, Consolidations, and Sales of Assets."

Year 2000 Issues

         It is possible that FLAG's and Heart's currently installed computer systems, software products, or other business systems, or those of FLAG's or Heart's suppliers or customers, will not always accept input of, store, manipulate, and output dates in the years 1999, 2000, or thereafter without error or interruption. FLAG and Heart have conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which their systems could be affected by problems in correctly processing date information. In addition, FLAG and Heart are requesting assurances from all software vendors from which they have purchased or from which they may purchase software that the software sold to FLAG and Heart will correctly process all date information at all times, and FLAG and Heart are querying their customers and suppliers about their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches and is reached. However, there can be no assurance that FLAG and Heart will identify all date-handling problems in their business systems in advance of their occurrence, or that FLAG and Heart will be able to successfully remedy problems that are discovered. The expenses of FLAG's and Heart's efforts to identify and address such problems, or the expenses or liabilities to which FLAG and Heart may become subject as a result of such problems, could have a material adverse effect on FLAG's results of operations and financial condition.


                          MEETING OF HEART SHAREHOLDERS

Date, Place, Time, And Purpose

         This Proxy Statement/Prospectus is being furnished to the holders of Heart Common Stock in connection with the solicitation by the Heart Board of Directors of proxies for use at the Special Meeting at which Heart shareholders will be asked to vote upon a proposal to approve the Merger Agreement. The costs associated with the solicitation of proxies for the Special Meeting will be borne by Heart. The Special Meeting will be held at the main office of Mount Vernon Bank, located at 101 Railroad Avenue, Mount Vernon, Georgia, on ____________, October __, 1998, at _________, local time.

Record Date, Voting Rights, Required Vote, And Revocability Of Proxies

         The close of business on September ___, 1998 has been fixed as the Heart Record Date for determining holders of outstanding shares of Heart Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of Heart Common Stock of record on the books of Heart at the close of business on the Heart Record Date are entitled to notice of and to vote at the Special Meeting. As of the Heart Record Date, there were 220,000 shares of Heart Common Stock issued and outstanding and entitled to vote at the Special Meeting, which shares were held by 14 holders of record.

         Holders of Heart Common Stock are entitled to one vote on each matter considered and voted upon at the Special Meeting for each share of Heart Common Stock held of record as of the Heart Record Date. The vote required for the approval of the Merger Agreement is a majority of the issued and outstanding shares of Heart Common Stock entitled to vote at the Special Meeting. Consequently, with respect to the proposal to approve the Merger Agreement, abstentions and broker non-votes will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, an abstention or a broker non-vote will have the same effect as a vote against such proposal.

         Shares of Heart Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING, AND THE HOLDERS WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. SEE "DESCRIPTION OF MERGER -- DISSENTERS' RIGHTS." If necessary, the proxy holder may vote in favor of a proposal to adjourn the Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting. No proxy that is voted against the approval of the Merger Agreement will be voted in favor of an adjournment of the Special Meeting in order to permit further solicitation of proxies.

         FAILURE EITHER TO VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING WILL HAVE THE EFFECT OF A VOTE CAST AGAINST APPROVAL OF THE MERGER AGREEMENT.

         A Heart shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of Heart, (ii) properly submitting to Heart a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Heart of Georgia Bancshares, Inc., 101 Railroad Avenue, Mount Vernon, Georgia 30445;
Attention: Donald M. Thigpen.

         As of the Heart Record Date, all directors and executive officers of Heart as a group (three persons) were entitled to vote approximately 154,164 shares of Heart Common Stock, constituting approximately 70.1% of the total number of shares of Heart Common Stock outstanding at that date, and have committed to vote their shares of Heart Common Stock in favor of the Merger Agreement. In light of the shares beneficially owned by Heart's directors and executive officers, Heart anticipates that the Merger Agreement will be approved by its shareholders. None of FLAG or any of its directors and executive officers beneficially owned, as of the Heart Record Date, any shares of Heart Common Stock. See "BUSINESS OF HEART -- Management."


                              DESCRIPTION OF MERGER

         The following information describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

General

         Upon consummation of the Merger, Heart will merge with and into FLAG. FLAG will survive the Merger and the separate existence of Heart will cease. Mount Vernon Bank will become a wholly-owned subsidiary of FLAG following the consummation of the Merger. At the Effective Time, each share of Heart Common Stock then issued and outstanding (excluding shares held by Heart, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Heart shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 2.025 shares of FLAG Common Stock.

         No fractional shares of FLAG Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Heart shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the last sale price of FLAG Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time.

         As of the Heart Record Date, Heart had 220,000 shares of Heart Common Stock issued and outstanding. Based on the number of shares of Heart Common Stock outstanding on the Heart Record Date and the Exchange Ratio of 2.025, it is anticipated that upon consummation of the Merger, FLAG would issue approximately 445,500 shares of FLAG Common Stock to holders of Heart Common Stock. Accordingly, FLAG would then have issued and outstanding approximately 6,744,432 shares of FLAG Common Stock based on the number of shares of FLAG Common Stock issued and outstanding on June 30, 1998 and assuming the completion of FLAG's Acquisition of Empire Bank Corp. See "SUMMARY -- Recent Developments." Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Heart will beneficially own approximately 6.61% of the FLAG Common Stock that will then be outstanding.

Background Of And Reasons For The Merger

         Background of the Merger.

         Executive officers of FLAG and Heart began exploring the possibility of a combination in early May 1998. Representatives from FLAG met with the Board of Directors of Heart on May 19, 1998 to discuss the merger.

         In negotiating the final Exchange Ratio, the parties considered the relative book value and earnings of each entity, as well as certain special factors relating to historical performance, market growth potential, ancillary businesses and future growth plans. The parties did not follow a precise formula in the negotiation of the final Exchange Ratio, which was based on mutual determination by management of each institution that the Exchange Ratio fairly represented equivalent value for the shareholders of each institution.

         The Board of Directors of FLAG met on July 20, 1998 to discuss the Merger Agreement and related agreements. After review of the matters considered by the Board of Directors and Executive Committee of FLAG, the Board of Directors of FLAG unanimously approved the Merger Agreement and authorized the President and Chief Executive Officer of FLAG to take the appropriate actions necessary to execute the Merger Agreement in substantially the form approved by the Board.

         The Board of Directors of Heart met on May 27, 1998 to discuss the Merger Agreement and related agreements that were finalized on that date. After review of the matters considered by the Board of Directors and Executive
Committee of Heart, the Board of Directors of Heart unanimously approved the Merger Agreement and authorized the Chief Executive Officer of Heart to take the appropriate actions necessary to execute the Merger Agreement.

         The Merger Agreement was executed as of August 19, 1998. FLAG and Heart each conducted a due diligence review of the material financial, operating and legal information relating to the other party.

         Heart's Reasons for the Merger and Recommendation of Directors. The Heart Board of Directors evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger to the shareholders of Heart. In reaching its conclusion that the Merger Agreement is in the best interests of Heart and its shareholders, the Heart Board of Directors carefully considered the following material factors:

                  (a) the business, operations, earnings and financial condition, including the capital levels and asset quality, of FLAG on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area;

                  (b) the demographic, economic and financial characteristics of the markets in which FLAG operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective basis;

                  (c) the results of Heart's due diligence review of FLAG and a variety of factors affecting and relating to the overall strategic focus of Heart, including Heart's desire to expand into markets outside the general vicinity of its core markets;

                  (d) the potential increases in access to the public capital markets and stock liquidity;

                  (e) the vision shared by Heart and FLAG relating to future expansion;

                  (f) the similar community banking cultures and business philosophies of FLAG and Heart, particularly with respect to community lending philosophy, customer satisfaction, and efficiency and credit quality; and

                  (g) the lack of any impact of the proposed Merger on the employees and customers of Heart and its subsidiary, on the communities in which Heart presently conducts its business, and on Heart's other constituencies in view of FLAG's commitment to community banking.

         While each member of the Heart Board of Directors individually considered the foregoing and other factors, the Heart Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Heart Board of Directors collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the Heart shareholders.

         The terms of the Merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of Heart and representatives of FLAG. Based upon its consideration of the foregoing factors, the Board of Directors of Heart approved the Merger Agreement and the Merger as being in the best interests of Heart and its shareholders.

         THE  HEART  BOARD  OF  DIRECTORS  UNANIMOUSLY   RECOMMENDS  THAT  HEART
SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         FLAG's Reasons for the Merger. Since the completion of the merger of Middle Georgia with FLAG in March 1998, FLAG has explored opportunities that would further FLAG's goal of building a strong presence in Georgia through a partnership of community banks. The FLAG Board of Directors evaluated the financial, legal, and market considerations relating to the Merger. In reaching its conclusion that the Merger Agreement is in the best interests of FLAG and its shareholders, the FLAG Board of Directors carefully considered the following material factors:

                  (a) the information presented to the directors by the management of FLAG concerning the business, operations, earnings, asset quality, and financial condition of Heart, including the composition of the earning assets portfolio of Heart;

                  (b) the financial terms of the Merger, including the relationship of the value of the consideration issuable in the Merger to the market value, tangible book value, and earnings per share of Heart Common Stock;

                  (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of Heart Common Stock for FLAG Common Stock for federal income tax purposes;

                  (d) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay;

                  (e) the opportunity for reducing the noninterest expense of the operations of Heart and the ability of the operations of Heart after the Effective Time to contribute to the earnings of FLAG;

                  (f) the attractiveness of the Heart franchise, the market position of Heart in Mount Vernon, the compatibility of the franchise of Heart with the operations of FLAG, and the ability of Heart to contribute to the business strategy of FLAG;

                  (g) the compatibility of the community bank orientation of the operations of Heart to that of FLAG; and

                  (h) the opportunity to leverage the infrastructure of FLAG.

         While each member of the FLAG Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The FLAG Board of Directors collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the FLAG shareholders.

         The terms of the Merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of FLAG and representatives of Heart. Based upon its consideration of the foregoing factors, the Board of Directors of FLAG approved the Merger Agreement and the Merger as being in the best interests of FLAG and its shareholders.

Effective Time Of The Merger

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Certificate of Merger is declared effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon in writing by Heart and FLAG, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Heart have approved the Merger Agreement.

         No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. Heart and FLAG anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated during the fourth quarter of 1998. However, delays in the consummation of the Merger could occur.

         The Board of Directors of either Heart or FLAG generally may terminate the Merger Agreement if the Merger is not consummated by December 31, 1998, unless the failure to consummate by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

Distribution Of FLAG Certificates

         Promptly after the Effective Time, FLAG will cause its transfer agent, acting in its capacity as Exchange Agent, to mail to each former Heart shareholder appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Heart Certificates in exchange for FLAG Certificates representing shares of FLAG Common Stock.

         Holders  of  Heart   Common  Stock  should  NOT  send  in  their  Heart
Certificates until they receive the appropriate transmittal materials and instructions.

         Upon surrender to the Exchange Agent of Heart Certificates, together with the properly completed transmittal materials, there will be issued and mailed to each holder of Heart Common Stock (other than shares as to which holders have perfected dissenters' rights) surrendering such items a FLAG Certificate or Certificates representing the number of shares of FLAG Common Stock to which such holder is entitled, if any, and a check for the amount to be paid in lieu of any fractional shares (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon).

         After the Effective Time, to the extent permitted by law, holders of Heart Common Stock of record as of the Effective Time will be entitled to vote at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their shares of Heart Common Stock have been converted, regardless of whether such shareholders have surrendered their Heart Certificates. Whenever a dividend or other distribution is declared by FLAG on FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement, but no dividend or other distribution payable after the Effective Time with respect to FLAG Common Stock will be paid to the holder of any unsurrendered Heart Certificate until the holder duly surrenders such Heart Certificate. Upon surrender of such Heart Certificate, however, both the FLAG Certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such Heart Certificate. In no event will the holder of any surrendered Heart Certificate be entitled to receive interest on any cash to be issued to such holder, and in no event will FLAG or the Exchange Agent be liable to any holder of Heart Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         After the Effective Time, no transfers of shares of Heart Common Stock on Heart's stock transfer books will be recognized. If Heart Certificates are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of FLAG Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

         After the Effective Time, holders of Heart Certificates will have no rights with respect to the shares of Heart Common Stock formerly represented thereby other than the right to surrender such Heart Certificates and receive in exchange therefor the shares of FLAG Common Stock, if any, to which such holders are entitled, as described above, or the right to perfect their dissenters' rights.

         If any FLAG Certificate is to be issued in a name other than that in which the Heart Certificate surrendered for exchange is issued, the Heart Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Heart Certificates surrendered, shall provide funds for the purchase of any stock transfer tax stamps, or shall establish to the exchange agent's satisfaction that such taxes are not payable.

Conditions To Consummation Of The Merger

     Consummation of the Merger is subject to various conditions, including:

         (a) approval of the Merger Agreement by the shareholders of Heart as required by any law or by the provisions of any governing instruments of Heart;

         (b) receipt of certain regulatory approvals required for consummation of the Merger (see "-- Regulatory Approvals");

         (c) receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect;

         (d) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Merger Agreement;

         (e) the Registration Statement being declared effective and the receipt of all necessary SEC and state approvals relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger Agreement;

         (f) approval of the shares of FLAG Common Stock issuable pursuant to the Merger Agreement for listing on the Nasdaq National Market;

         (g) receipt of an opinion of Powell, Goldstein, Frazer & Murphy LLP as to the qualification of the Merger as a tax-free reorganization (see "-- Certain Federal Income Tax Consequences");

         (h) the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of the representations and warranties of Heart and FLAG as set forth in the Merger Agreement;

         (i) the performance of all agreements and the compliance with all covenants of Heart and FLAG as set forth in the Merger Agreement;

         (j)   receipt by FLAG of a letter from Porter Keadle Moore,  LLP to the
               effect  the  Merger   will   qualify   for   pooling-of-interests
               accounting treatment; and

         (k) satisfaction of certain other conditions, including the receipt of certain agreements of the affiliates of Heart, the execution of certain claims letters by the directors and officers of Heart, the receipt of certain opinion letters from counsel for FLAG and counsel for Heart, and receipt of various certificates from the officers of Heart and FLAG.

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. In the event the Merger is not effected on or before December 31, 1998, the Merger Agreement may be terminated and the Merger abandoned by either Heart or FLAG, unless the failure to consummate the Merger by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Waiver, Amendment, and Termination."

Regulatory Approvals

         The Merger may not be consummated in the absence of the receipt of the requisite regulatory approvals. There can be no assurance regarding whether or when such regulatory approvals will be obtained. There also can be no assurance that any such approvals will not impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of FLAG or Heart would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, either of FLAG or Heart would not, in its reasonable judgment, have entered into the Merger Agreement.

         Heart and FLAG are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

         The Merger will require the prior approval of the Federal Reserve, pursuant to Section 3 of the BHC Act. FLAG has filed all required applications with the Federal Reserve. In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day (which the Federal Reserve may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically orders otherwise. There can be no assurance regarding whether or when the approval of the Federal Reserve will be obtained or as to the timing or conditions of any such approval.

         The Merger will also require the prior approval of the GDBF pursuant to the Financial Institutions Code of Georgia. FLAG has filed all applications required to be filed with the GDBF in connection with the Merger. There can be no assurance that the approval of the GDBF will be obtained or as to the timing or conditions of any such approval.

Waiver, Amendment, And Termination

         To the extent permitted by applicable law, Heart and FLAG may amend the Merger Agreement by written agreement at any time before approval of the Merger Agreement by the Heart shareholders. After the Heart shareholders approve the Merger Agreement, no amendment shall be made to the Merger Agreement that, pursuant to Sections 14-2-1101 and 14-2-1103 of the GBCC, requires further approval by such shareholders, unless such approval is obtained. In addition, prior to or at the Effective Time, either Heart or FLAG, or both, acting through their respective Boards of Directors, chief executive officers, or other authorized officers may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless signed by a duly authorized officer of Heart or FLAG, as the case may be.

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of Heart and FLAG or
(ii) by Heart or FLAG (a) in the event of any material breach of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a Heart or FLAG Material Adverse Effect (as defined in the Merger Agreement), as applicable, on the breaching party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (b) in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (c) if the Merger is not consummated by December 31, 1998, provided that the failure to consummate is not due to a breach by the party electing to terminate, or (d) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if (1) any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of Heart fail to vote their approval of the matters submitted for the approval by such shareholders at the Special Meeting.

         If the Merger is terminated as described in this Section, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement, including those relating to the obligations to maintain the confidentiality of certain information obtained, will survive. In addition, termination of the Merger Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

Dissenters' Rights

         If the Merger Agreement and the transactions contemplated thereby are consummated, any shareholder of Heart who properly dissents from the Merger in connection with the Special Meeting may be entitled to receive in cash the fair value of such shareholder's shares of Heart Common Stock determined immediately prior to the Merger, excluding any appreciation or depreciation in anticipation of the Merger. FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

         Any shareholder of Heart entitled to vote on the Merger Agreement has the right to receive payment of the fair value of his or her shares of Heart Common Stock upon compliance with the applicable provisions of the GBCC. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under Section 14-2-1303 of the GBCC are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. Any Heart shareholder intending to enforce the right to dissent (i) may not vote in favor of the Merger Agreement, and (ii) must file a written notice of intent to demand payment for his or her shares (the "Objection Notice") with Heart of Georgia Bancshares, Inc., 101 Railroad Avenue, Mount Vernon, Georgia 30445 (telephone: (912) 583-2225, Attention: Donald M. Thigpen), before the vote on the proposal to approve the Merger Agreement is taken at the meeting. The Objection Notice must state that the shareholder intends to demand payment for his or her shares of Heart Common Stock if the Merger is effected. A vote against approval of the Merger Agreement, in and of itself, will not constitute an Objection Notice satisfying the requirements of the GBCC.

         If the Merger Agreement is approved by Heart's shareholders at the Special Meeting, each shareholder who has properly filed an Objection Notice and who has not voted in favor of the Merger Agreement will be notified by Heart of such approval within ten days of the Special Meeting ("Dissenters' Notice"). Such Dissenters' Notice shall contain the following information: (i) where the payment demand must be sent and where and when the Certificates representing the Heart Common Stock must be deposited; (ii) the extent to which the transfer of uncertificated shares will be restricted after the payment demand is received;
(iii) the date by which Heart must receive the payment demand (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and (iv) a copy of Title 14, Chapter 2, Article 13 of the GBCC (relating to dissenters' rights).

         Following the receipt of such Dissenters' Notice, any shareholder electing to dissent must demand payment of the fair value of such shares and deposit the Certificates representing the Heart Common Stock in accordance with the terms of, and by the date set out in, the Dissenters' Notice. Such shareholder will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Merger. A record shareholder who does not demand payment or deposit such holder's share Certificates where required, each by the date set out in the Dissenters' Notice, is not entitled to payment for such holder's shares under Title 14, Chapter 2, Article 13 of the GBCC.

         Except as described below, within ten days of the later of the Effective Time, or the date of receipt of a payment demand, Heart must, by written notice, offer to each shareholder who has properly filed a payment demand, and who has deposited his or her Heart Certificates representing the Heart Common Stock, to pay an amount Heart estimates to be a fair value for the shareholder's shares, plus accrued interest from the Effective Time. Such offer of payment must be accompanied by (i) certain of Heart's recent financial statements, (ii) a statement of Heart's estimate of the fair value of the shares involved, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under Section 14-2-1327 of the GBCC, and (v) a copy of Title 14, Chapter 2, Article 13 of the GBCC. Any shareholder who accepts such offer by written notice to Heart within 30 days of the offer, or who is deemed to have accepted such offer due to his or her failure to respond to such offer within 30 days, shall receive payment for the dissenting shareholder's shares within 60 days of such offer to pay or consummation of the Merger, whichever is later. If the Merger is not consummated within 60 days following the date set for demanding payment and depositing share Certificates, Heart must return the deposited Certificates and release the transfer restrictions imposed on uncertified shares. If Heart then consummates the Merger, it must send a new Dissenters' Notice and repeat the payment demand procedure.

         In the event that Heart fails to make any payment offer within ten days of the later of the date the proposed corporate action is taken or the date of receipt of a payment demand, Heart must provide certain information to the shareholder (the financial statements and other information required to accompany Heart's payment offer) within ten days after receipt of a written demand from such dissenting shareholder for such information. Additionally, such dissenting shareholder may, at any time within the three years following the consummation of the Merger, notify Heart of his own estimate of the fair value of his shares and the interest due thereon, and demand payment of such amounts. If (i) a dissenting shareholder is dissatisfied with an offer for payment made by Heart within the time period set forth above, or (ii) Heart, having failed to effect the Merger, does not return the deposited Heart Certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, such dissenting shareholder may notify Heart in writing of his own estimate of the fair value of his shares and the interest due thereon, and demand payment of such amounts. A dissenting shareholder waives such holder's right to demand payment under Section 14-2-1327 of the GBCC unless such holder notifies Heart of such holder's demand in writing within 30 days after Heart makes or offers payment for such holder's shares.

         If such a demand for payment from any dissenting shareholder remains unsettled within 60 days following the receipt by Heart of such demand for payment, Heart must institute proceedings in the superior court of the county where Heart's registered office is located requesting a nonjury equitable determination of the fair value of such dissenting shareholder's shares and the accrued interest owed to such dissenting shareholder. If Heart fails to file such action within the 60-day period, Heart must pay each dissenting shareholder whose demand remains unsettled the amount demanded by such dissenting shareholder. Heart is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each such dissenting shareholder. The court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Each dissenting shareholder made a party to the proceeding will be entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

         The court will determine and assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser, but excluding fees and expenses of counsel and experts) against Heart, except that the court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious, or otherwise not in good faith. The court may award fees and expenses of counsel and experts in amounts the court finds equitable: (i) against Heart, if Heart did not substantially comply with the requirements of the corporation as set out in Title 14, Chapter 2, Article 13, Part 2 of the GBCC; (ii) against either Heart or the dissenting shareholder, if the court finds that either party's actions were arbitrary, vexatious, or otherwise not in good faith; or (iii) if the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against Heart, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by Heart in compliance with the Dissenters' Notice and payment offer requirements of Sections 14-2-1320 and 14-2-1322 of the GBCC.

         The foregoing summary of the applicable provisions of Title 14, Chapter 2, Article 13 of the GBCC is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such sections, which are included as Appendix B to this Proxy Statement/Prospectus. The provisions of the statutes are technical in nature and complex. FLAG and Heart suggest that any shareholder who desires to exercise the right to object to the Merger Agreement consult counsel. Failure to comply with the provisions of the statute may defeat a shareholder's right to dissent. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Heart shareholders, except as indicated above or otherwise required by law.

         Any dissenting Heart shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "-- Certain Federal Income Tax Consequences."

Conduct Of Business Pending The Merger

         Pursuant to the Merger Agreement, Heart and FLAG have agreed that unless the prior written consent of the other party has been obtained, and except as otherwise expressly contemplated in the Merger Agreement, each of Heart and FLAG will, and will cause its respective subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of the Merger Agreement, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

         In  addition,  Heart  has  agreed  that,  from the  date of the  Merger
Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless FLAG has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, Heart will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Heart entity;

     b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Heart entity to another Heart entity) in excess of an aggregate of $100,000 (for the Heart entities on a consolidated basis) except in the ordinary course of the business of the Heart subsidiaries consistent with past practices (which shall include, for Heart subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any Heart entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to FLAG by Heart);

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Heart entity, or declare or pay any dividend or make any other distribution in respect of Heart's capital stock;

     (d) except for the Merger Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to FLAG by Heart, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Heart Common Stock or any other capital stock of any Heart entity, or any stock appreciation rights, or any option, warrant, or other equity right;

     (e) adjust, split, combine or reclassify any capital stock of any Heart entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Heart Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any Heart subsidiary (unless any such shares of stock are sold or otherwise transferred to another Heart entity);

     (f) enter into or amend any employment contract between any Heart entity and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) that the Heart entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger;

     (g) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly-owned Heart subsidiary, or otherwise acquire direct or indirect control over any entity, other than in connection with
     (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

     (h) grant any increase in compensation or benefits to the employees or officers of any Heart entity, except in accordance with past practice previously disclosed to FLAG by Heart or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to FLAG by Heart; enter into or amend any severance agreements with officers of any Heart entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Heart entity except in accordance with past practice previously disclosed to FLAG by Heart; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

     (i) adopt any new employee benefit plan of any Heart entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Heart entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

     (j) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

     (k) commence any litigation other than in accordance with past practice or except as previously disclosed to FLAG by Heart, settle any litigation involving any liability of any Heart entity for material money damages or restrictions upon the operations of any Heart entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

         The Merger Agreement also provides that from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless Heart has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, FLAG will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of Heart Common Stock or take any action that will materially adversely impact the ability of the FLAG entities to consummate the Merger.

Management And Operations After The Merger; Interests Of Certain Persons
     In The Merger

         FLAG will be the surviving corporation resulting from the Merger. Certain members of Heart's management and the Heart Board of Directors have interests in the Merger in addition to their interests as shareholders of Heart generally. These include, among other things, provisions in the Merger Agreement relating to indemnification of directors and officers and eligibility for certain FLAG employee benefits. Promptly after the Effective Time, Donald M. Thigpen and Robert E. Thigpen, Jr., both directors of Heart, will become members of FLAG's Board of Directors. In addition, Donald Thigpen will continue to serve as President of Mount Vernon Bank and will execute a Separation Agreement with FLAG. Donald Thigpen will receive a signing bonus equal to $100,000 to be paid annually in 20% increments beginning on the date of the consummation of the

Merger. As of the Heart Record Date, none of the directors and officers of Heart beneficially owned any shares of FLAG Common Stock.

         Indemnification and Advancement of Expenses. The Merger Agreement provides that FLAG will indemnify, defend, and hold harmless each person entitled to indemnification from a Heart entity against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under Georgia law and by Heart's Articles of Incorporation and Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG will direct, at the election of the indemnified party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the indemnified party.

         Separation Agreement. The Merger Agreement states that, as a condition to consummating the Merger, FLAG and Donald M. Thigpen, President and Chief Executive Officer of Heart, will enter into a Separation Agreement. Pursuant to the terms of the Separation Agreement, Mr. Thigpen will receive certain severance payments equal to 2.99 times his annual base salary and bonus paid over the previous three fiscal years ("Annual Compensation") in the event Mr. Thigpen is (i) involuntarily terminated, as such term is defined in the Separation Agreement, or (ii) resigns following a change of control, as such term is defined in the Separation Agreement. The Separation Agreement further provides that Mr. Thigpen will receive an amount equal to one times his Annual Compensation following the occurrence of certain events, including Mr. Thigpen resigning within certain stated time periods. In addition, pursuant to the terms of the Separation Agreement, Mr. Thigpen will make certain covenants not to compete with FLAG during the term of the Separation Agreement and for a 12-month period following the termination of the Separation Agreement.

         Other Matters Relating to Employee Benefit Plans. The Merger Agreement also provides that, after the Effective Time, FLAG will either (i) continue to provide to officers and employees of the Heart entities employee benefits under Heart's existing employee benefit and welfare plans or, (ii) if FLAG determines to provide to officers and employees of the Heart entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the Heart entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans,
(i) service under any qualified defined benefit plan of Heart will be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of Heart will be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of Heart will be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the Heart entities who, at or after the Effective Time, become employees of a FLAG entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the Heart entities, FLAG will cause each comparable employee welfare benefit plan which is substituted for a Heart welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plan. FLAG also will cause the surviving corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts previously disclosed to FLAG by Heart between any Heart entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Heart benefit plans.

Certain Federal Income Tax Consequences

         The following is a summary of the material anticipated federal income tax consequences of the Merger. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the Merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, and insurance companies, among others). Nor does this summary address any consequences of the Merger under any state, local, estate, or foreign tax laws. Shareholders, therefore, are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

         A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service ("IRS"). Instead, Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, will render an opinion to Heart and FLAG concerning material federal income tax consequences of the proposed Merger under federal income tax law. It is such firm's opinion that, based upon the assumption the Merger is consummated in accordance with the Merger Agreement and the representations made by the management of Heart and FLAG, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         Assuming  the Merger  does  qualify  as a  reorganization  pursuant  to
Section 368(a) of the Code, the shareholders of Heart will have the following federal income tax consequences:

                  (a) The shareholders of Heart will recognize no gain or loss upon the exchange of all of their Heart Common Stock solely for shares of FLAG Common Stock.

                  (b) The aggregate tax basis of the FLAG Common Stock received by the Heart shareholders in the Merger will, in each instance, be the same as the aggregate tax basis of the Heart Common Stock surrendered in exchange therefor, less the basis of any fractional share of FLAG Common Stock settled by cash payment.

                  (c) The holding period of the FLAG Common Stock received by the Heart shareholders will, in each instance, include the period during which the Heart Common Stock surrendered in exchange therefor was held, provided that the Heart Common Stock was held as a capital asset on the date of the exchange.

                  (d)  The  payment  of cash to  Heart  shareholders  in lieu of fractional share interests of FLAG Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by FLAG. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder.

                  (e) Where solely cash is received by a Heart shareholder in exchange for Heart Common Stock pursuant to the exercise of dissenters' rights, the former Heart shareholder will be subject to federal income tax as a result of such transaction. The cash will be treated as having been received as a redemption in exchange for such holder's Heart Common Stock, subject to the provisions and limitations of Section 302 of the Code.

         Upon the subsequent sale or exchange of FLAG Common Stock, a holder of such stock generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale or exchange and such holder's adjusted tax basis in the FLAG Common Stock. Under recently enacted legislation, capital gains recognized by certain non-corporate holders of FLAG Common Stock generally will be subject to a maximum federal income tax rate of 20% if the shares sold or exchanged are held for more than 18 months, and to a maximum federal income tax rate of 28% if such shares are held for more than one year but are not held for more than 18 months. Tax consequences to dealers in FLAG Common Stock, non-United States holders of FLAG Common Stock, or others who have a special tax status (including, without limitation, financial institutions, insurance companies and tax-exempt entities), or to persons who received their shares through the exercise of employee stock options or otherwise as compensation, may be different and such persons should consult their tax advisors as to the tax consequences of a sale or exchange of FLAG Common Stock.

         Each Heart shareholder who receives FLAG Common Stock in the Merger will be required to attach a statement to such shareholder's federal income tax return for the year of the Merger which describes the facts of the Merger, including the shareholder's basis in the Heart Common Stock exchanged, and the number of shares of FLAG Common Stock received in exchange for Heart Common Stock. Each shareholder should also keep as part of such shareholder's permanent records information necessary to establish such shareholder's basis in, and holding period for, the FLAG Common Stock received in the Merger.

         If the Merger fails to qualify as a tax-free reorganization for any reason, the principal federal income tax consequences, under currently applicable law, would be as follows: (i) gain or loss would be recognized to Heart as a result of the Merger; (ii) gain or loss would be recognized by the holders of Heart Common Stock upon the exchange of such shares in the Merger for shares of FLAG Common Stock; (iii) the tax basis of the FLAG Common Stock to be received by the holders of Heart Common Stock in the Merger would be the fair market value of such shares of FLAG Common Stock at the Effective Time; and (iv) the holding period of such shares of FLAG Common Stock to be received by Heart shareholders pursuant to the Merger would begin the day after the Effective Time. If the condition of receiving this tax opinion is waived by Heart, Heart will resolicit its shareholders prior to proceeding with the Merger.

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER CIRCUMSTANCES, EACH HOLDER OF HEART COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

Accounting Treatment

         It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Heart will be carried forward at their previously recorded amounts.

         In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Heart Common Stock must be exchanged for FLAG Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time.

         For information concerning certain conditions to be imposed on the exchange of Heart Common Stock for FLAG Common Stock in the Merger by affiliates of Heart and certain restrictions to be imposed on the transferability of the FLAG Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "-- Resales of FLAG Common Stock."

Expenses And Fees

         The Merger Agreement provides that each of the parties will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         In the event the Merger Agreement is terminated by FLAG as a result of a material breach by Heart of any representation, warranty, covenant or agreement, which cannot be or has not been cured within 30 days after FLAG has given Heart written notice of such breach, and which, in the opinion of FLAG, is reasonably likely to have a material adverse effect, or if the Heart shareholders do not approve the Merger Agreement, then Heart shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the Merger.

         In the event that the Merger Agreement is terminated by Heart as a result of a material breach by FLAG of any representation, warranty, covenant or agreement, which cannot or has not been cured within 30 days after Heart has given FLAG written notice of such breach, and which, in the opinion of Heart, is reasonably likely to have a material adverse effect, then FLAG shall pay to Heart an amount equal to the lesser of $100,000 and Heart's actual out of pocket expenses incurred in connection with the Merger transaction.

Resales Of FLAG Common Stock

         The issuance of FLAG Common Stock to shareholders of Heart in connection with the Merger will be registered under the Securities Act. All shares of FLAG Common Stock received by holders of Heart Common Stock and all shares of FLAG Common Stock issued and outstanding immediately prior to the Effective Time will be freely transferable by those shareholders of Heart and FLAG not deemed to be "Affiliates" of Heart or FLAG. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Heart or FLAG at the time of the Special Meeting (generally, directors, executive officers and 10% shareholders).

         Rule 145 promulgated under the Securities Act restricts the sale of FLAG Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one-year period following the Effective Time, Affiliates of Heart or FLAG may resell publicly the FLAG Common Stock received by them in the Merger within certain limitations as to the amount of FLAG Common Stock sold in any three-month period and as to the manner of sale. After this one-year period, such Affiliates of Heart who are not Affiliates of FLAG may resell their shares without restriction. The ability of Affiliates to resell shares of FLAG Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to FLAG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rules 144 and 145 on their ability to resell FLAG Common Stock received in the Merger. Affiliates also would be permitted to resell FLAG Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement/Prospectus does not cover any resales of FLAG Common Stock received by persons who may be deemed to be Affiliates of Heart or FLAG.

         Heart has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of Heart to execute and deliver to FLAG, prior to the Effective Time, an agreement (each, a "Heart Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any FLAG Common Stock obtained as a result of the Merger (i) except in compliance with the Securities Act and the rules and regulations of the SEC thereunder and (ii) in any case, until after results covering 30 days of post-Merger operations of FLAG have been published. The receipt of the Heart Affiliate Agreements by FLAG is also a condition to FLAG's obligations to consummate the Merger. Heart Certificates surrendered for exchange by any person who is an Affiliate of Heart for purposes of Rule 145(c) under the Securities Act shall not be exchanged for FLAG Certificates until FLAG has received such a written agreement from such person. Prior to publication of such results, FLAG will not transfer on its books any shares of FLAG Common Stock received by an Affiliate pursuant to the Merger. The stock certificates representing FLAG Common Stock issued to Affiliates in the Merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."

                        DESCRIPTION OF FLAG COMMON STOCK

         FLAG's authorized capital stock consists of 20,000,000 shares of $1.00 par value common stock, and 10,000,000 shares of preferred stock. The holders of the FLAG Common Stock have unlimited voting rights and are entitled to one vote per share for all purposes. Subject to such preferential rights as may be determined by the Board of Directors of FLAG in connection with the future issuance of shares of FLAG preferred stock, holders of FLAG Common Stock are entitled to such dividends, if any, as may be declared by the Board of Directors of FLAG in compliance with the provisions of the GBCC and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution. The FLAG Common Stock does not have any preemptive rights with respect to acquiring additional shares of FLAG Common Stock, and the shares are not subject to any conversion, redemption or sinking fund provisions. The outstanding shares of FLAG Common Stock are, and the shares to be issued by FLAG in connection with the Merger Agreement will be, when issued, fully-paid and nonassessable. The FLAG Board of Directors is divided into three classes, as nearly equal in number as possible. FLAG Common Stock does not have cumulative voting rights in the election of FLAG directors.

         The Board of Directors is authorized to determine the series, preferences, limitations, and relative rights, including par value, of any authorized but unissued shares of FLAG preferred stock. No shares of FLAG preferred stock are presently outstanding, and although such shares may be issued in the future, FLAG has no present plans to issue any preferred stock. The FLAG preferred stock was authorized for future flexibility, and could be issued in a manner that could have an anti-takeover effect by discouraging a third party from seeking to acquire FLAG. FLAG knows of no present attempts to acquire FLAG.

         In order to approve certain "business combinations" with certain "interested shareholders" (10% or more shareholders), or to amend the provisions in the FLAG Articles of Incorporation relating to such business combinations, the affirmative vote of two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon is required, unless (i) at least two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date on which such shareholder became an interested shareholder, or (ii) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, in order to amend certain provisions of FLAG's Articles of Incorporation and Bylaws relating to the number, election, term and removal of FLAG Directors, a two-thirds vote of the issued and outstanding shares of FLAG is required, unless two-thirds of the directors then serving approve the amendment.

                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         As a result of the Merger, holders of Heart Common Stock will be exchanging their shares of a Georgia corporation governed by the GBCC and Heart's Articles of Incorporation (the "Heart Articles") and Bylaws, for shares of Common Stock of FLAG, a Georgia corporation governed by the GBCC and FLAG's Articles of Incorporation (the "FLAG Articles") and Bylaws. Certain significant differences exist between the rights of Heart shareholders and those of FLAG shareholders. The differences deemed material by Heart and FLAG are summarized below. The following discussion is necessarily general; it is not intended to be a complete statement of all the differences affecting the rights of shareholders and their respective entities, and it is qualified in its entirety by reference to the GBCC as well as to FLAG's Articles and Bylaws and Heart's Articles and Bylaws.

Authorized Capital Stock

         FLAG. The FLAG Articles authorize the issuance of an aggregate of 20,000,000 shares of Common Stock, $1.00 par value, of which 5,174,807 shares were issued and outstanding as of the June 30, 1998. The FLAG Articles also authorize the issuance, in one or more series, of not more than 10,000,000 shares of preferred stock ("FLAG Preferred Stock") with preferences, limitations and relative rights, including par value, as the FLAG Board of Directors from time to time may determine and set forth in an amendment to the FLAG Articles.

         Shares of FLAG Common Stock have unlimited voting rights and are entitled to receive the net assets of FLAG upon the dissolution of the corporation. The FLAG Bylaws provide that each share of FLAG Common Stock is entitled to one vote per share for all purposes.

         FLAG's Board of Directors may authorize the issuance of authorized but unissued shares of FLAG Common Stock without further action by FLAG's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which FLAG's capital stock may be listed. FLAG's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of FLAG Common Stock or FLAG Preferred Stock or any option or warrant for the purchase thereof.

         The authority to issue additional shares of FLAG Common Stock provides FLAG with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of FLAG Common Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of FLAG. In addition, the sale of a substantial number of shares of FLAG Common Stock to persons who have an understanding with FLAG concerning the voting of such shares, or the distribution or declaration of a dividend of shares of FLAG Common Stock (or the right to receive FLAG Common Stock) to FLAG shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of FLAG.

         Heart. Heart's authorized capital stock consists of 1,000,000 shares of Heart Common Stock, $1.00 par value, of which 220,000 shares were issued and outstanding as of the Heart Record Date. Each share of Heart Common Stock is entitled to one vote per share for all purposes. Heart's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Heart Common Stock or any option or warrant for the purchase thereof. In addition, the Board of Directors of Heart may authorize the issuance of authorized but unissued shares of Heart Common Stock without further action by Heart's shareholders, unless such action is required in a particular case by applicable laws or regulations.

Amendment Of Articles Of Incorporation And Bylaws

         FLAG. The FLAG Articles and Bylaws are generally silent with respect to the issue of amending the FLAG Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend any amendment of the FLAG Articles to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation. The FLAG Articles provide that the provisions regarding the approval required for certain business combinations may only be changed by the affirmative vote of at least two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting, unless two-thirds of certain "continuing directors" approve the proposed amendment. The FLAG Articles also provide that the provisions regarding the election, term and removal of FLAG Directors may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting, unless two-thirds of the directors then serving approve the proposed amendment.

         The FLAG Bylaws generally provide that the Bylaws may be made, amended or repealed by the FLAG Board of Directors unless the FLAG Articles or the GBCC reserve the power to amend or repeal the Bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular Bylaw, provide expressly that the FLAG Board of Directors may not amend or repeal that Bylaw. Neither the FLAG Articles nor Bylaws expressly permit the FLAG shareholders to make, alter or rescind any Bylaws. Any amendment of the provisions in the FLAG Bylaws relating to the number of directors of FLAG requires the affirmative vote of two-thirds of all directors then in office or the affirmative vote of the holders of two-thirds of the issued and outstanding shares of FLAG entitled to vote at any regular or special meeting of the shareholders called for that purpose. Unless two-thirds of the directors then serving approve, the provisions in the FLAG Bylaws relating to the removal of FLAG directors by the FLAG shareholders may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting.

         Heart. The Heart Articles and Bylaws are generally silent with respect to the issue of amending the Heart Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend the amendment to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation.

         In general, Heart's Bylaws may be altered, amended, or repealed by the Heart Board of Directors. The Heart Bylaws provide that the Heart shareholders have the power to alter, amend or repeal any bylaws adopted by the Board of Directors of Heart, and new Bylaws may be adopted by the Heart shareholders. In addition, the shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended, or repealed by the Heart Board of Directors.

Classified Board Of Directors And Absence Of Cumulative Voting

         FLAG. FLAG's Bylaws generally provide that the number of directors constituting the FLAG Board of Directors shall be twelve. The FLAG Board of Directors is classified. The FLAG Articles and Bylaws provide that FLAG's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of FLAG having a classified Board of Directors is that only approximately one-third of the members of the Board of Directors are elected each year, which effectively requires two annual meetings for FLAG's shareholders to change a majority of the members of the Board of Directors. The FLAG Bylaws provide that in the event of a vacancy on the FLAG Board of Directors, including any vacancy created by reason of an increase in the number of directors, such vacancy may be filled by the shareholders of FLAG, the FLAG Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by affirmative vote of a majority of the remaining directors. FLAG shareholders do not have cumulative voting rights with respect to the election of directors. All elections for directors are decided by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Heart. Unlike the FLAG Board of Directors, the Heart Board is not classified. The number of directors is determined by the Board of Directors or the Heart shareholders from time to time, but in no event will the Board of Directors have less than two directors nor more than seven directors. The Heart Bylaws provide that the directors will be elected by the affirmative vote of a plurality of the shares represented at the annual meeting of Heart shareholders.

Removal Of Directors

         FLAG. Under the FLAG Articles and Bylaws, any one or more directors of FLAG may be removed from office, but only for cause (defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over FLAG, or breach of fiduciary duty involving personal profit). Such removal must be effected by the affirmative vote of the holders of a majority of the outstanding shares of FLAG.

         Heart. Under the Heart Articles and Bylaws, any one or more directors of Heart may be removed from office, but only for cause. Such removal must be effected by the affirmative vote of the holders of a majority of the outstanding shares of Heart.

Indemnification

         FLAG. The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding which is initiated against such person by reason of his serving as a director, to the fullest extent authorized by the GBCC; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of FLAG; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of a director's liability to the corporation itself. The indemnification provisions state that they are non-exclusive and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for similar indemnification of the officers of FLAG. The FLAG Bylaws provide that shareholders are entitled to notification of any indemnification granted to the directors.

         Heart. Under Heart's Bylaws, Heart must indemnify persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person was or is a director of Heart. Except as noted below, directors are indemnified against expenses (including but not limited to attorney's fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors also are entitled to have Heart advance any such expenses prior to final disposition of the proceeding, upon an undertaking to repay Heart if it is ultimately determined that they are not entitled to indemnification. Directors will not be indemnified against expenses, judgments, fines and amounts paid in settlement attributable to circumstances as to which, under applicable provisions of the GBCC as in effect from time to time, such indemnification may not be authorized by action of the Board of Directors, the shareholders, or otherwise. The GBCC currently provides that a director may not be indemnified for liability resulting from (i) any appropriation, in violation of his duties, of any business opportunity of Heart, (ii) acts or omissions involving intentional misconduct or a knowing violation of law, (iii) the types of liability set forth in Section 14-2-832 of the GBCC, or (iv) any transaction from which the director receives an improper personal benefit. The indemnification provisions state that they are non-exclusive and shall not impair any other rights to which those seeking indemnification or advancement of expense may be entitled.

Special Meetings Of Shareholders

         FLAG. FLAG's Bylaws provide that such meetings may be called at any time by a majority of the entire Board of Directors of FLAG, the Chairman of the Board, the President, or, upon delivery to FLAG's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, the holders of a majority of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

         Heart. The Heart Bylaws provide that special meetings may be called at any time by the President, the Chairman of the Board, or the Board of Directors of Heart. Heart is required to call a special meeting when requested in writing by the holders of not less than twenty-five percent of all the shares entitled to vote in an election of directors.

Actions by Shareholders Without a Meeting

         FLAG. In accordance with FLAG's Articles and Section 14-2-704 of the GBCC, action required or permitted by the GBCC to be taken at an annual or special meeting may be taken without a meeting only if the action is taken by all the shareholders entitled to vote on the action.

         The provisions of the GBCC do not affect the special voting requirements contained in the FLAG Articles of Incorporation or Bylaws for the approval of a business combination or the amendment of such provision. The approval of a business combination or of an amendment to the provision which sets forth the voting requirements of such combinations requires the affirmative vote of the holders of two-thirds of all shares of FLAG Common Stock outstanding and entitled to vote, unless (i) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder prior to the date when such interested shareholder first became an interested shareholder, or (ii) the business combination is unanimously approved by the continuing directors of FLAG.

         Heart. In accordance with Heart's Articles and Section 14-2-704 of the GBCC, action required or permitted by the GBCC to be taken at an annual or special meeting may be taken without a meeting only if the action is taken by all the shareholders entitled to vote on the action.

Mergers, Consolidations, And Sales Of Assets

         FLAG. The FLAG Articles generally require the affirmative vote of the holders of at least two-thirds of all the issued and outstanding shares (other than shares held by an "interested shareholder") of FLAG Common Stock entitled to vote to approve a "business combination" with an interested shareholder (basically, a 10% or more shareholder of FLAG), unless (i) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date such shareholder became an interested shareholder, or (ii) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, FLAG's Bylaws expressly provide that the terms and requirements of Sections 14-2-1110 through 14-2-1113 of the GBCC will be applicable to FLAG and to any business combination approved or recommended by the Board of Directors of FLAG. As a result, Section 14-2-1111 requires that the business combination be (i) unanimously approved by the continuing directors, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval, or (ii) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by the holders voting shares of the corporation (other than the voting shares beneficially owned by the interested shareholder who is a party to the business combination). These voting requirements are required in addition to any vote otherwise required by law or the Articles of Incorporation of FLAG. Further,
Section 14-2-1112 states that the voting requirements in Section 14-2-1111 do not apply as long as all of the shareholders of FLAG receive a fair price in return for their stock as a result of the business combination. However, the voting requirements contained within the FLAG Articles of Incorporation would continue to apply to any such business combinations.

         The provisions of the FLAG Articles of Incorporation and Bylaws relating to business combinations and Sections 14-2-1110 through 14-2-1113 of the GBCC are designed as anti-takeover measures, and for the protection of the minority shareholders of FLAG against some of the inequities which arise in certain hostile takeover attempts. Heart's Articles and Bylaws do not contain such provisions.

         Heart. The GBCC generally provides that a merger, consolidation, or a sale of substantially all assets requires the approval of the corporation's board of directors and by a majority of the corporation's outstanding shares. Neither Heart's Articles of Incorporation nor its Bylaws include provisions that alter the vote required to approve the Merger.

Shareholders' Rights To Examine Books And Records

         FLAG. The FLAG Bylaws state that the Board of Directors of FLAG has the power to determine which accounts and books of FLAG, if any, will be open to the inspection of shareholders, except such books and records which are required by law to be held open for inspection. The GBCC provides that a shareholder is entitled to inspect and copy certain books and records (such as the corporation's articles of incorporation or bylaws) upon written demand at least five days before the date on which he wishes to inspect such records. A shareholder is entitled to inspect certain other documents (such as minutes of the meetings of the board of directors, accounting records and the record of shareholders of the corporation) provided that such inspection must occur during regular business hours at a reasonable location determined by FLAG, and any such demand for inspection will only be permitted if the following conditions are met: (i) the demand for inspection is made in good faith, or made for a proper purpose (a purpose reasonably relevant to such person's legitimate interest as a shareholder); (ii) the shareholder describes with particularity his or her purpose for the inspection and the documents which he wishes to inspect; (iii) the records requested for inspection by the shareholder are directly connected with his or her stated purpose; and (iv) the records are to be used solely for the shareholder's stated purpose. The FLAG Bylaws also state that the Board has the power to prescribe reasonable rules and regulations not in conflict with applicable law for the inspection of corporate books or accounts.

         Heart. The Heart Bylaws contain substantially similar terms as the FLAG Bylaws with respect to the rights of shareholders of Heart to inspect corporate records or accounts. Basically, the Heart Board of Directors has the power to designate which documents will be open for inspection and the manner in which shareholders may inspect such documents, subject to the requirements of the GBCC.

Dividends

         FLAG. The FLAG Bylaws provide that dividends upon the capital stock of FLAG may be declared by the FLAG Board of Directors, as long as the Board of Directors complies with the requirements of the GBCC and the applicable rules and regulations of any relevant regulatory authorities. Such dividends may be paid in cash, property, or shares of FLAG's capital stock. Section 14-2-640 of the GBCC provides, generally, that no distribution, including dividends, may be made by a corporation if, after giving the distribution effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         Heart. The Heart Bylaws provide that the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the GBCC.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

         FLAG Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "FLAG." The following table sets forth the high and low sale prices per share of FLAG Common Stock on the Nasdaq National Market and the dividends paid per share of FLAG Common Stock for the indicated periods. Effective June 3, 1998, FLAG declared a 3-for-2 stock split. The amounts below have been adjusted to reflect the stock split.

                                          Sale Price Per
                                           Share of FLAG
                                           Common Stock       Dividends Declared
                                        --------------------  Per Share of FLAG
                                         High         Low       Common Stock
                                        -------      -------    -------------
1996
First Quarter........................   $ 9.67       $ 8.33        $0.042
Second Quarter.......................     9.00         8.00         0.034
Third Quarter........................     8.50         6.33         0.034
Fourth Quarter.......................     7.83         7.17         0.034

1997
First Quarter........................   $ 8.67       $ 6.83        $0.046
Second Quarter.......................     9.75         7.50         0.034
Third Quarter........................    11.00         9.33         0.034
Fourth Quarter.......................    14.33        11.00         0.034

1998
First Quarter........................  $ 14.33      $ 11.92        $0.046
Second Quarter.......................    19.38        12.67         0.060
Third Quarter (through ____, 1998)...    _____        _____

         On May 27, 1998, the last day prior to the public announcement of the proposed merger between FLAG and Heart, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $15.167, as adjusted for the 3-for-2 stock split effective June 3, 1998, and the resulting equivalent pro forma price per share of Heart Common Stock (based on the 2.025 Exchange Ratio) was $30.71. On September __, 1998, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $_______, and the resulting equivalent pro forma price per share of Heart Common Stock was $________. The equivalent per share price of a share of Heart Common Stock at each specified date represents the last reported sale price of a share of FLAG Common Stock on such date multiplied by the Exchange Ratio.

         There is no established public trading market for the Heart Common Stock, and no reliable information is available as to trades of such shares or the prices at which such shares have traded. Heart has never paid dividends on its common stock.

         To the knowledge of Heart, the most recent trade of Heart Common Stock prior to May 27, 1998, the last day prior to the public announcement of the proposed merger between FLAG and Heart, was in December 1995 at $12.00 per share. To the knowledge of Heart, there have been no trades of Heart Common Stock since the announcement of the Merger.

         The foregoing information regarding Heart Common Stock is provided for informational purposes only and, due to the absence of an active market for Heart's shares, should not be viewed as indicative of the actual or market value of Heart Common Stock.

         The holders of FLAG Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. FLAG has paid regular quarterly cash dividends on its Common Stock since 1987. Although FLAG currently intends to continue to pay quarterly cash dividends on FLAG Common Stock, there can be no assurance that FLAG's dividend policy will remain unchanged after consummation of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. For information with respect to the provisions of the Merger Agreement relating to FLAG's and Heart's abilities to pay dividends on their respective common stock during the pendency of the Merger, see "DESCRIPTION OF MERGER -- Conduct of the Business Pending the Merger."

         FLAG is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary depository institutions. FLAG's bank subsidiaries and subsidiary thrift institution are subject to certain legal restrictions on the amount of dividends they are permitted to pay to FLAG.


                                BUSINESS OF HEART

General

         Heart is a bank holding company headquartered in Mount Vernon, Georgia. Heart's wholly-owned subsidiary, Mount Vernon Bank, operates one banking office in Mount Vernon, Georgia. As of June 30, 1998, Heart had total consolidated assets of approximately $33.5 million, total consolidated deposits of approximately $29.3 million, and total consolidated shareholders' equity of approximately $3.2 million. Through its banking subsidiary, Heart offers a broad range of banking and banking-related services.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of Heart and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Heart Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                           Number of Shares of
                                          Beneficially Owned at      Percent of
           Name                           the Heart Record Date       Class (%)
           ----                           ---------------------       ---------
(a)   Directors and Executive Officers

Donald M. Thigpen                                56,100                 25.50

Robert E. Thigpen, Jr.                           60,267                 27.39

R. E. Towns                                      37,797                 17.18

(b)   Directors and Executive Officers          154,164                 70.07
      as a Group

Voting Securities And Principal Shareholders of Heart

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 220,000 outstanding shares of Heart Common Stock as of the Heart Record Date. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Heart Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                  Number of Shares Beneficially      Percent of
       Name and Address          Owned at the Heart Record Date       Class (%)
       ----------------          ------------------------------       ---------
Donald M. Thigpen                           56,100                      25.50
P. O. Box 153
Mount Vernon, Georgia 30445

Robert E. Thigpen, Jr.                      60,267                      27.39
P. O. Box 400
Dublin, Georgia 31404

R. E. Towns                                 37,797                      17.18
Route #2, Box 129
Alamo, Georgia 30411

Betty Youmans                               12,500                       5.68
P. O. Box 400
Dublin, Georgia 31404


Management's Discussion And Analysis Of Financial Condition And Results Of
     Operations

Corporate Profile
-----------------

         Heart, a one bank holding company for Mount Vernon Bank (collectively, referred to in this section as "Heart"), is located in Mt. Vernon, Georgia, Montgomery County. Mount Vernon, Georgia is located approximately 175 miles south of downtown Atlanta.

         Heart is community oriented, with an emphasis on retail banking, and offers such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit, Mastercard and VISA accounts, and money transfers. In addition, Heart finances agriculture, commercial and consumer transactions, makes secured and unsecured loans, including residential mortgage loans, and provides a variety of other banking services.

         Heart's primary service area is in Montgomery and Toombs Counties, Georgia and surrounding counties. The service area has experienced minimal growth for the past several years. The area's economic base is dependent upon cyclical factors, such as agriculture and real estate activities.

         The following discussion focuses on significant changes in the financial condition and results of operations of Heart during the past two years since it became the holding company of Mount Vernon Bank in October 1995. Operations of Heart consisted of only two months in 1995; therefore, comparison of 1995 to 1996 would not be useful. The discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this Proxy Statement/Prospectus.

Financial Highlights
--------------------

         Net earnings decreased 10% during 1997 as compared to 1996, totaling just over $273,000. Net earnings per common share decreased 9% in 1997. Pretax earnings for 1997 decreased by approximately $17,000, or 4%, primarily due to the fact that gains from sale of securities decreased from $159,000 in 1996 to $40,000 in 1997.

         The returns on average assets and on average shareholders' equity were .89% and 9.7%, respectively, in 1997 compared to 1.07% and 12.1%, respectively, in 1996. The return on average assets decreased in light of the 8.6% growth in average assets during 1997 and the 10% decrease in net earnings.

         Total assets at December 31, 1997 were $32.6 million compared to $29.8 million at the end of 1996, an increase of approximately 9%. Total loans were approximately $19.7 million at December 31, 1997, an increase of over 19% from 1996. Total deposits at December 31, 1997, were $28.6 million as compared to $26.1 million in 1996, an increase of 10% from 1996. Heart continues to fund the majority of its assets with deposits acquired in its local marketplace. Core deposits, which exclude certificates of deposit of $100,000 or more, increased by 14% during 1997.

Net Interest Income
-------------------

         Net interest income (the difference between interest earned on assets and interest paid on deposits and liabilities) is the largest component and most important source of Heart's earnings. Heart actively manages this income source to provide the largest possible amount of income while balancing interest rate, credit and liquidity risks. Net interest income for 1997 increased by 11.6% from 1996. The increased volume of earning assets was the primary reason for the increase in 1997.

         Interest income increased 9.3% in 1997. The increase in 1997 was primarily a result of an increase in interest and fees on loans of approximately $252,000 or 16.2% compared to 1996.

         Average earning assets in 1997 increased 10.3% when compared to 1996 due to increases in average loans of over $2.7 million and decreases in average investment securities of $260,000. The average earning asset mix remained consistent during 1997 with loans at 64.3%, investment securities at 31.0% and other earning assets at 4.6% of the total. In 1996, loans accounted for 60.0%, investment securities 35.3% and other earning assets 4.7%. The mix of earning assets is monitored on a continuing basis in order to react to favorable interest rate movements and to maximize the return on earning assets.

     Table  1   presents   net   interest   income,   yields   and  rates  on  a
taxable-equivalent basis and average balances for 1997, 1996 and 1995.

           Table 1 -CONSOLIDATED AVERAGE BALANCES, INTEREST AND RATES
                            Taxable Equivalent Basis
                             (dollars in thousands)

                                                                 Years Ended December 31,
                                           1997                           1996                             1995
                                --------------------------------------------------------------------------------------------
                                         Interest                        Interest                        Interest
                                Average   Income/   Yield/     Average    Income/   Yield/     Average    Income/   Yield/
                                Balance  Interest    Rate      Balance   Interest    Rate      Balance   Interest    Rate
  ASSETS                        -------  --------    ----      -------   --------    ----      -------   --------    ----
  Interest earning assets:
  Interest earning deposits
    and fed funds sold         $  1,300       70    5.38%     $  1,200        67    5.58%    $  1,600         16     6.00%
  Taxable investment securities   8,723      571    6.55%        8,983       618    6.88%       9,656        124     7.71%
  Loans (including loan fees)    18,080    1,814   10.03%       15,294     1,562   10.21%      11,580        201    10.41%
                                 ------    -----                ------     -----               ------      -----

       Total interest earning
            assets               28,103    2,455    8.74%       25,477     2,247    8.82%      22,836        341     8.96%

  Allowance for loan losses        (216)                                    (183)                                    (156)
  Cash and due from banks           999                                      978                                     1,031
  Premises and equipment          1,031                                    1,042                                       997
  Other assets                      818                                      996                                     1,186
                                -------                                   ------                                    ------

       Total assets            $ 30,735                                 $ 28,310                                 $  25,894
                                 ======                                   ======                                    ======

  LIABILITIES AND SHAREHOLDERS' EQUITY

  Interest bearing liabilities:
    Deposits:
     Demand                    $  3,939      121    3.07%      $ 3,946       137    3.47%    $  3,950        25      3.80%
     Savings                        896       27    3.01%          873        27    3.09%         884         5      3.39%
     Time                        19,765    1,156    5.85%       17,398     1,036    5.95%      14,350       140      5.85%
    Other borrowings                521       44    8.45%          644        54    8.39%         660         9      8.18%
                               --------   ------   ------       ------     ------  ------     -------   -------   --------
   Total interest bearing
    liabilities                  25,121    1,348    5.37%       22,861     1,254    5.49%      19,844      179       5.41%

  Non-interest bearing demand
    deposits                      2,554                          2,370                          2,987
  Other liabilities                 244                            573                            569
  Shareholders' equity            2,816                          2,506                          2,494
                                -------                        -------                        -------
  Total liabilities and
     shareholders' equity      $ 30,735                       $ 28,310                      $  25,894
                                 ======                         ======                         ======
  Net interest income                       1,107                            993                           162
                                          =======                          =====                         =====
  Net interest spread                               3.37%                           3.33%                            3.55%
                                                   ======                          ======                           ======
  Net interest yield on interest
    earning assets                                  3.94%                           3.90%                            4.26%
                                                   ======                          ======                           =======

Consolidated Average Balances, Interest and Rates
-------------------------------------------------

         The net cost of funds, defined as interest expense divided by average earning assets, decreased 10 basis points in 1997, while the yield on total earning assets decreased 8 basis points and earning assets to total assets increased from 90% in 1996 to 91% in 1997. The rate paid on interest bearing liabilities decreased 12 basis points from 1996 levels.

         The banking industry uses two key ratios to measure relative profitability of net interest income. The net interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing deposits and gives a direct perspective on the effect of market interest rate movements. The net interest margin is defined as net interest income as a percentage of average total earning assets and takes into account the positive impact of investing noninterest bearing funding sources.

         The net interest spread increased 4 basis points to 3.37% from the 1996 spread of 3.33% as the yield on interest earning assets decreased 8 basis points while the rates paid on interest bearing liabilities decreased 12 basis points. The net interest margin also showed an increase as reflected by the 3.94% earned in 1997, a 4 basis point increase from 1996. Table 2 shows the change in net interest income for the past two years due to changes in volumes and rates.

            Table 2 - Analysis of the Changes in Net Interest Income
                            Taxable Equivalent Basis
                             (dollars in thousands)

                                        1997 Compared to 1996                  1996 Compared to 1995
                                 Increase (decrease) due to changes in  Increase (decrease) due to changes in
                                -------------------------------------   -------------------------------------
                                                 Yield/     Net                       Yield/     Net
                                       Volume     Rate    Change            Volume     Rate     Change
                                       ------     ----    ------            ------      ----    ------
  Interest earned on:
    Interest earning deposits and
     fed funds sold                   $    6       (3)       (3)               56       (5)       51
    Taxable investment securities        (18)     (29)      (47)              568      (74)      494
    Loans (including loan fees)          285      (33)      252             1,392      (31)    1,361
                                         ---      ---       ---             -----      ---     -----
         Total interest income           272      (64)      208             2,016     (110)    1,906
                                         ---      ---       ---             -----     ----     -----
  Interest paid on:
    Deposits:
     Demand                                -      (16)      (16)              125      (13)      112
     Savings                               1       (1)        -                25       (3)       22
     Time                                141      (21)      120               878       18       896
    Other borrowings                     (10)     (21)      (10)               44        1        45
                                         ---      ---       ---             -----     ----   -------
         Total interest expense          131      (37)       94             1,072        3     1,075
                                         ---      ---       ---             -----     ----     -----
         Net interest income          $  141      (27)      114               944     (113)      831
                                         ===      ===       ===            ======     ====    ======


Loans
-----

         Average loans increased approximately 18.2% in 1997 with much of the increase concentrated in the commercial loan and real estate mortgage categories. These categories account for 51.8% and 31.2%, respectively, of the total loan portfolio. Total gross loans outstanding at year end 1997 increased 19.0% over the previous year end levels. The growth in the portfolio resulted from Heart's ongoing efforts to increase the loan portfolio through the origination of quality loans. Consumer installment loans also increased 13% from year end 1996.

         Table 3 breaks down the composition of the loan portfolio for each of the past three years while Table 4 shows the amount of loans outstanding for selected categories as of December 31, 1997, with maturities based on the remaining scheduled repayments of principal.

                      Table 3 - Loan Portfolio Composition
                             (dollars in thousands)

                                                                December 31,
                                              1997                  1996                  1995
                                      -------------------    -------------------    -----------------
                                                 Percent               Percent                 Percent
                                        Amount   of Total     Amount   of Total      Amount    of Total
                                        ------   --------     ------   --------      ------    --------
  Commercial                          $ 10,327      52%       8,706      52%         6,923        56%
  Real estate - construction               261       1%          36       1%            87         1%
  Real estate- mortgage                  6,253      31%       5,204      31%         3,270        27%
  Installment loans to individuals       3,097~     16%       2,742      16%         2,002~       16%
                                        ------      --      -------      --        -------        --
       Total loans                      19,938     100%      16,688     100%        12,282       100%

  Less: Allowance for loan losses         (228)                (197)                  (156)
                                       -------              -------                -------
    Total net loans                   $ 19,710               16,491                 12,126
                                        ======               ======                 ======


                        Table 4 - Loan Portfolio Maturity
                             (dollars in thousands)

                                            December 31, 1997
                                                  Maturity                          Rate Structure > 1 Year
                                  -----------------------------------------------------------------------------
                                              Over One
                                    One         Year         Due                   Predetermined   Floating or
                                   Year or     Throug       After                    Interest      Adjustable
                                    Less     Five Years   Five Years     Total         Rate           Rate
                                    ----     ----------   ----------     -----         ----           ----
  Commercial                       7,412         2,732       183        10,327         2,718           197
  Real  estate -  construction       261            -          -           261           -              -
                                  ------      --------       -----    --------       -------           --
                                   7,673         2,732       183        10,588         2,718           197
                                   =====         =====       ===        ======         =====           ===

Investment Securities
---------------------

      The composition of Heart's investment securities portfolio reflects its investment strategy of maximizing portfolio yields commensurate with risk and liquidity considerations. The primary objectives of Heart's investment strategy are to maintain an appropriate level of liquidity and provide a tool to assist in controlling Heart's interest rate position while at the same time producing adequate levels of interest income. Management of the maturity of the portfolio is necessary to provide liquidity and to control interest rate risk. During 1997 and 1996, gross investment securities sales were $1.9 million and $3.5 million, respectively. Maturities and paydowns were $.4 million and $.1 million during 1997 and 1996, representing 26% and 40% of the average total portfolio for each year, respectively. Net realized gains associated with the sales, accounted for 42.3% and 12.8% of noninterest income during 1997 and 1996, respectively. Gross unrealized gains in the total portfolio amounted to approximately $87,000 at year end 1997 and gross unrealized losses amounted to approximately $13,000 at year end 1997.

      Total average investment securities decreased 2.9% during 1997. Total investment securities increased $545,000, or approximately 6.1%, during 1997.

      Table 5 reflects the carrying amount of the investment securities portfolio for the past three years.

                     Table 5 - Carrying Value of Securities
                             (dollars in thousands)

                                         1997        1996         1995
                                         ----        ----         ----
  Held to Maturity
    U.S. Treasuries                 $     168          -            -
    U.S. Government agencies            4,206          -            -
    Mortgage-backed securities            438          -            -
                                       ------      ---------      ----
                                    $   4,812          -            -
                                        =====      =========      ====

  Available for Sale
    U.S. Treasuries                       500         499           -
    U.S. Government agencies            1,589       3,722          454
    State, county and municipal             -          15           15
    Mortgage-backed securities          2,399       4,525        7,632
    Equity securities                     150         144           60
                                       ------      ---------     -------
                                        4,638       8,905        8,161
                                        -----       -----        -----
             Total                  $   9,450       8,905        8,161
                                        =====       =====        =====

      Table 6 presents the expected maturity of the total investment securities portfolio (using amortized cost) by maturity date and average yields (for all obligations on a fully taxable basis assuming a 34% tax rate) at December 31, 1997. It should be noted that the composition and maturity/repricing distribution of investment securities available for sale is subject to change depending on rate sensitivity, capital needs, and liquidity needs.

              Table 6 - Expected Maturity of Investment Securities
                             (dollars in thousands)

                                                            After One             After Five
                                       Within               But Within            But Within                 After
                                      One Year              Five Years             Ten Years               Ten Years         Totals
                                 Amount      Yield      Amount      Yield      Amount       Yield      Amount     Yield      Amount
                                 ------      -----      ------      -----      ------       -----     -------    -------     ------
  Securities Available for Sale
    U.S. Treasuries             $  250        5.6%   $    251        5.6%$         -           -      $     -         -    $   501
    U.S Government agencies          -          -       1,589        6.1%          -           -            -         -      1,589
    Mortgage backed securities       -          -           -          -           -           -        2,398       6.9%     2,398
    Equity securities              150        5.8%          -          -           -           -            -          -       150
                                 -----        ---       ------     ------     -------      ------     -------  ---------     -----
                                   400        5.7%       1,840       6.1%          -           -        2,398       6.9%     4,638
                                 -----        ---        -----       ----     -------      ------       -----       ----     -----

  Securities Held to Maturity
  U.S. Treasuries                    -          -          168        6.6%         -           -            -         -        168
  U.S Government agencies          850        6.2%       2,657        6.4%       100         6.3%           -         -      4,207
  Mortgage backed securities         -          -           33        8.4%       315         7.9%          89       8.5%       437
                                ------      ------      ------       ----      ------      ------        ----       ---      -----
                                   850        6.2%       2,858        6.5%     1,015         6.8%          89       8.5%     4,812
                                ------        ---        -----        ----      -----        ----       -----       ----     -----
         Total                 $ 1,250        6.0%     $ 4,698        6.3%  $  1,015         6.8%    $  2,487       7.0%  $  9,450
                                 =====        ===        =====        ====     =====         ====       =====       ====     =====


Deposits
--------

      As reflected in Table 1, total average interest bearing liabilities increased 9.9% during 1997. The largest dollar increase in average interest bearing deposits was in the time deposit category, rising over $2.3 million or 13.6% from 1996. Average interest bearing demand deposits decreased by $7,000 or 2%. Average noninterest bearing demand deposits increased over $184,000 or approximately 7.8% during 1997 after decreasing 20.7% during 1996. Savings deposits, interest bearing demand deposits and noninterest bearing demand deposits accounted for 27.2% and 29.2% of total average deposits during 1997 and 1996, respectively. The maturities of time deposits of $100,000 or more issued by Heart at December 31, 1997 are summarized in Table 7. Management is of the opinion that its time deposits of $100,000 or more are customer-relationship oriented and represent a reasonably stable source of funds.

              Table 7 - Maturities of Time Deposits Over $100,000
                             (dollars in thousands)

         Within 3 months                                 $    313
         After 3 through 6 months                           1,045
         After 6 through 12 months                          3,459
         After 12 months                                      796
                                                           ------

                                                         $  5,613

Liquidity Management
--------------------

      The objective of liquidity management is to ensure that sufficient funding is available, at reasonable cost, to meet the ongoing operational cash needs of Heart and to take advantage of income producing opportunities as they arise. While the desired level of liquidity will vary depending upon a variety of factors, it is the primary goal of Heart to maintain a high level of liquidity in all economic environments. Liquidity is defined as the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining Heart's ability to meet the day to day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs. Without proper liquidity management, Heart would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves. Daily monitoring of the sources and uses of funds is necessary to maintain an acceptable cash position that meets both requirements. In a banking environment, both assets and liabilities are considered sources of liquidity funding and both are monitored on a daily basis.

      The asset portion of the balance sheet provides liquidity primarily through loan principal repayments, maturities of securities and, to a lesser extent, sales of securities available for sale. Commercial and real estate-construction loans that mature in one year or less amounted to $6.3 million or 31.8% of the total loan portfolio at December 31, 1997. Securities available for sale maturing in the same time frame totaled over $.4 million or 4.2% of the total investment securities portfolio at year end 1997 (including estimated maturities of mortgage backed securities). Other short-term investments such as federal funds sold and maturing interest bearing deposits with other banks are additional sources of liquidity funding.

      The liability portion of the balance sheet provides liquidity through various customers' interest bearing and noninterest bearing deposit accounts. Federal funds purchased are additional sources of liquidity and represent Heart's incremental borrowing capacity. This source of liquidity is short-term in nature and is used as necessary to fund asset growth and meet short-term liquidity needs.

      As disclosed in Heart's Consolidated Statement of Cash Flows included elsewhere herein, net cash provided by operating activities decreased by approximately $30,000 primarily due to the decreases in net earnings and accrued expenses. Net cash used in investing activities of $3.6 million consisted primarily of net loans originated of $3.2 million and securities purchased of $2.6 million. This resulted from management's continued efforts to invest new funds from deposits into loans and investment securities. The $2.4 million of net cash provided by financing activities consisted primarily of the $2.4 million increase in demand, savings and time deposits.

      Management considers Heart's liquidity position at the end of 1997 to be sufficient to meet its foreseeable cash flow requirements. Reference is made to the Consolidated Statements of Cash Flows appearing in the Consolidated Financial Statements for a three year analysis of the changes in cash and cash equivalents resulting from operating, investing and financing activities.

Interest Rate Sensitivity Management
------------------------------------

      The absolute level and volatility of interest rates can have a significant impact on Heart's profitability. The objective of interest rate risk management is to identify and manage the sensitivity of net interest income to changing interest rates, in order to achieve Heart's overall financial goals. Based on economic conditions, asset quality and various other considerations, management establishes tolerance ranges for interest rate sensitivity and manages within these ranges.

      Heart uses income simulation modeling as a primary tool in measuring interest rate risk and managing interest rate sensitivity. Simulation modeling considers not only the impact of changing market rates of interest on future net interest income, but also such other potential causes of variability as earning asset volume, mix, and general market conditions.

      Interest rate sensitivity is a function of the repricing characteristics of Heart's portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity during the life of the instruments. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of changes in market interest rates. Effective interest rate sensitivity management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable time frame, thereby minimizing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in Heart's current portfolio that are subject to repricing at various time horizons: immediate through three months, four to twelve months, one to five years and on a cumulative basis. The differences are known as interest sensitivity gaps. Table 8 shows interest sensitivity gaps for these different intervals as of December 31, 1997.

                  Table 8 - Interest Rate Sensitivity Analysis
                             (dollars in thousands)

                                                                                                Over
                                                                     Over          Over         Five
                                                   Immediate        Three           One         Years
                                                    Through         Months        Throug         and
                                                     Three         through         Five       Non-Rate
                                                    Months        One Year         Years      Sensitive         Total
                                                    ------        --------         -----      ---------         -----
  Interest earning assets:
    Interest bearing deposits and
     federal funds sold                          $       10          -               -             -              10
    Taxable investment securities                     1,864         1,126          5,104        1,301          9,395
    Loans                                             5,804         4,658          8,386        1,090         19,938
                                                      -----       -------        -------        -----         ------
             Total interest earning assets            7,678         5,784         13,490        2,391         29,343
                                                      -----         -----         ------        -----         ------
  Interest bearing liabilities:
    Deposits:
     Interest bearing demand                            500         1,487          2,224            -          4,211
     Savings                                            110           327            488            -            925
     Time                                             3,186        13,281          4,032            -         20,499
                                                      -----        ------        -------       ------         ------
             Total interest bearing
                 liabilities                          3,796        15,095          6,744            -         25,635
                                                      -----        ------          -----       ------         ------
    Noninterest bearing funding
     sources, net                                     1,541           487            998            -          3,026
  Interest sensitivity gap                            2,341        (9,798)         5,748        2,391            682
                                                   --------      --------          -----        -----        =======
  Cumulative interest sensitivity gap            $    2,341        (7,457)        (1,709)         682
                                                   ========      ========         ======       ======

      As seen in Table 8, 73% of earning asset funding sources will reprice within one year compared to 46% of all interest earning assets. Changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. This characteristic is referred to as basis risk and generally relates to the possibility that the repricing characteristics of short-term assets tied to Heart's prime lending rate are different from those of short-term funding sources such as certificates of deposit.

      Varying interest rate environments can create changes in prepayment levels of assets and liabilities which are not reflected in the interest rate sensitivity analysis report. These prepayments may have significant effects on Heart's net interest margin. Because of these factors an interest sensitivity gap report may not provide a complete assessment of Heart's exposure to changes in interest rates.

      Table 8 indicates Heart is in a liability sensitive or negative gap position after twelve months. This liability sensitive position would generally indicate that Heart's net interest income would decrease should interest rates rise and would increase should interest rates fall. Due to the factors cited previously, current simulation results indicate only minimal sensitivity to parallel shifts in interest rates. Management also evaluates the condition of the economy, the pattern of market interest rates and other economic data to determine the appropriate mix and repricing characteristics of assets and liabilities required to produce an optimal net interest margin.

Fair Value of Financial Instruments
-----------------------------------

      As indicated in Note O to Heart's Consolidated Financial Statements, the fair value of Heart's financial instruments is exceeded by the net book value of such assets and liabilities by approximately $152,000 at December 31, 1997. These disclosures should not be considered a surrogate of the liquidation value of Heart or the Bank, but rather represent a good faith estimate of the increase or decrease in value of financial instruments held by Heart since purchase, origination, or issuance.

Capital Resources
-----------------

      Shareholders' equity at December 31, 1997 increased 13.8% from December 31, 1996. Net earnings for 1997 and the change in the tax affected unrealized gain/(loss) on the securities available for sale portfolio, net of tax, accounted for the majority of the increase in shareholders' equity.

     No dividends were declared on Heart's common stock in 1997 and 1996. Heart has strived to retain earnings in order to keep pace with the rate of asset growth.

      Average shareholders' equity as a percentage of total average assets is one measure used to determine capital strength. The ratio of average shareholders' equity to average assets for 1997 was 9.2% compared to 8.9% in 1996. The increase in the ratio is the result of retaining earnings to support anticipated future asset growth. Table 9 summarizes these and other key ratios of Heart for each of the last three years.

                              Table 9 - Key Ratios

                                             1997       1996        1995
                                             ----       ----        ----

      Return on average assets                .89%       1.07%       .24%
      Return on average equity               9.7%       12.1%       2.45%
      Dividend payout ratio                    -           -           -
      Average equity to average assets       9.2%        8.9%       9.63%

      The Board of Governors of the Federal Reserve System has issued guidelines for the implementation of risk-based capital requirements by U.S. banks and bank holding companies. These risk-based capital guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets, both on and off balance sheet. Under the guidelines, capital strength is measured in two tiers which are used in conjunction with risk adjusted assets to determine the risk based capital ratios. The guidelines require an 8% total risk-based capital ratio, of which 4% must be Tier I capital.

      Heart's Tier I capital, which consists of shareholders' equity net of unrealized gains and losses on securities available for sale and intangible assets, amounted to $2,836,000 at December 31, 1997. Tier II capital includes supplemental capital components such as qualifying allowance for loan losses.
Tier I  capital  plus  Tier  II  capital  components  is  referred  to as  Total
Risk-based Capital and was $3,064,000 at December 31, 1997. The percentage ratios, as calculated under the guidelines, were 13.54% and 14.62% for Tier I and Total Risk-based Capital, respectively, at December 31, 1997.

      A minimum leverage ratio is required in addition to the risk-based capital standards and is defined as Tier 1 capital divided by average assets adjusted for the unrealized gain/loss on the investment securities investment portfolio and intangible assets. Although a minimum leverage ratio of 3% has been established, the Federal Reserve Board will require bank holding companies to maintain a leverage ratio greater than 3% if it is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the Federal Reserve Board. The Federal Reserve Board uses the leverage ratio in tandem with the risk-based capital ratios to assess capital adequacy of banks and bank holding companies. Heart's leverage ratios at December 31, 1997 and 1996 were 9.0% and 8.86%, respectively. Risk-based and leverage capital positions as of December 31, 1997 and 1996 are presented in Table 10.

                    Table 10 - Analysis of Capital Adequacy
                             (dollars in thousands)

                                                               1997      1996
                                                               ----      ----
         Risk-based capital ratios:

         Tier I capital to risk-adjusted assets               13.54%    13.71%
         Tier II capital to risk-adjusted assets               1.08%     1.06%
                                                             ------     -----
         Total capital to risk-adjusted assets                14.62%    14.77%
                                                              =====     =====
         Leverage ratio                                        9.00%     8.86%
                                                               ====     =====
         Tier I Capital                                $      2,836     2,538
         Tier II Capital                                        228       197
                                                            -------    ------
         Total Capital                                 $      3,064     2,735
                                                            =======    ======
         Total risk-adjusted assets                    $     20,944    18,511
                                                             ======    ======

      All three of the capital ratios of Heart's bank subsidiary currently exceed the minimum ratios required in 1997 as defined by federal regulators and are deemed to be well capitalized. Heart monitors these ratios to ensure that the Bank remains within regulatory guidelines. Increased regulatory activity in the financial industry as a whole will continue to impact the structure of the industry, however, management does not anticipate any negative impact on the capital resources or operations of Heart.

Provision and Allowance for Loan Losses
---------------------------------------

      Heart manages asset quality and controls risk through diversification of the loan portfolio and the application of policies designed to foster sound underwriting and loan monitoring practices. Heart's loan administration function is charged with monitoring asset quality, establishing credit policies and procedures, and enforcing the consistent application of these policies and procedures.

      The provision for loan losses is the annual cost of providing an adequate allowance for anticipated potential future losses on loans. The amount each year is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of loan portfolio quality, the value of collateral and economic factors and trends.

      During recent years, Heart has strengthened its review process of the larger loans in its portfolio and has imposed stricter underwriting standards in order to minimize the impact an economic downturn might have on credit quality. Loan review procedures, including such techniques as loan grading and on-site reviews, are continually utilized in order to ensure that potential problem loans are identified early in order to lessen any potentially negative impact such problem loans may have on Heart's earnings. Management's involvement continues throughout the process and includes participation in the workout process and recovery activity. These formalized procedures are monitored internally by the loan review committee. Such review procedures are quantified in quarterly reports to senior management and are used in determining whether such loans represent potential loss to Heart. Management monitors the entire loan portfolio in an attempt to identify problem loans so that risks in the portfolio can be identified on a timely basis and an appropriate allowance maintained.

      The provision for loan losses decreased 5% in 1997. Heart has maintained a net recovery in 1997, 1996, and 1995 and believes the allowance to be adequate for potential losses. The allowance for loan losses as a percentage of gross loans outstanding at year end totaled 1.15% and 1.19% for 1997 and 1996, respectively.

      Heart does not allocate the allowance for loan losses to the various loan categories. The entire allowance is available to absorb losses from any and all loans. Table 11 sets forth information with respect to Heart's allowance for loan losses for each of the last five years.

              Table 11 - Analysis of the Allowance for Loan Losses
                             (dollars in thousands)

                                                       Years Ended December 31,
                                                     1997       1996       1995
                                                     ----       ----       ----
  Allowance for loan losses at beginning of year $    197        156        150
  Charge-offs:
    Commercial                                          -          -          -
    Real estate                                         2          -          -
    Installment loans to individuals                    5          5          -
                                                    -----       ----       ----
             Total charge-offs                          7          5          -
                                                    -----       ----       ----
  Recoveries:
    Commercial                                          -          -          -
    Real estate                                         -          -          -
    Installment loans to individuals                   14         21          6
                                                    -----       ----       ----
             Total recoveries                          14         21          6
                                                    -----       ----       ----
  Net charge-offs (recoveries)                         (7)       (16)        (6)
  Provisions charged to earnings                       24         25          -
                                                    -----       ----       ----
  Balance at end of year                         $    228        197         156
                                                      ===        ===         ===
  Ratio of net charge-offs to average loans
    outstanding during the period                   (.04%)      (.11%)    (.05%)


Asset Quality
-------------

      Nonperforming assets, comprised of nonaccrual loans, loans 90 days or more past due and other real estate owned totaled $124,000 at December 31, 1997. At December 31, 1996, nonperforming assets amounted to $137,000. There were no related party loans which were considered nonperforming at December 31, 1997 or 1996. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Loans made by Heart to facilitate the sale of other real estate are made on terms comparable to loans of similar risk. An adequate investment by the buyer is required prior to the removal of other real estate from nonperforming assets.

      There were no commitments to lend additional funds on nonaccrual loans at December 31, 1997. There were no other foreclosed or repossessed assets at December 31, 1997. Table 12 summarizes Heart's risk elements for each of the last three years.

                            Table 12 - Risk Elements
                             (dollars in thousands)

                                                 Years Ended December 31,
                                              1997           1996       1995
                                              ----           ----       ----
  Loans 90 days past due                    $    79             5          3
  Loans on nonaccrual                            45           132         65
  Other real estate                               -             -          -
                                               ----         -----        ---
  Total nonperforming assets                $   124           137         68
                                                ===           ===         ==
  Total nonperforming assets as a
  percentage of net loans                      0.63%         0.83%      0.56%
                                               ====         ======      ====


There may be additional loans within Heart's portfolio that become classified as conditions dictate; however, management was not aware of any such loans that are material in amount at December 31, 1997. At December 31, 1997, management was unaware of any known trends, events or uncertainties that will have or that are reasonably likely to have a material effect on Heart's liquidity, capital resources or operations.

Noninterest Income
------------------

Noninterest income consists primarily of revenues generated from service charges and fees on deposit accounts. Noninterest income decreased 16.6% during 1997 as compared to 1996 primarily due to decrease in gain on sale of investments from $158,575 in 1996 to $39,995 in 1997.

Noninterest Expense
-------------------

Noninterest expense for 1997 increased 7.7%. Total salaries and employee benefits increased 13.2% during 1997 due largely to employee additions required to support Heart's asset growth.

Net occupancy expense increased 21.8% in 1997. The 1997 increase in occupancy expense was due to expenses related to renovations incurred in 1996.

Other noninterest expenses increased by approximately $53,971 or 13.2%. The largest components of other noninterest expenses which include data processing and stationery and supplies, increased 6.5% in 1997. Management continues to evaluate other noninterest expense details in efforts to further decrease the cost of providing expanded banking services to a growing customer base.

Income Taxes
------------

Income tax expense increased 11.7% during 1997. The effective tax rate as a percentage of pretax income was 30.9% in 1997 and 26.5% in 1996. These tax rates differ from the statutory Federal tax rate of 34% primarily due to alternative minimum tax credits available from previous years. In 1997, alternative minimum tax credits as a percentage of pretax earnings increased to 5.8% from 1% in 1996. See Note I to Heart's Consolidated Financial Statements for an analysis of income taxes.

Impact of Inflation and Changing Prices
---------------------------------------

A bank's asset and liability structure is substantially different from that of an industrial company in that primarily all assets and liabilities of a bank are monetary in nature. Management believes the impact of inflation on financial results depends on Heart's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services. As discussed previously, management seeks to manage the relationship between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

Management's Discussion and Analysis of Financial Condition and Results of Operations For Each of the Six Months Ended June 30, 1998 and 1997

Financial Condition
-------------------

Total assets at June 30, 1998 were approximately $33,497,108, representing a 2.6% increase from December 31, 1997. Deposits increased approximately $629,285, or 2.2% from December 31, 1997, while net loans increased approximately $1,499,487, or 7.6%. The allowance for loan losses at June 30, 1998 totaled $237,559, representing 1.1% of total loans compared to the December 31, 1997 total of $228,339, representing 1.2% of total loans. Total securities decreased approximately $1,204,449, or 12.7% from December 31, 1997 due to calls and maturities. These funds were not reinvested because of management's wish to fund loan growth. The increases in loans and deposits are primarily due to Heart's efforts to increase the loan portfolio through the origination of quality loans and a commitment to customer service.

The total of nonperforming assets, which includes nonaccrual loans, repossessed collateral and loans for which payments are more than 90 days past due, decreased from $124,000 at December 31, 1997 to $88,000 at June 30, 1998. There were no related party loans which were considered nonperforming at June 30, 1998.

Heart was most recently examined by its primary regulatory authority in March 1997. There were no recommendations by the regulatory authority that in management's opinion will have material effects on the Heart's liquidity, capital resources or operations.

Results of Operations
---------------------

Net interest income increased $102,835, or 19.7%, in the first six months of 1998 compared to the same period for 1997. Interest income for the first six months of 1998 was $1,323,810, representing an increase of $152,247, or 13.0%, over the same period in 1997. Interest expense for the first six months of 1998 increased approximately $49,412, or 7.6%, compared to the same period in 1997. This increase in interest income and interest expense during the first six months of 1998 compared to the same period in 1997 is primarily attributable to the increase in the volume of both loans and deposits.

The provision for loan losses for the first six months of 1998 remained the same compared to the same period for 1997. It is management's belief that the allowance for loan losses is adequate to absorb probable losses in the loan portfolio.

Noninterest income decreased 0.04% to approximately $148,626 for the six month period ended June 30, 1998, as compared to the same period in 1997. This decrease is primarily attributable to the fact that Heart realized approximately $21,000 in gains from sales of investments for the six month period ended June 30, 1997 and realized no such gains in 1998.

Noninterest expenses for the first six months of 1998 increased approximately $43,379, or 9.0%, compared to the first six months of 1997. The net increase is primarily attributable to employee additions required to maintain growth.

Capital Resources
-----------------

Heart is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory- and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines, Heart must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Heart's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Heart to maintain minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets and of Tier 1 capital (as defined) to average assets. As of June 30, 1998, Heart met all capital adequacy requirements to which it is subject.

The following tables present Heart's consolidated regulatory capital position at June 30, 1998:

         Risk-Based Capital Ratios
         -------------------------

               Tier 1 Capital                                       11.61%
               Tier 1 Capital minimum requirement                    4.00%

               Excess                                                7.61%

               Total Capital                                        12.68%
               Total Capital minimum requirement                     8.00%

               Excess                                                4.68%


         Leverage Ratio
         --------------

               Tier 1 Capital to adjusted total assets               7.90%
               Minimum leverage requirement                          4.00%

               Excess                                                3.90%

Certain Transactions And Business Relationships
-----------------------------------------------

         Several of Heart's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Heart and its subsidiary, Heart Bank. These persons, corporations and firms have had transactions in the ordinary course of business with Heart and Heart Bank, including borrowings, all of which, in the opinion of Heart management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Heart and Heart Bank expect to have such transactions on similar terms with its directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by Heart Bank to directors, executive officers, and related parties of Heart or Heart Bank as of June 30, 1998, was approximately $1.5 million, which represented approximately 50% of consolidated shareholders' equity on that date.

Year 2000 Issues
----------------

         Like many financial institutions, Heart relies upon computers for the daily conduct of its business and for information systems processing. There is concern among industry experts that on January 1, 2000 computers will be unable to "read" the new year and there may be widespread computer malfunctions. Heart generally relies on software and hardware developed by independent third parties to provide the information systems its uses. Heart is seeking assurances about the Year 2000 compliance with respect to the third party hardware or software system it uses, and Heart believes that its internal systems and software and the network connections it maintains will be adequately programmed to address the Year 2000 issue. Based on information currently available, management does not believe that Heart will incur significant costs in connection with the Year 2000 issue. Nevertheless, there can be no assurances that all hardware and software that Heart uses will be Year 2000 compliant, and Heart cannot predict with any certainty the costs it will incur to respond to any Year 2000 issues. Further, the business of some of Heart's customers may be negatively affected by the Year 2000 issue, and any financial difficulties incurred by Heart's customers in solving Year 2000 issues could negatively affect such customer's ability to repay any loans which Heart may have extended. Therefore, even if Heart does not incur significant direct costs in connection with responding to the Year 2000 issue, there can be no assurance that the failure or delay of Heart's customers or other third parties in addressing the Year 2000 issue or the costs involved in such process will not have a material adverse effect on Heart's business, financial condition and results of operation.


                                BUSINESS OF FLAG

General

         FLAG is a bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of the following depository institutions: Citizens, Milan and First Federal. Citizens and Milan are state banks organized under the laws of the State of Georgia, with ten banking offices located in the cities of Unadilla, Vienna, Byromville, Montezuma, Oglethorpe, Cordele, Pinehurst, Milan and McRae. First Federal is a federal savings bank, with five offices in LaGrange, Georgia, which serve markets located in western Georgia. As of June 30, 1998, FLAG had total consolidated assets of approximately $442,878,940, total consolidated deposits of approximately $339,245,243, and total consolidated shareholders' equity of approximately $38,582,093. FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services through its subsidiaries, First Federal, Citizens and Milan, as well as First Federal's wholly-owned subsidiary, Piedmont. In addition, CB Financial, a wholly-owned subsidiary of Citizens, provides pawn, title pawn and check cashing services. CB Financial is currently winding up its business operations.

         As a routine part of its business, FLAG evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve FLAG acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the FLAG Common Stock to be issued to holders of Empire Common Stock in the Merger.

Directors and Executive Officers

     The directors of FLAG as the surviving corporation of the Merger will be:

     Dr. A. Glenn Bailey       Kelly R. Linch
     Leonard H. Bateman        J. Preston Martin
     H. Speer Burdette, III    J. Daniel Speight, Jr.
     Patti S. Davis            John W. Stewart, Jr.
     Fred A. Durand, III       Donald M. Thigpen
     John S Holle              Robert E. Thigpen, Jr.
     James W. Johnson          Robert W. Walters

     The executive officers of FLAG as the surviving corporation of the Merger will be:

     John S. Holle             Chairman of the Board
     J. Daniel Speight, Jr.    President and Chief Executive Officer
     Patti S. Davis            Chief Financial Officer, Senior Vice President
                               and Assistant Secretary
     Ellison C. Rudd           Senior Vice President, Treasurer and Secretary
     J. Preston Martin         Senior Vice President
     Charles O. Hinely         Chief Operating Officer and Senior Vice President

Additional persons may be elected as directors or executive officers following the Merger. Upon completion of the merger of Empire with and into FLAG, Leonard
H. Bateman, President and Chief Executive Officer of Empire, will be elected as a member of FLAG's Board of Directors. FLAG expects the merger of Empire with FLAG to be complete by October 1, 1998. Upon completion of the merger of Brown with and into Citizens, Dennis D. Allen, President and Chief Executive Officer of Brown, will be elected as a member of FLAG's Board of Directors. Upon the completion of the merger of Heart with and into FLAG, Donald M. Thigpen, President and Chief Executive Officer of Heart, and Robert E. Thigpen, a director of Heart, will be elected as members of FLAG's Board of Directors. See "SUMMARY - Recent Development."

         The following section sets forth certain information regarding each of the persons who, after the consummation of the Merger, will be a director or executive officer of FLAG, as the surviving corporation. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years.

     Dr. A. Glenn Bailey. Dr. Bailey is a physician and surgeon in LaGrange and is a director, and from 1980 to 1989 was President, of Clark-Holder Clinic, a LaGrange medical clinic. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Dr. Bailey will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Dr. Bailey is 63 years old.

         Leonard H. Bateman. Mr. Bateman has served as President and Chief Executive Officer of Empire and Empire Bank since 1986. Following consummation of the merger of Empire with FLAG, Mr. Bateman will serve as a member of the Board of Directors of FLAG and as President and a director of Empire Bank. Mr. Bateman is 50 years old.

         H. Speer Burdette, III. Mr. Burdette is an owner, director and Vice President/Treasurer of J.K. Boatwright & Co., P.C., an accounting firm located in LaGrange. He has been a director of First Federal since 1993 and a director of FLAG since 1994. Following the Merger, Mr. Burdette will continue to serve as a member of the Boards of Directors of both FLAG and First Federal.
Mr. Burdette is 45 years old.

         Patti S. Davis. Ms. Davis served as Executive Vice President and Chief Financial Officer of Middle Georgia since 1994 until Middle Georgia merged with FLAG in March 1998. Ms. Davis has been Senior Vice President and Chief Financial Officer of Citizens since 1990. Following the consummation of the merger of Middle Georgia and FLAG, Ms. Davis has served as a Senior Vice President and as a member of the Board of Directors of FLAG and, since July 1998, has served as Chief Financial Officer of FLAG. In addition, Ms. Davis continues to act as Senior Vice President and Chief Financial Officer and a director of Citizens. Following the Merger, Ms. Davis will continue to act in these capacities. Ms. Davis and J. Daniel Speight, Jr. are cousins. Ms. Davis is 41 years old.

         Fred A. Durand, III. Mr. Durand is President, Chief Executive Officer and a director of Durand-Wayland, Inc., a manufacturer of produce sorting and spray equipment. He has been a director of First Federal since 1990 and director of FLAG since 1994. Following the Merger, Mr. Durand will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Durand is 56 years old.

         Charles O. Hinely. Mr. Hinely has served as Senior Vice President and Chief Operating Officer of FLAG since December 1997. Mr. Hinely has 30 years of banking and financial industry related experience. He has worked for Citizens and Southern National Bank and was a principle of Bank Management Resources, Inc. (BMR Financial Group) and LSI Partners, Inc. Following the Merger, Mr. Hinely will continue to serve as Senior Vice President and Chief Operating Officer of FLAG. Mr. Hinely is 51 years old.

         John S. Holle. Mr. Holle served as Chairman of the Board, President, Chief Executive Officer and as a director of FLAG since 1993, and he has been President, Chief Executive Officer and a director of First Federal since 1985 and Chairman of the Board of First Federal since 1990. Following the merger of FLAG and Middle Georgia, Mr. Holle has served as Chairman of the Board of FLAG and President, Chief Executive Officer and a member of the Board of Directors of First Federal and as a director of Citizens. Mr. Holle also has been Chairman of the Board and President of First Federal's wholly-owned subsidiary, Piedmont, since 1986. Following the Merger, Mr. Holle will continue to be the Chairman of the Board of FLAG and will continue to serve as a member of the Board of Directors of FLAG. In addition, Mr. Holle will continue to act as President, Chief Executive Officer and a member of the Board of Directors of First Federal and as a director of Citizens following the Merger. Mr. Holle is 47 years old.

         James W. Johnson. Mr. Johnson is the president of McCannie Motor and Tractor Company, Inc., a retail seller of tractors and implement equipment, and served as a director of Middle Georgia and Citizens since 1982 until the merger of FLAG and Middle Georgia. Following the merger of FLAG and Middle Georgia, Mr. Johnson has served as a member of the Board of Directors of FLAG and continues to serve as a director of Citizens. Following the Merger, Mr. Johnson will continue in these capacities.
Mr. Johnson is 56 years old.

         Kelly R. Linch. Mr. Linch is owner of Linch's, Inc., a retail appliance and electronics store in LaGrange. He has been a director of First Federal since 1986 and a director of FLAG since 1994. Following the Merger, Mr. Linch will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Linch also is a director of Key Distributors of Georgia, Inc. Mr. Linch is 55 years old.

         J. Preston Martin. Mr. Martin served as the President and Chief Executive Officer of Three Rivers and as President of Milan from 1986 until May 1998 when Three Rivers merged with and into FLAG. Mr. Martin currently serves as Senior Vice President, on the Boards of Directors of FLAG, Citizens and Milan and as President of Milan. Following the Merger, Mr. Martin will continue to act in these capacities. Mr. Martin is 44 years old.

         Ellison C. Rudd. Mr. Rudd served as Executive Vice President, Chief Financial Officer and Treasurer of FLAG since 1994. Mr. Rudd has also been Executive Vice President of First Federal since 1993 and Chief Financial Officer and Treasurer of First Federal since 1989 when he joined First Federal as a Vice President. Following the merger of FLAG and Middle Georgia and until July 1998, Mr. Rudd served as Senior Vice President and Chief Financial Officer of FLAG. Mr. Rudd currently serves as Senior Vice President, Secretary and Treasurer of FLAG. Following the Merger, Mr. Rudd will continue to act in these capacities. In addition, Mr. Rudd will continue to act as Chief Financial Officer, Treasurer and Executive Vice President of First Federal. Mr. Rudd is 53 years old.

         J. Daniel Speight, Jr. Mr. Speight served as Chief Executive Officer and as a director of Middle Georgia since 1989 and has been President and Chief Executive Officer of Citizens since 1984. Following the merger of FLAG and Middle Georgia, Mr. Speight has served as the President and Chief Executive Officer of FLAG, and as a member of the Board of Directors of FLAG. In addition, Mr. Speight serves as President and Chief Executive Officer and a director of Citizens and as a director of First Federal. Following the Merger, Mr. Speight will continue to act in these capacities and will serve as a director of Empire Bank. Mr. Speight is 41 years old.

         John W. Stewart, Jr. Mr. Stewart is an owner, Chairman of the Board and President of Stewart Wholesale Hardware Company, a wholesale grocery and hardware business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Mr. Stewart will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Stewart is 63 years old.

         Donald M. Thigpen. Mr. Thigpen is Chief Executive Officer and a director of Heart. He also serves as President and a director of Mount Vernon Bank. Following the Merger, Mr. Thigpen will continue to serve as President and a director of Mount Vernon Bank and will serve as a director of FLAG. Mr. Thigpen is 56 years old.

         Robert E. Thigpen. Mr. Thigpen is a partner with the accounting firm Thigpen, Jones & Seaton & Co., P.C. located in Dublin, Georgia. Mr. Thigpen serves as Secretary and a director of Heart and Chief Financial Officer and a director of Mount Vernon Bank. Following the Merger, Mr. Thigpen will continue to serve as Chief Financial Officer and a director of Mount Vernon Bank and as a director of FLAG. Mr. Thigpen is 55 years old.

         Robert W. Walters. Mr. Walters retired in March 1996 as owner and \ director of The Mill Store, Inc., a retail and contract floor covering business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Mr. Walters will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Walters is 65 years old.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of FLAG and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG Common Stock is based upon "beneficial owner" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                            Amount and
                                       Nature of Beneficial         Percent
          Name                              Ownership             of Class (%)
          ----                              ---------             ------------
(a)    Directors
       Dr. A. Glenn Bailey                   92,577        (1)         1.78
       H. Speer Burdette, III                24,576        (2)          .47
       Patti S. Davis                       145,868        (3)         2.81
       Fred A. Durand, III                   27,657        (4)          .53
       John S. Holle                         87,941.1821   (5)         1.68
       James W. Johnson                     145,103        (6)         2.80
       Kelly R. Linch                        58,677        (7)         1.13
       Preston Martin                       288,000        (8)         5.57
       J. Daniel Speight, Jr.               261,588        (9)         4.99
       John W. Stewart, Jr.                  29,838.391   (10)          .58
       Robert W. Walters                    140,115.669   (11)         2.70

(b)    Executive Officers
       Charles O. Hinely                         0                       0
       Ellison C. Rudd                       34,522.1356  (12)          .67

(c)    All Directors and Executive
       Officers as a group
       (13 persons)                       1,336,463.377               24.6

-------------------

(1) Consists of (i) 36,555 shares held by Dr. Bailey, (ii) 35,055 shares held by Dr. Bailey's spouse as to which beneficial ownership is shared,
         (iii) 975 shares held by Chattahoochee Land Investment as to which beneficial ownership is shared, (iv) 1,125 shares held by a broker for the benefit or Chattahoochee Land Investment as to which beneficial ownership is shared, and (v) 18,867 shares of immediately exercisable options.

(2) Consists of (i) 1,402 shares held by Mr. Burdette, (ii) 674 shares held by a broker for the benefit of Mr. Burdette, (iii) 3,633 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and
         (iv) 18,867 shares of immediately exercisable options.

(3) Consists of (i) 108,439 shares held by Ms. Davis, (ii) 4,063 shares held in an Individual Retirement Account for the benefit of Ms. Davis,
         (iii) 7,866 shares held by Speight Futures, Inc. as to which beneficial ownership is shared and (iv) 25,500 shares of immediately exercisable options. Ms. Davis is also an executive officer of FLAG.

(4) Consists of (i) 8,625 shares held by a broker for the benefit of Mr. Durand, (ii) 165 shares held by a broker for the benefit of Mr. Durand's spouse as to which beneficial ownership is shared, and (iii) 18,867 shares of immediately exercisable options.

(5) Consists of (i) 15,000 shares held by Mr. Holle, (ii) 238.392 shares issued to Mr. Holle pursuant to FLAG's dividend reinvestment plan,
         (iii) 27,702.7901 shares issued pursuant to First Federal's profit sharing plan, and (iv) 45,000 shares of immediately exercisable options. Mr. Holle is also an executive officer of FLAG.

(6) Consists of (i) 58,377 shares held by Mr. Johnson, (ii) 2,716 shares held by Mr. Johnson's spouse as to which beneficial ownership is shared, and (iii) 84,010 held by McCrannie Motor and Tractor Company, Inc. Profit Sharing Plan for the benefit of Mr. Johnson.

(7) Consists of (i) 33,750 shares held by Mr. Linch, (ii) 6,060 shares held by a broker for the benefit of Mr. Linch, and (iii) 18,867 shares of immediately exercisable options.

(8) Consists of (i) 192,000 shares held by Mr. Martin, and (ii) 96,000 shares held by a broker for the benefit of Mr. Martin. Mr. Martin is also an executive officer of FLAG.

(9) Consists of (i) 99,997 shares held by Mr. Speight, (ii) 49,998 shares held by a broker for the benefit of Mr. Speight, (iii) 2,362 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (iv) 589 shares held by Mr. Speight as trustee for Anna Davis, (v) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for Alex Speight,
         (vi) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for J. Daniel Speight, III, (vii) 7,371 shares held in an Individual Retirement Account for the benefit of Mr. Speight, (viii) 34,917 shares held by Sp8Co., Inc. as to which beneficial ownership is shared, and (ix) 63,000 shares of immediately exercisable options. Mr. Speight is also an executive officer of FLAG.

(10) Consists of (i) 9,486 shares held by Mr. Stewart, (ii) 15 shares held by Mr. Stewart as custodian for Tristran Daugherty, (iii) 1,469.901 shares issued to Mr. Stewart pursuant to FLAG's dividend reinvestment plan, (iv) .490 shares issued to Mr. Stewart as custodian for Tristran Daugherty pursuant to FLAG'S dividend reinvestment plan, and (v) 18,867 shares of immediately exercisable options.

(11) Consists of (i) 37,125 shares held by Mr. Walters, (ii) 41,700 shares held jointly by Mr. Walters and his spouse, (iii) 42,000 shares held by Mr. Walters' spouse as to which beneficial ownership is shared, (iv) 375 shares held by Mr. Walters as custodian for Myles D. Oliver, (v)
         48.669 shares issued to Mr. Walter's as custodian for Myles D. Oliver pursuant to FLAG's dividend reinvestment plan, and (vi) 18,867 shares of immediately exercisable options.

(12) Consists of (i) 10,000 shares held by Mr. Rudd, (ii) 4,000 shares held by a broker for the benefit of Mr. Rudd, (iii) 14,897.1356 shares issued pursuant to First Federal's profit sharing plan, and (iv) 5,625 shares of immediately exercisable options.

         Additional information about FLAG and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

Voting Securities and Principal Shareholders of FLAG

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 5,174,807 outstanding shares of FLAG Common Stock as of June 30, 1998. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG Common Stock is based upon "beneficial owner" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                                Amount and
                                            Nature of Beneficial    Percent of
         Name and Address                        Ownership           Class (%)
         ----------------                        ---------           ---------

         Donovan B. Bell, Jr.                    289,440                5.59
         2316 Peacock Drive
         Dublin, Georgia 31021

         Wendell S. Dunaway                      259,732(1)             5.01
         P.O. Box 1007
         Hawkinsville, Georgia 31036

         J. Preston Martin                       288,000(2)             5.57
         P.O. Box 38
         Mt. Zion Street
         Milan, Georgia 31091

--------------------

     (1) Consists of (i) 258,835 shares owned by Mr. Dunaway, and (ii) 897 shares owned by Dunaway Brothers, as to which beneficial ownership is shared.

     (2) Consists of (i) 192,000 shares held by Mr. Martin, and (ii) 96,000 shares held by a broker for the benefit of Mr. Martin.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


Pro Forma Consolidated Financial Information

         The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of earnings for the six months ended June 30, 1998, and for each of the three years in the period ended December 31, 1997 (collectively, the "Pro Forma Earnings Statements"), combine the historical financial statements of FLAG with Heart after giving effect to the Merger using the pooling of interests method of accounting. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Merger occurred at June 30, 1998, while the pro forma adjustments to the Pro Forma Earnings Statements are computed as if the Merger were consummated on January 1, 1995, the earliest period presented. The following financial statements do not reflect any anticipated cost savings which may be realized by FLAG after consummation of the Merger.

         The pro forma information does not purport to represent what FLAG's and Heart's combined results of operations actually would have been if the Merger had occurred on January 1, 1995.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                     Pro        Other
                                                          Heart of    Pro Forma    Forma      Pending       Pro Forma    Pro Forma
                                                  FLAG     Georgia   Adjustments  Combined  Acquisitions   Adjustments   Combined
                                                  ----     -------   -----------  --------  ------------   -----------   --------
ASSETS
Cash and due from banks                       $  11,724     1,024                 $  12,748    $  3,591                  $  16,339
Federal funds sold                               10,070       880                    10,950       3,310                     14,260
Interest-bearing deposits                         3,508      -                        3,508      -                           3,508
Securities available for sale, at fair value     66,712     4,577                    71,289      11,792                     83,081
Securities held to maturity                       2,720     3,670                     6,390       2,814                      9,204
Other investments                                 5,755      -                        5,755      -                           5,755
Loans held for sale                               6,306      -                        6,306      -                           6,306
Loans, net                                      306,527    21,209                   327,736      70,610                    398,347
Premises and equipment, net                      12,512     1,006                    13,518       2,833                     16,350
Other assets                                     17,044     1,131                    18,175       3,530                     21,705
                                               --------   -------                  --------      ------                   --------
        Total assets                          $ 442,878    33,497                 $ 476,375    $ 98,480                  $ 574,855
                                                =======    ======                   =======      ======                    =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Deposits:
     Noninterest bearing                      $  26,509  $  2,187                 $  28,696    $ 14,702                  $  43,398
     Interest bearing                           312,736    27,086                   339,822      70,050                    409,872
                                                -------    ------                   -------------------                    -------
Total deposits                                  339,245    29,273                   368,518      84,752                    453,270
Other borrowings                                 55,830       520                    56,350       3,905                     60,255
Accrued expenses and other liabilities            9,221       507                     9,728         823                     10,551
                                              ---------  --------                 ---------      ------                   --------
        Total liabilities                     $ 404,296  $ 30,300                 $ 434,596    $ 89,480                  $ 524,076

Shareholders' Equity
Common stock 5,175                                  220       226       5,621           445         942         7,008
Additional paid-in capital                        8,817     2,135        (226)       10,726       2,800        (1,126)      12,400
Retained earnings                                24,381       774                    25,155       5,936                     31,091
Unrealized gains on
     securities available for sale, net of tax      209        68                       277           3                        280
                                               --------  --------                  --------    --------                   --------
                                                 38,582     3,197                    41,779       9,184                     50,779
Less treasury stock                                   -         -                         -        (184)          184            -
     Total shareholders' equity                  38,582     3,197                    41,779       9,000                     50,779
                                               --------   -------                  --------     -------                   --------
        Total shareholders'
            equity and liabilities            $ 442,878    33,497                 $ 476,375    $ 98,480                  $ 574,855
                                                =======    ======                   =======      ======                    =======


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                     For the Six Months Ended June 30, 1998
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                                  Other
                                                        Heart of      Pro Forma    Pro Forma     Pending     Pro Forma     Pro Forma
                                              FLAG       Georgia     Adjustments   Combined    Acquisitions  Adjustments    Combined
                                              ----       -------     -----------   --------    ------------  -----------    --------
Interest income                             $ 17,674     $ 1,324                  $ 18,998       $ 4,278                   $ 23,276
Interest expense                               8,678         700                     9,378         2,130                     11,508
                                            --------     -------                    ------         -----                     ------
    Net interest income                        8,996         624                     9,620         2,148                     11,768

Provision for loan losses                        444          12                       456            65                        521
                                            --------     -------                   -------       -------                   --------
    Net interest income after
      provision for loan losses                8,552         612                     9,164         2,083                     11,247

Noninterest income:
    Fees and service charges                   1,826         129                     1,955           322                      2,277
    Net realized gains on
       the sale of assets                      1,023           -                     1,023            14                      1,037
    Other operating income                       869          19                       888            77                        965
                                            --------      ------                   -------        ------                    -------
Total noninterest income                       3,718         148                     3,866           413                      4,279

Noninterest expense:
    Salaries and employee benefits             4,355         257                     4,612           894                      5,506
    Net occupancy and equipment expenses       1,548         107                     1,655           314                      1,969
    Other operating expenses                   3,323         160                     3,483           546                      4,029
                                             -------       -----                   -------        ------                     ------
Total noninterest expense                      9,226         524                     9,750         1,754                     11,504

    Income before income taxes                 3,044         236                     3,280           742                      4,022

Income tax expense                               929          69                       998           178                      1,176
                                            --------      ------                  --------        ------                    -------
    Net income                             $   2,115    $    167                 $   2,282      $    564                  $   2,846
                                             =======      ======                   =======        ======                    =======
    Net income per common
        share outstanding                        .41         .76                       .41                                      .41
                                           =========     =======                 =========                               ==========
Weighted average outstanding shares        $   5,172   $     220                 $   5,620                               $    6,997
                                             =======     =======                   =======                                 ========


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                                 Other
                                                        Heart of      Pro Forma  Pro Forma      Pending      Pro Forma    Pro Forma
                                               FLAG      Georgia     Adjustments  Combined    Acquisitions   Adjustments   Combined
                                               ----      -------     -----------  --------    ------------   -----------   --------
Interest income                             $ 30,643    $ 2,455                   $ 33,098       $ 8,087                   $ 41,185
Interest expense                              14,646      1,348                     15,994         3,978                     19,972
                                              ------      -----                     ------       -------                     ------
    Net interest income                       15,997      1,107                     17,104         4,109                     21,213

Provision for loan losses                        765         24                        789           831                      1,620
                                            --------     ------                    -------        ------                    -------
    Net interest income after
      provision for loan losses               15,232      1,083                     16,315         3,278                     19,593

Noninterest income:
    Fees and service charges                   3,568        253                      3,821           664                      4,485
    Net realized gains on
       the sale of assets                        910         -                         910            -                         910
    Other operating income                       854         59                        913           148                      1,061
                                             -------    -------                   --------        ------                      -----
Total noninterest income                       5,332        312                      5,644           812                      6,456

Noninterest expense:
    Salaries and employee benefits             7,256        486                      7,742         1,656                      9,398
    Net occupancy and equipment expenses       2,779        198                      2,977           572                      3,549
    Other operating expenses                   4,985        316                      5,301         1,274                      6,575
                                            --------    -------                    -------      --------                    -------
Total noninterest expense                     15,020      1,000                     16,020         3,503                     19,523

    Income before income taxes                 5,544        395                      5,939           587                      6,525

Income tax expense                             1,795        122                      1,917            26                      1,943
                                             -------   --------                    -------       -------                     ------
    Net income                             $   3,749   $    273                  $   4,022      $    561                   $  4,583
                                             =======   ========                    =======       =======                     ======
    Net income per common
        share outstanding                $       .73    $  1.24                  $     .72                               $      .66
                                             =======   ========                    =======                                   ======
Weighted average outstanding shares            5,167        220                      5,612                                    6,972
                                             =======   ========                    =======                                   ======


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1996
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                               Other
                                                       Heart of      Pro Forma   Pro Forma     Pending       Pro Forma   Pro Forma
                                              FLAG      Georgia     Adjustments  Combined    Acquisitions   Adjustments   Combined
                                              ----      -------     -----------  --------    ------------   -----------   --------
Interest income                            $ 27,951    $ 2,247                    $ 30,198      $ 6,657                  $ 36,855
Interest expense                             13,194      1,255                      14,449        3,179                    17,628
                                             ------     ------                     -------      -------                    ------
    Net interest income                      14,757        992                      15,749        3,478                    19,227

Provision for loan losses                     3,744         25                       3,769          731                     4,500
                                            -------    -------                     -------       ------                   -------
    Net interest income after
      provision for loan losses              11,013        967                      11,980        2,747                    14,727

Noninterest income:
    Fees and service charges                  3,301        206                       3,507          501                     4,008
    Net realized gains on
       the sale of assets                       748          -                         748            4                       752
    Other operating income                      588        169                         757           74                       831
                                            -------    -------                    --------       ------                   -------
Total noninterest income                      4,637        375                       5,012          579                     5,591

Noninterest expense:
    Salaries and employee benefits            6,172        455                       6,627        1,381                     8,008
    Net occupancy and equipment expenses      2,228        177                       2,405          432                     2,837
    Other operating expenses                  5,618        297                       5,915          995                     6,910
                                            -------     ------                     -------      -------                   -------
Total noninterest expense                    14,018        929                      14,947        2,808                    17,755

Income before income taxes                    1,632        413                       2,045          518                     2,563

Income tax expense                              347        109                         456          105                       561
                                            -------    -------                     -------       ------                   -------
    Net income                            $   1,285   $    304                   $   1,589     $    413                  $  2,002
                                            =======    =======                     =======       ======                    ======
    Net income per common
        share outstanding                 $     .25   $   1.38                   $     .29                             $      .29
                                            =======    =======                    ========                                 ======
Weighted average outstanding shares           5,124        220                       5,570                                  6,927
                                            =======    =======                    ========                                 ======


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1995
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                            Other
                                                      Heart of    Pro Forma   Pro Forma     Pending      Pro Forma     Pro Forma
                                             FLAG     Georgia    Adjustments   Combined   Acquisitions  Adjustments    Combined
                                             ----     -------    -----------   --------   ------------  -----------    --------
Interest income                            $ 27,311  $    340                  $ 27,651     $  5,328                    $ 32,979
Interest expense                             13,378       179                    13,557        2,384                      15,941
                                             ------   -------                    ------     --------                      ------
    Net interest income                      13,933       161                    14,094        2,944                      17,038

Provision for loan losses                       775         -                       775          716                       1,491
                                          ---------   -------                   -------      -------                     -------
    Net interest income after
      provision for loan losses              13,158       161                    13,319        2,228                      15,547

Noninterest income:
    Fees and service charges                  2,971        26                     2,998          399                       3,397
    Net realized gains (losses) on
       the sale of assets                       350        -                        350          (12)                        338
    Other operating income                      385         6                       391           55                         446
                                           --------    ------                  --------     --------                     -------
Total noninterest income                      3,706        33                     3,739          441                       4,180

Noninterest expense:
    Salaries and employee benefits            5,749        61                     5,810        1,076                       6,886
    Net occupancy and equipment expenses      1,825        26                     1,851          302                       2,153
    Other operating expenses                  4,112        63                     4,175          802                       4,977
                                            -------    ------                   -------      -------                     -------
Total noninterest expense                    11,686       150                    11,836        2,180                      14,016

    Income before income taxes                5,178        44                     5,222          489                       5,711

Income tax expense (benefit)                  1,707        13                     1,720          (45)                      1,675
                                            -------    ------                   -------      -------                     -------
    Net income                            $   3,471  $     31                 $   3,502     $    534                   $   4,036
                                            =======    ======                   =======      =======                     =======
    Net income per common
        share outstanding                 $     .68  $    .14                 $     .63                              $       .59
                                            =======    ======                   =======                                  =======
Weighted average outstanding shares           5,088       220                     5,541                                    6,809
                                            =======   =======                   =======                                  =======


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
              Notes to Consolidated Pro Forma Financial Statements


(1) The unaudited pro forma consolidated balance sheet as of June 30, 1998 and consolidated statements of earnings for the six months ended June 30, 1998 and for the years ended December 31, 1997, 1996 and 1995 have been prepared based on the historical consolidated balance sheets and statements of earnings, which give effect to the Merger of Heart with and into FLAG accounted for as a pooling of interests, based on the exchange of 2.025 shares of FLAG Common Stock for each outstanding share of Heart Common Stock.

(2) In the opinion of management of the respective companies included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders of FLAG intended to be presented at the 1999 annual meeting of shareholders must be received by FLAG at its principal executive offices on or before the date that is 120 calendar days in advance of the date of FLAG's 1998 proxy statement released to security holders in order to be included in FLAG's proxy statement and proxy relating to the 1999 annual meeting of shareholders. As of the date of the mailing of this Proxy Statement/Prospectus, FLAG's 1998 proxy statement has not been completed. The specific date by which proposals of shareholders of FLAG intended to be represented at the 1999 annual meeting of shareholders must be received by FLAG in order to be included in FLAG's 1999 proxy statement will be set forth in FLAG's 1998 proxy statement.

                                     EXPERTS

         The restated consolidated financial statements of FLAG and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, incorporated by reference herein and in the Registration Statement, have been audited by Porter Keadle Moore, LLP, independent certified public accountants, which are included in the FLAG Annual Report to Shareholders which is incorporated by reference in FLAG's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of FLAG and subsidiary as of December 31, 1996 and each of the years in the two-year period ended December 31, 1996, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Robinson, Grimes and Company, P.C. independent certified public accountants. The financial statements audited by Robinson, Grimes and Company P.C., have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Middle Georgia Bankshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration
Statement by reference, have been audited by Porter Keadle Moore, LLP, independent certified public accountants. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Three Rivers Bancshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Thigpen, Jones, Seaton & Co., P.C., independent certified public accountants. The financial statements audited by Thigpen, Jones, Seaton & Co., P.C. have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Heart as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, are contained herein and in the Registration Statement in reliance upon the report of McLain, Calhoun & Co., P.C., independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

         The legality of the shares of FLAG Common Stock to be issued in the Merger and certain tax consequences of the Merger will be passed upon by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.

                                  OTHER MATTERS

         Management of Heart does not know of any matters to be brought before the Special Meeting other than those described above. If any other matters properly come before the Special Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                              HEART FINANCIAL DATA

                                                                           Page
                                                                           ----

Consolidated Balance Sheets as of June 30, 1998 and 1997 (Unaudited).........F-2
Consolidated Statements of Earnings for the Six Months
     Ended June 30, 1998 and 1997 (Unaudited)................................F-3
Consolidated Statements of Comprehensive Income for the Six Months Ended
     June 30, 1998 and 1997..................................................F-4
Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 1998 and 1997 (Unaudited)......................................F-5
Notes to Consolidated Financial Statements (Unaudited).......................F-6
Report of Independent Certified Public Accountants...........................F-7
Consolidated Balance Sheets as of December 31, 1997
     and 1996................................................................F-8
Consolidated Statements of Earnings for the Years Ended
     December 31, 1997, 1996 and 1995........................................F-9
Consolidated Statements of Changes in Shareholders' Equity
     for the Years Ended December 31, 1997, 1996 and 1995...................F-10
Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995.......................................F-11
Notes to Consolidated Financial Statements..................................F-12

                HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY

                           Consolidated Balance Sheet

                             June 30, 1998 and 1997
                                   (Unaudited)

  Assets
                                                            1998          1997
                                                            ----          ----
  Cash and cash equivalents:
    Cash and due from banks                            $ 1,024,210    1,326,435
    Federal funds sold                                     880,000    1,990,000
                                                        ----------    ---------
            Total cash and cash equivalents              1,904,210    3,316,435
  Investment securities available for sale               4,576,439    5,432,186
  Investment securities held to maturity                 3,669,885    3,133,763
  Loans, net                                            21,209,452   16,878,050
  Bank premises and equipment, net                       1,005,799    1,029,382
  Accrued interest receivable                              492,128      426,943
  Other assets                                             639,195      724,921
                                                        ----------   ----------
            Total assets                               $33,497,108   30,941,680
                                                        ==========   ==========
  Liabilities and Shareholders' Equity
  ------------------------------------

  Deposits:
    Non interest bearing demand                        $ 2,354,901    2,928,974
    Interest bearing demand                              4,729,311    3,523,315
    Savings                                              1,101,339      912,925
    Time - over $100,000                                 6,244,294    5,620,061
    Other                                               14,843,670   14,254,208
                                                        ----------   ----------
            Total deposits                              29,273,515   27,239,483
  Accrued interest payable                                 351,313      332,121
  Accrued expenses and other liabilities                   155,615       48,628
  Other borrowed funds                                     520,000      520,000
                                                        ----------   ----------
            Total liabilities                           30,300,443   28,140,232
  Shareholders' equity:
    Common stock, par value $1, authorized 1,000,000
     shares; issued 220,000 shares                         220,000      220,000
    Additional paid-in capital                           2,135,000    2,135,000
    Retained earnings                                      774,311      457,265
    Unrealized gain (loss) on securities available
      for sale, net of tax                                  67,354      (10,817)
                                                        ----------   ----------
            Total shareholders' equity                   3,196,665    2,801,448
                                                        ----------   ----------
            Total liabilities and shareholders'equity  $33,497,108   30,941,680
                                                        ==========   ==========

See accompanying notes to consolidated financial statements.

                HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY
                       Consolidated Statements of Earnings
                 For the Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)

                                                           Six Months Ended
                                                               June 30,
                                                               --------
                                                           1998       1997
                                                           ----       ----
  Interest income:
    Interest and fees on loans                           $1,044,388    848,671
    Interest on federal funds sold                           23,361     35,914
    Interest on investment securities:
     U.S. government agencies                               256,061    281,720
     State, county and municipals                               -        5,237
    Other                                                       -           21
                                                          ---------  ---------
             Total interest income                        1,323,810  1,171,563
                                                          ---------  ---------
  Interest expense:
    Demand deposits                                          64,578     54,217
    Savings                                                  14,409     13,375
    Certificates of deposit of $100,000 or more             175,312    166,333
    Other time deposits                                     424,243    391,997
    Other                                                    21,042     24,250
                                                          ---------  ---------
             Total interest expense                         699,584    650,172
                                                          ---------   --------
             Net interest income                            624,226    521,391
  Provision for loan losses                                  12,000     12,000
                                                          ---------   --------
             Net interest income after provision
              for loan losses                               612,226    509,391
                                                          ---------   --------
  Other operating income:
    Service charges on deposit accounts                      94,638     79,350
    Other service charges, commissions and fees              34,591     35,265
    Gain on sales of securities                                 -       21,321
    Other income                                             19,397     12,746
                                                          ---------   --------
             Total other operating income                   148,626    148,682
                                                          ---------   --------
  Other operating expenses:
    Salaries                                                207,552    190,330
    Employee benefits                                        49,889     39,596
    Net occupancy expense                                    26,298     25,280
    Equipment rental and depreciation of furniture
     and equipment                                           72,283     70,358
    Other expenses                                          168,636    155,715
                                                          ---------   --------
             Total other operating expenses                 524,658    481,279
                                                          ---------   --------
             Income before income taxes                     236,194    176,794
  Provision for income taxes                                 68,776     53,105
                                                          --------   --------
             Net income                                  $  167,418    123,689
                                                          =========   ========
  Net income per share                                   $     0.76      0.56
                                                             ======    ======

See accompanying notes to consolidated financial statements.

                HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY
                 Consolidated Statements of Comprehensive Income
                 For the Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)

                                                             Six Months Ended
                                                                 June 30,
                                                                 --------
                                                              1998       1997
                                                              ----       ----
Net earnings:                                              $ 167,418   $123,689
Other comprehensive income, net of tax:
  Unrealized gains (losses) on securities available for sale:
    Holding gains (losses) arising during period,
          net of tax of $15,633 and $29,680                   30,347     57,615
  Realized gains and losses, net of tax of $0 and $7,249         -      (14,072)
         Comprehensive income                              $ 197,765   $167,232
                                                             =======    =======

                HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                 For the Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)


                                                                            Six Months Ended
                                                                                 June 30,
                                                                                 --------
                                                                           1998           1997
                                                                           ----           ----
  Cash flows from operating activities:
    Net earnings                                                        $   167,418      123,689
    Adjustments  to  reconcile  net  earnings to net cash  provided by operating activities:
       Provision for loan losses                                             12,000       12,000
       Depreciation and amortization                                         40,373       37,353
       Gain on sale of  investments                                               -      (21,321)
       Increase in accrued income and other assets                            9,218      (38,022)
       Interest in accrued interest and other expenses                       15,804       25,436
                                                                         ----------    ---------
             Net cash provided by operating activities                      244,813      139,135
                                                                         ----------    ---------
  Cash flows from investing activities:
    Net change in loans                                                  (1,511,487)    (399,925)
    Proceeds from maturities of investment securities held to maturity    2,753,430    1,353,879
    Purchase of investment securities held to maturity                   (1,503,000)    (927,034)
    Property and equipment expenditures                                     (49,350)      (3,552)
    Proceeds from sale of property and equipment                             21,200         -
                                                                         ----------    ---------
             Net cash (used in) provided by investing activities           (289,207)      23,368
                                                                         ----------    ---------

  Cash flows from financing activities:
    Net increase in demand and savings deposits                              39,992      232,551
    Net change in time deposits                                             589,291      761,610
    Principal payments on other borrowed funds                                 -         (74,000)
                                                                         ----------    ---------
             Net cash provided by financing activities                      629,283      920,161
                                                                         ----------    ---------
  Net change in cash and cash equivalents                                   584,889    1,082,664

  Cash and cash equivalents at beginning of period                        1,319,321    2,233,771
                                                                          ---------    ---------
  Cash and cash equivalents at end of period                            $ 1,904,210    3,316,435
                                                                          =========    =========

See accompanying notes to consolidated financial statements.

                HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements
                                   (Unaudited)

(1)   Basis of Presentation
      The consolidated financial statements include the accounts of Heart of Georgia Bancshares, Inc. (the "Company") and its wholly-owned subsidiary, Mount Vernon Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

      The consolidated financial information furnished herein reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations and financial position for the periods covered herein. All such adjustments are of a normal recurring nature.

(2)   Recent Accounting Pronouncements

      During February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 simplifies current standards by eliminating the presentation of primary earnings per share (EPS) and requiring the presentation of basic EPS, which includes no potential common shares and thus no dilution. The Statement also requires entities with complex capital structures to present basic and diluted EPS on the face of the income statement and also eliminates the modified treasury stock method of computing potential common shares. The Statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Early application is not permitted. Upon adoption, restatement of all prior-period EPS data presented is required. Based upon the current capital structure of the Company, this Statement will have no effect on the EPS calculation.

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 131 specifies the presentation and disclosure of operating segment information reported in the annual report and interim reports issued to stockholders. The provisions of both statements will be effective for fiscal years beginning after December 15, 1997. The management of the Company believes that the adoption of these statements will not have a material impact on the Company's financial position, results of operations, or liquidity.

                          HEART OF GEORGIA BANCSHARES,

                               INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1997

HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997 AND 1996 AND PERIOD FROM JUNE 27, 1995 TO DECEMBER 31, 1995


                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

INDEPENDENT AUDITORS' REPORT...........................................    F-9


CONSOLIDATED FINANCIAL STATEMENTS:

  Consolidated Balance Sheets..........................................   F-10

  Consolidated Statements of Changes in Shareholders' Equity...........   F-11

  Consolidated Statements of Income....................................   F-12

  Consolidated Statements of Cash Flows................................   F-13

  Notes to Consolidated Financial Statements...........................   F-14

McLain, Calhoun & Co., P.C.
Certified Public Accountants
Business Consultants



INDEPENDENT AUDITORS' REPORT



Board of Directors
Heart of Georgia Bancshares, Inc. and Subsidiary

      We have audited the accompanying consolidated balance sheets of Heart of Georgia Bancshares, Inc. and Subsidiary, as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the two years ended December 31, 1997 and 1996 and the period from inception of June 27, 1995 to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heart of Georgia Bancshares, Inc. and Subsidiary at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the two years ended December 31, 1997 and 1996 and the period from inception of June 27, 1995 to December 31, 1995, in conformity with generally accepted accounting principles.




                                        /s/ McLain, Calhoun & Co., P.C.


January 7, 1998
Vidalia, Georgia


HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

-----------------------------------------------------------------------------------
                                                            As of December 31,
                                                            ------------------
                                                            1997          1996
-----------------------------------------------------------------------------------
Assets
Cash and due from banks                                  $ 1,309,321     $ 768,771
Federal funds sold                                            10,000     1,465,000
-----------------------------------------------------------------------------------
Total cash and cash equivalents                            1,319,321     2,233,771
-----------------------------------------------------------------------------------
Securities available for sale, at fair value               4,638,785     8,905,347
Securities held to maturity, at cost                       4,811,988             -
Loans, net of unearned income                             19,938,304    16,688,100
Less:  allowance for loan losses                            (228,339)     (197,975)
-----------------------------------------------------------------------------------
Loans, net                                                19,709,965    16,490,125
-----------------------------------------------------------------------------------
Bank premises and equipment                                1,009,335     1,054,496
Accrued interest receivable                                  469,340       364,091
Other assets and accrued income                              688,493       774,308
-----------------------------------------------------------------------------------
Total Assets                                             $32,647,227  $ 29,822,138
-----------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
Deposits:
Non-interest bearing demand                              $ 3,008,996   $ 2,151,488
Interest-bearing demand                                    4,240,500     3,977,030
Savings                                                      896,061       838,661
Time deposits over $100,000                                5,613,404     5,856,297
Other time deposits                                       14,885,269    13,256,362
-----------------------------------------------------------------------------------
Total deposits                                            28,644,230    26,079,838
Accrued interest payable                                     353,435       296,240
Accrued expenses and other liabilities                       130,662       217,944
Other borrowed funds                                         520,000       594,000
-----------------------------------------------------------------------------------
Total liabilities                                         29,648,327    27,188,022
-----------------------------------------------------------------------------------
Shareholders' Equity:
Common stock, $1 par value, authorized 1,000,000 shares,
outstanding 220,000 shares                                   220,000       220,000
Paid-in capital surplus                                    2,135,000     2,135,000
Retained earnings                                            606,893       333,576
Unrealized holding gains (losses) on available for sale
   securities, net of tax                                     37,007       (54,460)
-----------------------------------------------------------------------------------
Total shareholders' equity                                 2,998,900     2,634,116
-----------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity              $ 32,647,227  $ 29,822,138
-----------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Financial Statements.


HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

---------------------------------------------------------------------------------------------------------------------
                                                                                          Unrealized
                                                              Paid-in                      Holding
                                                 Common       Capital       Retained    Gains (Losses)
                                                 Stock        Surplus       Earnings    on Securities      Total
---------------------------------------------------------------------------------------------------------------------
Balance, June 27, 1995                           $      --     $      --     $      --     $      --      $      --
Formation of Heart of Georgia Bancshares, Inc.       220,000     2,135,000          --       2,355,000
Net Income                                              --            --          30,508          --           30,508
Valuation allowance adjustment on
securities available for sale                           --            --            --          (6,073)        (6,073)
----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                           220,000     2,135,000        30,508        (6,073)     2,379,435
Net Income                                              --            --         303,068          --          303,068
Valuation allowance adjustment on
securities available for sale                           --            --            --         (48,387)       (48,387)
----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                           220,000     2,135,000       333,576       (54,460)     2,634,116
Net Income                                              --            --         273,317          --          273,317
Valuation allowance adjustment on
securities available for sale                           --            --            --          91,467         91,467
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                       $   220,000   $ 2,135,000   $   606,893   $    37,007    $ 2,998,900
---------------------------------------------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Financial Statements.


HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
                                                                           June 27, 1995
                                                          Year Ended       to December 31,

-------------------------------------------------------------------------------------
                                                        1997       1996        1995
--------------------------------------------------------------------------------------
Interest Income:
Interest and fees on loans                            1,814,445 $ 1,562,135  $ 200,886
Income on federal funds sold                             70,257      66,948     15,525
Interest on investment securities
Taxable income                                          558,182     606,674    110,352
Non-taxable income                                       10,615       1,242      3,778
Other interest income                                     1,937      10,327      9,917
---------------------------------------------------------------------------------------
Total interest income                                 2,455,436   2,247,326    340,458
---------------------------------------------------------------------------------------
Interest Expense:
Demand deposits                                         121,131     137,083     24,769
Savings deposits                                         26,673      27,003      4,579
Time deposits                                         1,156,039   1,036,478    140,381
Other interest expense                                   44,038      54,466      9,226
---------------------------------------------------------------------------------------
Total interest expense                                1,347,881   1,255,030    178,955
---------------------------------------------------------------------------------------
Net interest income before loan losses                1,107,555     992,296    161,503
Less - provision for loan losses                         24,000      25,200          -
---------------------------------------------------------------------------------------
Net interest income after provision for loan losses   1,083,555     967,096    161,503
---------------------------------------------------------------------------------------
Other Operating Income:
Service charges on deposit accounts                     183,507     128,875     16,513
Other service charges, commissions and fees              69,935      76,997     10,821
Gain on sales of investments                             39,995     158,575      4,757
Other income                                             18,985      10,218        880
---------------------------------------------------------------------------------------
Total other operating income                            312,422     374,665     32,971
---------------------------------------------------------------------------------------
Other Operating Expenses:
Salaries                                                397,117     372,364     53,497
Employee benefits                                        88,709      82,276      7,443
Net occupancy expenses                                   50,406      64,444      8,735
Equipment rental and depreciation of equipment          147,604     113,001     17,827
Other expenses                                          316,470     297,102     62,859
---------------------------------------------------------------------------------------
Total other operating expenses                        1,000,306     929,187    150,361
---------------------------------------------------------------------------------------
Income Before Income Taxes                              395,671     412,574     44,113
Less - provision for income taxes                       122,354     109,506     13,605
---------------------------------------------------------------------------------------
Net Income                                            $ 273,317   $ 303,068   $ 30,508
---------------------------------------------------------------------------------------
Earnings Per Share*                                      $ 1.24      $ 1.37     $ 0.14
---------------------------------------------------------------------------------------
* Net Income / weighted average outstanding shares of 220,000

See Accompanying Notes to Consolidated Financial Statements.


HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                         June 27, 1995
                                                               Year Ended December 31,   to December 31,
-----------------------------------------------------------------------------------------------------
                                                                  1997         1996           1995
-----------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
Net Income                                                     $ 273,317     $ 303,068      $ 30,508
Adjustments   to  reconcile  net  income  to  net  cash  provided  by  operating activities:
Provision for loan losses                                         24,000        25,200             -
Depreciation and amortization                                     76,495       109,617         8,174
Gain on sales of investments                                     (39,995)     (158,575)       (4,757)
Changes in accrued income and other assets                           858       (18,336)      (99,079)
Changes in accrued expenses and other liabilities                (20,758)       83,380       (34,121)
-----------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities              313,917       344,354       (99,275)
-----------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
Net change in loans made to customers                         (3,243,840)   (4,384,851)   (1,711,152)
Purchases of held to matuity securities                       (2,632,359)   (4,254,640)      (60,304)
Proceeds from maturities of available for sale securities      2,265,514     3,595,732     1,558,413
Acquisition of bank subsidiary                                         -             -    (2,775,000)
Property and equipment purchases                                 (13,961)     (106,541)            -
-----------------------------------------------------------------------------------------------------
Net cash used in investing activities                         (3,624,646)   (5,150,300)   (2,988,043)
-----------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities:
Net change in demand and savings accounts                      1,084,265      (487,734)     (343,933)
Net change in other time deposits                              1,386,014     5,104,818       505,418
Proceeds from borrowings                                               -             -       660,000
Proceeds from issuance of common stock                                 -             -     2,355,000
Principal payments on long term debt                             (74,000)      (66,000)            -
-----------------------------------------------------------------------------------------------------
Net cash provided by financing activities                      2,396,279     4,551,084     3,176,485
-----------------------------------------------------------------------------------------------------
Net Increase (Decrease) in  Cash and Cash Equivalents           (914,450)     (254,862)       89,167
Cash and Cash Equivalents, Beginning of Year                   2,233,771     2,488,633     2,399,466
-----------------------------------------------------------------------------------------------------
Cash and Cash Equivalents, End of Year                       $ 1,319,321   $ 2,233,771   $ 2,488,633
-----------------------------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Financial Statements.

HEART OF GEORGIA BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996 AND PERIOD FROM JUNE 27, 1995 TO DECEMBER 31, 1995

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------

The accounting and reporting policies of the Heart of Georgia Bancshares, Inc. conform with generally accepted accounting principles and practices within the banking industry. The policies that materially affect financial position and the results of operations are summarized as follows:

     1. Reporting Entity - Heart of Georgia Bancshares, Inc. (the "Company") was formed on June 27, 1995 and operates as a bank holding company with one bank subsidiary. On October 31, 1995, the Company acquired 100% of the outstanding stock of Mount Vernon Bank in Mount Vernon, Georgia. Goodwill of $676,940, representing the excess of the cost of Mount Vernon Bank over the fair value of the net assets at the date of acquisition, is being amortized on the straight-line method over fifteen years. Amortization expense charged to operations for 1997, 1996 and 1995 was $45,129, $45,129 and $7,522, respectively.

     2. Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its bank subsidiary. All material intercompany accounts and transactions have been eliminated as a result of consolidation.

     3. Securities - - The classification of securities is determined at the date of purchase. Gains or losses on the sale of securities are recognized on a specific identification basis.

           Securities available for sale, primarily debt securities, are recorded at fair value with unrealized gains or losses (net of tax effect) excluded from earnings and reported as a component of shareholders' equity. Securities available for sale will be used as a part of the Corporation's interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment risk, and other factors.

           Held to maturity securities, primarily debt securities, are stated at cost, net of the amortization of premium and the accretion of discount. The Company intends and has the ability to hold such securities on a long-term basis or until maturity.

           Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts.

           The market value of securities is generally based on quoted market prices. If a quoted market price is not available, market value is estimated using quoted market prices for similar securities.

           Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

     4. Loans and Interest Income - Loans are stated at the amount of unpaid principal, reduced by net deferred loan fees, unearned discounts, and a valuation allowance for possible loan losses. Interest on simple interest installment loans and other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     5. Allowance for Loan Losses - The allowance for loan losses is available to absorb losses inherent in the credit extension process. The entire allowance is available to absorb losses related to the loan and lease portfolio and other extensions of credit, including off-balance sheet credit exposures. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses.
           Recoveries of previously charged-off amounts are credited to the allowance for loan losses. Additions to the allowance for credit losses are made by charges to the provision for credit losses.

           The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions, and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

           In 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), which was amended in 1994 by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure" (SFAS 118). These standards address the accounting for certain loans when it is probable that all amounts due pursuant to the contractual terms of the loan will not be collected. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the historical effective loan rate as the discount rate. Loans that are to be foreclosed or that are solely dependent on the collateral for repayment may alternatively be measured based on the fair value of the collateral for such loans. Measurement may also be based on observable market prices. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for credit losses. The Company adopted SFAS 114 and SFAS 118 effective January 1, 1995. Adoption of the standards did not have a material impact on the Company's financial position or results of operations.

     6. Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to operating expenses over the estimated useful lives of the assets and is computed on the straight-line method. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses from disposition of property are reflected in operations and the asset account is reduced.

     7. Other Real Estate Owned - Other real estate owned, acquired principally through foreclosure, is stated at the lower of cost or net realizable value. Loan losses incurred in the acquisition of these properties are charged against the allowance for possible loan losses at the time of foreclosure. Subsequent write-downs of other real estate owned are charged against the current period's expense.

     8. Income Taxes - The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

           The Company and its subsidiary file a consolidated income tax return. The subsidiary computes its income tax expense as if it filed a separate corporate return except without the benefit of the surtax allocation. Any benefits or disadvantages of the consolidation are absorbed by the parent company. The subsidiary pays its allocation of federal income taxes to the parent company or receives payment from the parent company to the extent that tax benefits are realized.

     9. Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest bearing deposits in other banks with original maturities of less than three months, highly liquid debt instruments purchased with an original maturity of three months or less, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

     10. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

           While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

     11. Advertising Costs - It is the policy of the Company to expense advertising costs as they are incurred. The Company does not engage in any direct-response advertising and accordingly has no advertising costs reported as assets on its balance sheet. Amounts charged to advertising expense for the years ended December 31, 1997 and 1996 and for the period from inception of June 27, 1995 to December 31, 1995 were $11,603, $10,658 and $0.

B. INVESTMENT SECURITIES
------------------------

     Debt and equity securities have been classified in the balance sheet according to management's intent. The following table reflects the amortized cost and estimated market values of investments in debt and equity securities held at December 31, 1997 and 1996. In addition, gross unrealized gains and gross unrealized losses are disclosed as of December 31, 1997 and 1996, in accordance with Statement of Position 90-11 of the American Institute of Certified Public Accountants, which is effective for financial statements covering fiscal years ending after December 15, 1990.

     The book and market values of securities available for sale were:

-------------------------------------------------------------------------------------------------
                                          Amortized     Unrealized    Unrealized       Estimated
                                            Cost          Gains         Losses       Market Value
-------------------------------------------------------------------------------------------------
December 31, 1997:
Non-mortgage backed debt securities of :
U.S. Treasury                               $ 502,930        $ -       $ 2,695         $ 500,235
U.S. Agencies                               1,599,404          -        10,106         1,589,298
State and Political subdivisions                    -          -             -                 -
-------------------------------------------------------------------------------------------------
Total non-mortgage backed debt securities   2,102,334          -        12,801         2,089,533
Mortgage backed securities                  2,330,776     68,872             -         2,399,648
-------------------------------------------------------------------------------------------------
Total debt securities                       4,433,110     68,872        12,801         4,489,181
Equity Securities                             149,604          -             -           149,604
-------------------------------------------------------------------------------------------------
Total                                     $ 4,582,714   $ 68,872      $ 12,801       $ 4,638,785
-------------------------------------------------------------------------------------------------
December 31, 1996:
Non-mortgage backed debt securities of :
U.S. Treasury                               $ 505,707        $ -       $ 7,113         $ 498,594
U.S. Agencies                               3,746,965          -        24,840         3,722,125
State and Political subdivisions               15,000         33             -            15,033
-------------------------------------------------------------------------------------------------
Total non-mortgage backed debt securities   4,267,672         33        31,953         4,235,752
Mortgage backed securities                  4,575,986          -        50,595         4,525,391
-------------------------------------------------------------------------------------------------
Total debt securities                       8,843,658         33        82,548         8,761,143
Equity securities                             144,204          -             -           144,204
-------------------------------------------------------------------------------------------------
Total                                     $ 8,987,862       $ 33      $ 82,548       $ 8,905,347
-------------------------------------------------------------------------------------------------

     Purchases of securities available for sale totaled $-0-, $4,254,640 and $60,304, respectively, in 1997, 1996 and 1995. Sales and maturities of securities available for sale totaled $2,265,514, $3,595,732 and $1,558,413, respectively, in 1997, 1996 and 1995.

     There were no securities classified as held to maturity at December 31, 1996 and 1995. Purchases of securities held to maturity totaled $2,632,359 in 1997. Transfers of securities from available for sale to held to maturity totaled $2,179,629. The difference in book and market values at the date securities were transferred was $2,509. The book and market values of securities held to maturity were:


--------------------------------------------------------------------------------------------
                                         Amortized     Unrealized    Unrealized   Estimated
                                           Cost          Gains         Losses    Market Value
--------------------------------------------------------------------------------------------
December 31, 1997:
Non-mortgage backed debt securities of :
U.S. Treasury                              $ 168,304     $ 3,555         $ -      $ 171,859
U.S. Agencies                              4,206,286      10,197           -      4,216,483
State and Political subdivisions                   -           -           -           -
--------------------------------------------------------------------------------------------
Total non-mortgage backed debt securities  4,374,590      13,752           -      4,388,342
Mortgage backed securities                   437,398       4,196           -        441,594
--------------------------------------------------------------------------------------------
Total debt securities                      4,811,988      17,948           -      4,829,936
Equity Securities                                  -           -           -              -
--------------------------------------------------------------------------------------------
Total                                    $ 4,811,988    $ 17,948         $ -    $ 4,829,936
--------------------------------------------------------------------------------------------

     The book and market values of pledged securities were $300,000 and $299,063 at December 31, 1997, respectively. The book and market values of pledged securities were $1,979,479 and $1,977,989 at December 31, 1996, respectively.

     The amortized cost and estimated market value of debt securities held to maturity and of available for sale at December 31, 1997 and 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                                      Available for Sale
--------------------------------------------------------------------------------
                                                                     Estimated
December 31, 1997:                                Amortized Cost    Market Value
--------------------------------------------------------------------------------
Non-mortgage backed securities:
Due in one year or less                                 $ 400,060      $ 399,135
Due after one year through five years                   1,702,274      1,690,398
Due after five years through ten years                       -             -
Due after ten years                                          -             -
--------------------------------------------------------------------------------
Total non-mortgage backed securities                    2,102,334      2,089,533
Mortgage backed securities                              2,330,776      2,399,648
--------------------------------------------------------------------------------
Total                                                 $ 4,433,110    $ 4,489,181
--------------------------------------------------------------------------------
                                                                     Estimated
December 31, 1996                                   Amortized Cost  Market Value
--------------------------------------------------------------------------------
Non-mortgage backed securities:
Due in one year or less                                 $ 415,000      $ 414,945
Due after one year through five years                   3,852,672      3,820,807
Due after five years through ten years                      -              -
Due after ten years                                         -              -
--------------------------------------------------------------------------------
Total non-mortgage backed securities                    4,267,672      4,235,752
Mortgage backed securities                              4,575,986      4,525,391
--------------------------------------------------------------------------------
Total                                                 $ 8,843,658    $ 8,761,143
--------------------------------------------------------------------------------

                                                          Held to Maturity
--------------------------------------------------------------------------------
                                                                      Estimated
December 31, 1997:                                 Amortized Cost   Market Value
--------------------------------------------------------------------------------
Non-mortgage backed securities:
Due in one year or less                               $  850,000      $  849,437
Due after one year through five years                  2,824,392       2,833,655
Due after five years through ten years                   699,658         705,250
Due after ten years
--------------------------------------------------------------------------------
Total non-mortgage backed securities                   4,374,050       4,388,342
Mortgage backed securities                               437,938         441,594
--------------------------------------------------------------------------------
Total                                                 $4,811,988      $4,829,936
--------------------------------------------------------------------------------

   The market value is established by an independent pricing service as of the approximate dates indicated. The differences between the book value and market value reflect current interest rates and represent the potential loss (or gain) had the portfolio been liquidated on that date. Security losses (or gains) are realized only in the event of dispositions prior to maturity.

   At December 31, 1997 and 1996, the Company did not hold investment securities of any single issuer, other than obligations of the U. S. Treasury and other U. S. Government agencies, whose aggregate book value exceeded ten percent of shareholders' equity.

C. LOANS
---------

   The following is a summary of the loan portfolio by principal categories at December 31, 1997 and 1996:

--------------------------------------------------------------------------------
                                                     1997                1996
--------------------------------------------------------------------------------
Commercial loans                                 $ 10,327,304      $  8,706,492
Real estate - construction                            261,000            36,000
Real estate- mortgage                               6,253,000         5,204,000
Installment loans to individuals                    3,097,000         2,742,000
--------------------------------------------------------------------------------
Subtotal                                           19,938,304        16,688,492
Less:  Unearned income                                   --                (392)
--------------------------------------------------------------------------------
Total                                            $ 19,938,304      $ 16,688,100
--------------------------------------------------------------------------------

D. ALLOWANCE FOR LOAN LOSSES
----------------------------

   A summary of changes in allowance for loan losses of the Company for the year ended December 31, 1997, 1996 and 1995 is as follows:

--------------------------------------------------------------------------------
                                                1997        1996         1995
--------------------------------------------------------------------------------
Beginning Balance                            $ 197,975   $ 156,373    $ 150,000
Add: Provision for possible loan losses         24,000      25,200         --
--------------------------------------------------------------------------------
Subtotal                                       221,975     181,573      150,000
Less:
Loans charged off                                6,987       4,893         --
Recoveries on loans previously charged off     (13,351)    (21,295)      (6,373)
--------------------------------------------------------------------------------
Net loans charged off                           (6,364)    (16,402)      (6,373)
--------------------------------------------------------------------------------
Balance, end of year                         $ 228,339   $ 197,975    $ 156,373
--------------------------------------------------------------------------------

Loans on which the accrual of interest has been discontinued or reduced amounted to $45,000, $135,844 and $64,579 at December 31, 1997, 1996 and 1995,
respectively. If interest on these loans had been accrued, such income would have approximated $4,950, $17,043 and $10,429 for 1997, 1996 and 1995,
respectively.

E. BANK PREMISES AND EQUIPMENT
------------------------------

   The following is a summary of asset classifications and depreciable lives for the Bank:
--------------------------------------------------------------------------------
                                  Useful Lives (Years)   1997          1996
--------------------------------------------------------------------------------
Land                                                 $    42,900    $    42,900
Banking house and improvements               8-40        847,200        847,200
Equipment, furniture, and fixtures           5-10        201,196        187,235
Vehicles                                        5         29,561         29,561
--------------------------------------------------------------------------------
Total                                                  1,120,857      1,106,896
Less - accumulated depreciation                         (111,522)       (52,400)
--------------------------------------------------------------------------------
Bank premises and equipment, net                     $ 1,009,335    $ 1,054,496
--------------------------------------------------------------------------------

     Depreciation included in operating expenses amounted to $59,122, 47,116 and $5,284 in 1997, 1996 and 1995, respectively.

F. DEPOSITS
-----------

     The Company's bank had deposit liabilities in NOW accounts of $2,186,422 and $1,809,559 at December 31, 1997 and 1996, respectively.

     At December 31, 1997, the scheduled maturities of time deposits are as follows:

--------------------------------------------------------------------------------
1998                                                            $ 16,432,913
1999                                                               1,828,706
2000                                                               1,033,359
2001                                                                 795,891
2002 and thereafter                                                  407,804
--------------------------------------------------------------------------------
Total time deposits                                             $ 20,498,673
--------------------------------------------------------------------------------

G. SHORT-TERM BORROWINGS
------------------------

   The Company's subsidiary had a line of credit for federal funds purchased of $2,000,000 with two correspondent institutions as of December 31, 1997. At various times during the year the subsidiary was advanced funds against this line, however, at December 31, 1997, there was no outstanding balance.

   The  Company's  subsidiary  had no advances  from the Federal  Home Loan Bank
   (FHLB) at December 31, 1997 and 1996. Stock in FHLB, with a carrying value of 89,300 at December 31, 1997 was pledged to FHLB as collateral in the event the subsidiary requests future advances. The subsidiary is required to maintain a minimum investment in FHLB stock of the greater of 1% total mortgage assets or .3% of total assets while the advance agreement is in effect.

H. BORROWED FUNDS
-----------------

   The following is a summary of borrowed funds at December 31, 1997 and 1996:

--------------------------------------------------------------------------------
                                                    1997                  1996
--------------------------------------------------------------------------------
The Bankers Bank                                 $ 520,000             $ 594,000
--------------------------------------------------------------------------------
         The note bears a floating interest rate equal to the prime rate less .5% and is secured by stock of the subsidiary bank. At December 31, 1997, the prime rate was 8.50%. Interest is due and payable quarterly. Following are maturities of long-term debt for each of the next five years and thereafter:

1998                                                                 $ 66,000
1999                                                                   66,000
2000                                                                   66,000
2001                                                                   66,000
2002                                                                   66,000
Thereafter                                                            190,000
------------------------------------------------------------------------------
     Total                                                          $ 520,000
------------------------------------------------------------------------------

I.   PROVISION FOR INCOME TAXES
--   --------------------------

     The provision for income taxes was computed as follows:
--------------------------------------------------------------------------------
                                              1997          1996         1995
--------------------------------------------------------------------------------
Current tax expense                        $ 75,659      $  11,036     $    -
Deferred tax expense                         46,695         98,470       13,605
--------------------------------------------------------------------------------
Net income taxes expense                  $ 122,354      $ 109,506     $ 13,605
--------------------------------------------------------------------------------

     Deferred income taxes are reflected for certain timing differences between book and taxable income and will be reduced in future years as these timing differences reverse. The reasons for the difference between the actual tax expense and expense computed at the federal income tax rate are as follows:

                                                                  June 27, 1995
                                         Year Ended December 31, to December 31,
--------------------------------------------------------------------------------
                                            1997         1996        1995
--------------------------------------------------------------------------------
Tax on pretax income at statutory rate   $ 134,529    $ 140,274    $  -
Benefit of net operating loss carryovers       -         (7,779)      -
Alternative minimum tax credit             (22,960)      (3,856)      -
Non-deductible business meals and
     entertainment                             831          421       -
Non-deductible interest expense to carry
     tax-exempt income                         550          796       -
Tax-exempt income                           (3,609)      (5,124)      -
Dividends received deduction                  (568)        (483)      -
Non-deductible goodwill amortization        15,344       15,344       -
Effect of deferred tax adjustment           (1,763)     (30,087)    13,605
-------------------------------------------------------------------------------
Total                                     $122,354    $ 109,506    $13,605
--------------------------------------------------------------------------------
Net effective tax rate                       30.9%        26.5%       N/A
--------------------------------------------------------------------------------
     The sources and tax effects of temporary differences that give rise to significant portions of deferred income tax liabilities and assets are as follows:

                                                                            June 27, 1995
                                                  Year Ended December 31,   to December 31,
------------------------------------------------------------------------------------------
                                                      1997         1996         1995
------------------------------------------------------------------------------------------
Deferred Income Tax Assets:
Unrealized losses on securities available for sale  $    -      $ 28,055      $ 3,129
Investment securities                                 95,783     138,389      240,904
Net operating loss                                       -         -            7,473
Alternative minimum tax credit                           -        12,861          -
Provision for loan losses, net                        69,895      60,191       50,614
------------------------------------------------------------------------------------------
Total deferred tax asset                             165,678     239,496      302,120
------------------------------------------------------------------------------------------
Deferred Income Tax Liability:
Depreciation                                        (221,663)   (220,731)    (217,012)
Unrealized gains on securities available for sale    (19,065)       -            -
------------------------------------------------------------------------------------------
Total deferred tax liability                        (240,728)   (220,731)    (217,012)
------------------------------------------------------------------------------------------
Net deferred tax asset (liability)                 $ (75,050)   $ 18,765     $ 85,108
------------------------------------------------------------------------------------------


     The valuation allowance for the deferred tax asset was $-0- and $5,092 at December 31, 1997 and 1996, respectively.

J.   YEAR 2000 COMPLIANCE ISSUES
--   ---------------------------

     The Company and its subsidiary are in the process of evaluating the potential effects of the Year 2000 problem on its operating and environmental systems. This potential problem exists due to many older computers having been programmed to recognize only the last two digits of a year i.e., "98" is for the year 1998. Accordingly, with the new millenium approaching, these computers will potentially recognize the year 2000 - "00" as the year 1900, or just not be able to comprehend the date, thus, potentially affecting the accuracy of, or ability to, process any date sensitive functions.

     The Company and its subsidiary have adopted a plan for bringing their systems into compliance so that these potential problems should not occur. The costs of achieving Year 2000 compliance for the Company and its subsidiary are anticipated to be approximately $20,000. Compliance is expected to be achieved by December 31, 1998.

K.   LIMITATION ON DIVIDENDS
--   -----------------------

     The Board of Directors of any state-chartered bank in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Banks regulatory agency if the following conditions are met:

       1) Total classified assets at the most recent examination of the bank do not exceed eighty (80) percent of equity capital.

       2) The aggregate amount of dividends declared in the calendar year does not exceed fifty (50) percent of the prior years net income.

       3) The ratio of equity capital to adjusted total assets shall not be less than six (6) percent.

     As of January 1, 1998, the amount available for dividends without regulatory consent was $157,272.

L. FINANCIAL INSTRUMENTS
------------------------

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in those particular financial instruments.

     The Company's exposure to loan loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     The Bank does require collateral or other security to support financial instruments with credit risk.

                                                                    Contract or Notional Amount
                                                                   -----------------------------
                                                                        1997             1996
--------------------------------------------------------------------------------------------------
Financial instruments whose contract amount represent credit risk:
     Commitments to extend credit                                   $ 1,219,000    $ 1,014,000
     Standby letters of credit                                           40,000        121,000
--------------------------------------------------------------------------------------------------
          Total                                                     $ 1,259,000    $ 1,135,000
--------------------------------------------------------------------------------------------------

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. All letters of credit are due within one year of the original commitment date. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

M. RELATED PARTY TRANSACTIONS
-----------------------------

     In the ordinary course of business, the Company, through its subsidiary bank, has direct and indirect loans outstanding to or for the benefit of certain executive officers and directors. These loans were made on substantially the same terms as those prevailing, at the time made, for comparable loans to other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     The following is a summary of activity during 1997 with respect to such loans to these individuals:

Balances at December 31, 1996                                         $ 831,000
New loans                                                             1,750,598
Repayments                                                           (1,413,608)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Balances at December 31, 1997                                       $ 1,167,990
--------------------------------------------------------------------------------

     The Bank subsidiary also had deposits from these related parties of approximately $2,797,336 at December 31, 1997.

N. DISCLOSURES RELATING TO STATEMENT OF CASH FLOWS
--------------------------------------------------

     Interest and Income Taxes - Cash paid during the period for interest and income taxes was as follows:
--------------------------------------------------------------------------------
                                            1997            1996          1995
--------------------------------------------------------------------------------
Interest on deposits and borrowings     $ 1,253,904   $ 1,125,688     $ 152,019
--------------------------------------------------------------------------------
Income taxes, net                          $ 81,036      $ 13,400        $ -
--------------------------------------------------------------------------------

     Other Noncash Transactions - Noncash transactions relating to investing and financing activities were as follows:
--------------------------------------------------------------------------------
                                                    1997       1996       1995
--------------------------------------------------------------------------------
Changes in unrealized gain/loss on investments  $ (91,467)   $ 48,387   $ 6,073
--------------------------------------------------------------------------------

O. FAIR VALUES OF FINANCIAL INSTRUMENTS
---------------------------------------

     SFAS No. 107, Disclosures about Fair Value of Financial Instruments requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheets, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of Bank's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered as representative of the liquidation value of the Bank, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Bank since purchase, origination, or issuance.

     Cash and Short-Term Investments - For cash, due from banks, federal funds sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

     Investment  Securities  Held to Maturity and Securities  Available for Sale
     - Fair values for investment securities are based on quoted market prices.

     Loans - The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

     Deposit Liabilities - The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     Federal Funds Purchased - The carrying value of federal funds purchased approximates their fair value.

     FHLB Advances - The fair value of the Bank's fixed rate borrowings are estimated using discounted cash flows, based on Bank's current incremental borrowing rates for similar types of borrowing arrangements.

     Long-Term Debt and Convertible Subordinated Debentures - Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

     Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written - Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

     Limitations - Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on many judgements. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, deferred income taxes, premises and equipment and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

     The carrying amount and estimated fair values of the Bank subsidiaries' financial instruments at December 31, 1997 and 1996, are as follows:

---------------------------------------------------------------------------------------
                                             1997                      1996
---------------------------------------------------------------------------------------
                                     Carrying    Estimated     Carrying     Estimated
                                      Amount     Fair Value     Amount      Fair Value
---------------------------------------------------------------------------------------
Assets:
Cash and short-term investments    $ 1,319,321  $ 1,319,321  $ 2,233,771   $ 2,233,771
Securities available for sale        4,638,785    4,638,785    8,905,347     8,905,347
Securities held to maturity          4,811,988    4,829,963            -             -
Loans                               19,938,304   19,972,975   16,688,100    16,712,887
---------------------------------------------------------------------------------------
Liabilities:
Deposits                            28,644,230   28,848,964   26,079,838    26,026,013
Borrowings                             520,000      520,000      594,000       594,000
---------------------------------------------------------------------------------------
Unrecognized financial instruments:
Commitments to extend credit         1,219,000    1,219,000    1,014,000     1,014,000
Standby letters of credit               40,000       40,000      121,000       121,000
---------------------------------------------------------------------------------------

P. CREDIT RISK CONCENTRATION
----------------------------

     The Bank grants agribusiness, commercial, and residential loans to its customers. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the area's economic stability. The primary trade area for the Bank is generally that area within 25 miles in each direction of its banking facility.

     The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit in excess of the legal lending limit to any single borrower or group of related borrowers.

Q. REGULATORY MATTERS
---------------------

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, the Bank meets all capital adequacy requirements to which it is subject. As of December 31, 1997, the most recent notification from the State Department of Banking and Finance categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized the Bank must maintain minimum total risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios as well as those of Heart of Georgia Bancshares, Inc. on a consolidated basis are presented in the following table.

                                                                              To Be Well Capitalized
                                                              For Capital     Under Prompt Corrective
                                            Actual         Adequacy Purposes:   Action Provisions:
                                       Amount    Ratio     Amount    Ratio      Amount    Ratio
------------------------------------------------------------------------------------------------
As of December 31, 1997

Total Capital To       Consolidated   2,611,000   12.47%  1,675,000 >/= 8.0%    N/A          N/A
(Risk-Weighted Assets) Bank           3,064,000   14.62%  1,675,000 >/= 8.0%   2,094,000 >/= 10.0%

Tier I Capital To      Consolidated   2,383,000   11.38%    837,000 >/= 4.0%    N/A          N/A
(Risk-Weighted Assets) Bank           2,836,000   13.54%    837,000 >/= 4.0%   1,256,000 >/=  6.0%

Tier I Capital To      Consolidated   2,383,000    7.56%  1,260,000 >/= 4.0%    N/A          N/A
   (Average Assets)    Bank           2,836,000    9.00%  1,260,000 >/= 4.0%   1,576,000 >/=  5.0%

Tangible Capital To    Consolidated   2,383,000    7.56%    472,000 >/= 1.5%    N/A          N/A
 (Tangible Assets)     Bank           2,836,000    9.00%    472,000 >/= 1.5%     472,000 >/=  1.5%

As of December 31, 1996

Total Capital To       Consolidated   2,261,000   12.22%  1,481,000 >/= 8.0%    N/A          N/A
(Risk-Weighted Assets) Bank           2,735,000   14.77%  1,481,000 >/= 8.0%   1,851,000 >/= 10.0%

Tier I Capital To      Consolidated   2,064,000   11.15%    740,000 >/= 4.0%    N/A          N/A
(Risk-Weighted Assets) Bank           2,538,000   13.71%    740,000 >/= 4.0%   1,111,000 >/=  6.0%

Tier I Capital To      Consolidated   2,064,000    7.21%  1,145,000 >/= 4.0%    N/A          N/A
   (Average Assets)    Bank           2,538,000    8.86%  1,145,000 >/= 4.0%   1,432,000 >/= 5.0%

Tangible Capital To    Consolidated   2,064,000    7.21%    429,000 >/= 1.5%    N/A          N/A
   (Tangible Assets)   Bank           2,538,000    8.86%    429,000 >/= 1.5%     429,000 >/= 1.5%

------------------------------------------------------------------------------------------------

R.  MISCELLANEOUS OPERATING EXPENSES
--  --------------------------------

     Components of other operating expense in excess of 1% of interest and other income for the years ended December 31, 1997 and 1996 and the period ended December 31, 1995 are as follows:

-----------------------------------------------------------------------------
                                      1997            1996            1995
-----------------------------------------------------------------------------
Computer services                   $ 49,402        $ 62,280        $ 11,459
Professional services               $ 38,154        $ 36,250         $ 8,600
Printing & office supplies          $ 33,538        $ 35,132         $ 4,669
-----------------------------------------------------------------------------

S. CONDENSED FINANCIAL STATEMENTS (PARENT COMPANY ONLY)
-------------------------------------------------------

     Condensed  parent  company  financial   information  on  Heart  of  Georgia
Bancshares, Inc., is as follows:

BALANCE SHEETS
--------------------------------------------------------------------------------
                                                          As of December 31,
                                                          ------------------
                                                           1997        1996
-------------------------------------------------------------------------------
Assets:
Cash in subsidiary                                        $ 17,071     $ 63,074
Cash not in subsidiary                                           -         -
Federal funds sold                                               -         -
Investment in subsidiary, at equity in underlying
  net assets                                             3,452,773    3,106,762
Accrued income and other assets                             56,969       68,965
-------------------------------------------------------------------------------
Total Assets                                           $ 3,526,813  $ 3,238,801
-------------------------------------------------------------------------------
Liabilities:
Accrued interest payable                                   $ 7,045      $ 8,052
Other liabilities                                              868        2,633
Notes payable                                              520,000      594,000
-------------------------------------------------------------------------------
Total liabilities                                          527,913      604,685
-------------------------------------------------------------------------------
Shareholders' Equity:
Common stock, $1 par value; authorized 1,000,000 shares,
issued and outstanding 220,000 shares                      220,000      220,000
Additional paid-in capital surplus                       2,135,000    2,135,000
Retained earnings                                          606,893      333,576
Unrealized holding losses on securities                     37,007      (54,460)
-------------------------------------------------------------------------------
Total shareholders' equity                               2,998,900    2,634,116
-------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity             $ 3,526,813  $ 3,238,801
-------------------------------------------------------------------------------


STATEMENTS OF INCOME AND RETAINED EARNINGS
-------------------------------------------------------------------------------------------------
                                                                                    June 27, 1995
                                                         Years Ended December 31,  to December 31,
-------------------------------------------------------------------------------------------------
                                                             1997       1996          1995
-------------------------------------------------------------------------------------------------
Revenues:
Interest Income                                             $ 1,722     $ 4,877     $ 13,108
Dividend Income                                              60,000         -            -
-------------------------------------------------------------------------------------------------
Operating Income                                             61,722       4,877       13,108
Operating Expenses                                           62,427      70,846       12,116
-------------------------------------------------------------------------------------------------
Income (Loss) Before Taxes and Equity Income of Subsidiary     (705)    (65,969)         992
Income tax benefit                                           19,477      12,331            -
-------------------------------------------------------------------------------------------------
Loss Before Equity Income of Subsidiary                      18,772     (53,638)         992
Equity in undistributed income of subsidiary                254,545     356,706       29,516
-------------------------------------------------------------------------------------------------
Net Income                                                  273,317     303,068       30,508
Retained Earnings, Beginning                                333,576      30,508            -
-------------------------------------------------------------------------------------------------
Retained Earnings, Ending                                 $ 606,893   $ 333,576     $ 30,508
-------------------------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------
                                                                                    June 27 1995
                                                         Years Ended December 31,   to December 31,
                                                            1997         1996            1995
---------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                $ 273,317    $ 303,068     $ 30,508
Adjustments  to  reconcile   net  income  to  net  cash  provided  by  operating
   activities:
Amortization                                                 17,373       17,372        2,890
Equity in undistributed income of subsidiary               (254,544)    (356,706)     (29,516)
Net change in operating assets and liabilities:
    Accrued income and other assets                               -         (567)     (86,864)
    Accrued expenses and other liabilities                   (8,149)      (1,173)      10,062
--------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities          27,997      (38,006)     (72,920)
--------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Acquisition of bank subsidiary                                    -            -   (2,775,000)
--------------------------------------------------------------------------------------------------
Net cash used in investing activities                             -            -   (2,775,000)
--------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Proceeds from issuance of common stock                            -            -    2,355,000
Payments on borrowings                                      (74,000)     (66,000)           -
Proceeds from borrowings                                          -            -      660,000
--------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities         (74,000)     (66,000)   3,015,000
--------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents        (46,003)    (104,006)     167,080
Cash and cash equivalents at beginning of year               63,074      167,080            -
--------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                   $ 17,071     $ 63,074    $ 167,080
--------------------------------------------------------------------------------------------------

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                    BY AND BETWEEN FLAG FINANCIAL CORPORATION
                      AND HEART OF GEORGIA BANCSHARES, INC.

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           FLAG FINANCIAL CORPORATION

                                       AND

                        HEART OF GEORGIA BANCSHARES, INC.


                           Dated as of August 19, 1998

                                TABLE OF CONTENTS


LIST OF EXHIBITS..............................................................V



AGREEMENT AND PLAN OF MERGER..................................................1



ARTICLE 1. TRANSACTIONS AND TERMS OF THE MERGER...............................2

   1.1        MERGER..........................................................2
   1.2        TIME AND PLACE OF CLOSING.......................................2
   1.3        EFFECTIVE TIME..................................................2




ARTICLE 2. TERMS OF MERGER....................................................2

   2.1        ARTICLES OF INCORPORATION.......................................2
   2.2        BYLAWS..........................................................2
   2.3        DIRECTORS AND OFFICERS..........................................3




ARTICLE 3. MANNER OF CONVERTING SHARES........................................3

   3.1        CONVERSION OF SHARES............................................3
   3.2        ANTI-DILUTION PROVISIONS........................................3
   3.3        SHARES HELD BY HEART OF GEORGIA OR FLAG.........................4
   3.4        DISSENTING SHAREHOLDERS.........................................4
   3.5        FRACTIONAL SHARES...............................................4




ARTICLE 4. EXCHANGE OF SHARES.................................................4

   4.1        EXCHANGE PROCEDURES.............................................4
   4.2        RIGHTS OF FORMER SHAREHOLDERS OF HEART OF GEORGIA...............5




ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF HEART OF GEORGIA.................6

   5.1        ORGANIZATION, STANDING, AND POWER...............................6
   5.2        AUTHORITY OF HEART OF GEORGIA; NO BREACH BY AGREEMENT...........6
   5.3        CAPITAL STOCK...................................................7
   5.4        HEART OF GEORGIA SUBSIDIARIES...................................8

                                       i


   5.5        FINANCIAL STATEMENTS............................................9
   5.6        ABSENCE OF UNDISCLOSED LIABILITIES..............................9
   5.7        ABSENCE OF CERTAIN CHANGES OR EVENTS............................9
   5.8        TAX MATTERS.....................................................9
   5.9        ALLOWANCE FOR POSSIBLE LOAN LOSSES.............................11
   5.10       ASSETS.........................................................11
   5.11       INTELLECTUAL PROPERTY..........................................12
   5.12       ENVIRONMENTAL MATTERS..........................................12
   5.13       COMPLIANCE WITH LAWS...........................................13
   5.14       LABOR RELATIONS................................................14
   5.15       EMPLOYEE BENEFIT PLANS.........................................14
   5.16       MATERIAL CONTRACTS.............................................16
   5.17       LEGAL PROCEEDINGS..............................................17
   5.18       REPORTS........................................................17
   5.19       STATEMENTS TRUE AND CORRECT....................................18
   5.20       ACCOUNTING, TAX AND REGULATORY MATTERS.........................18
   5.21       CHARTER PROVISIONS.............................................18
   5.22       BOARD RECOMMENDATION...........................................18
   5.23       Y-2K...........................................................18




ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF FLAG............................19

   6.1        ORGANIZATION, STANDING, AND POWER..............................19
   6.2        AUTHORITY OF FLAG; NO BREACH BY AGREEMENT......................19
   6.3        CAPITAL STOCK..................................................20
   6.4        FLAG SUBSIDIARIES..............................................20
   6.5        SEC FILINGS, FINANCIAL STATEMENTS..............................21
   6.6        ABSENCE OF UNDISCLOSED LIABILITIES.............................22
   6.7        ABSENCE OF CERTAIN CHANGES OR EVENTS...........................22
   6.8        TAX MATTERS....................................................22
   6.9        ALLOWANCE FOR POSSIBLE LOAN LOSSES.............................23
   6.10       ASSETS.........................................................24
   6.11       INTELLECTUAL PROPERTY..........................................24
   6.12       ENVIRONMENTAL MATTERS..........................................25
   6.13       COMPLIANCE WITH LAWS...........................................25
   6.14       LABOR RELATIONS................................................26
   6.15       EMPLOYEE BENEFIT PLANS.........................................26
   6.16       MATERIAL CONTRACTS.............................................28
   6.17       LEGAL PROCEEDINGS..............................................29
   6.18       REPORTS........................................................29
   6.19       STATEMENTS TRUE AND CORRECT....................................29
   6.20       ACCOUNTING, TAX AND REGULATORY MATTERS.........................30
   6.21       CHARTER PROVISIONS.............................................30
   6.22       BOARD RECOMMENDATION...........................................30
   6.23       Y2K............................................................30

                                       ii


ARTICLE 7. CONDUCT OF BUSINESS PENDING CONSUMMATION..........................31

   7.1        AFFIRMATIVE COVENANTS OF HEART OF GEORGIA......................31
   7.2        NEGATIVE COVENANTS OF HEART OF GEORGIA.........................31
   7.3        AFFIRMATIVE COVENANTS OF FLAG..................................33
   7.4        NEGATIVE COVENANTS OF FLAG.....................................33
   7.5        ADVERSE CHANGES IN CONDITION...................................33
   7.6        REPORTS........................................................34




ARTICLE 8. ADDITIONAL AGREEMENTS.............................................34

   8.1        REGISTRATION STATEMENT.........................................34
   8.2        NASDAQ LISTING.................................................34
   8.3        SHAREHOLDER APPROVAL...........................................34
   8.4        APPLICATIONS...................................................35
   8.5        FILINGS WITH STATE OFFICES.....................................35
   8.6        AGREEMENT AS TO EFFORTS TO CONSUMMATE..........................35
   8.7        INVESTIGATION AND CONFIDENTIALITY..............................35
   8.8        PRESS RELEASES.................................................36
   8.9        CERTAIN ACTIONS................................................36
   8.10       ACCOUNTING AND TAX TREATMENT...................................37
   8.11       CHARTER PROVISIONS.............................................37
   8.12       AGREEMENTS OF AFFILIATES.......................................37
   8.13       EMPLOYEE BENEFITS AND CONTRACTS................................37
   8.14       INDEMNIFICATION................................................38




ARTICLE 9. CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.................39

   9.1        CONDITIONS TO OBLIGATIONS OF EACH PARTY........................39
   9.2        CONDITIONS TO OBLIGATIONS OF FLAG..............................40
   9.3        CONDITIONS TO OBLIGATIONS OF HEART OF GEORGIA..................42




ARTICLE 10. TERMINATION......................................................43

   10.1       TERMINATION....................................................43
   10.2       EFFECT OF TERMINATION..........................................44
   10.3       NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS..................44




ARTICLE 11. MISCELLANEOUS....................................................44

   11.1       DEFINITIONS....................................................44
   11.2       EXPENSES.......................................................52
   11.3       BROKERS AND FINDERS............................................53
   11.4       ENTIRE AGREEMENT...............................................53

                                      iii


   11.5       AMENDMENTS.....................................................53
   11.6       WAIVERS........................................................53
   11.7       ASSIGNMENT.....................................................54
   11.8       NOTICES........................................................54
   11.9       GOVERNING LAW..................................................55
   11.10      COUNTERPARTS...................................................55
   11.11      CAPTIONS, ARTICLES AND SECTIONS................................55
   11.12      INTERPRETATIONS................................................55
   11.13      ENFORCEMENT OF AGREEMENT.......................................55
   11.14      SEVERABILITY...................................................55




SIGNATURES TO AGREEMENT AND PLAN OF MERGER

                                LIST OF EXHIBITS


Exhibit
Number        Description
------        -----------

1. Form of Agreement of Affiliates of Heart of Georgia Bancshares, Inc. (ss. 8.12, ss. 9.2(f)).

2. Matters as to which Nelson Mullins Riley & Scarborough, L.L.P. will opine.(ss. 9.2(d)).

3. Form of Claims Letter (ss. 9.2(g)).

4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. (ss. 9.3(d)).

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of August 19, 1998, by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation located in LaGrange, Georgia, and HEART OF GEORGIA BANCSHARES, INC. ("HEART OF GEORGIA"), a Georgia corporation located in Mount Vernon, Georgia.

                                    Preamble
                                    --------

         The respective Boards of Directors of HEART OF GEORGIA and FLAG are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of HEART OF GEORGIA by FLAG, pursuant to the merger of HEART OF GEORGIA with and into FLAG. At the effective time of such merger, the outstanding shares of the capital stock of HEART OF GEORGIA shall be converted into the right to receive shares of the common stock of FLAG (except as provided herein). As a result, shareholders of HEART OF GEORGIA shall become shareholders of FLAG, and FLAG shall conduct the business and operations of HEART OF GEORGIA. The transactions described in this Agreement are subject to
(a) approval of the shareholders of HEART OF GEORGIA, (b) approval of the Georgia Department of Banking and Finance, (c) approval of the Board of Governors of the Federal Reserve, and (d) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

         Certain  terms used in this  Agreement  are  defined  in  Section  11.1 hereof.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1.
                      TRANSACTIONS AND TERMS OF THE MERGER
                      ------------------------------------

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, HEART OF GEORGIA will merge with and into FLAG in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). FLAG shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of HEART OF GEORGIA and FLAG, as set forth herein.

     1.2 Time anbd Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of HEART OF GEORGIA have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend past the termination date set forth in ss. 10.1(e) hereof.


                                   ARTICLE 2.
                                 TERMS OF MERGER
                                 ---------------

     2.1 Articles of Incorporation. The Articles of Incorporation of FLAG in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2 Bylaws. The Bylaws of FLAG in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3 Directors and Officers.

     (a) The directors of the Surviving Corporation shall be (i) the directors of FLAG immediately prior to the Effective Time and (ii) Donald M. Thigpen and Robert E. Thigpen Jr., together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     (b) The executive officers of the Surviving Corporation shall be (i) the executive officers of the Surviving Corporation immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3.
                           MANNER OF CONVERTING SHARES
                           ---------------------------

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of HEART OF GEORGIA, or the shareholders of the foregoing, the shares of HEART OF GEORGIA shall be converted as follows:

     (a) Each share of capital stock of FLAG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of HEART OF GEORGIA Common Stock (excluding shares held by any HEART OF GEORGIA Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 2.025 shares of FLAG Common Stock (the "Exchange Ratio").

     3.2 Anti-Dilution Provisions. In the event FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by HEART OF GEORGIA or FLAG. Each of the shares of HEART OF GEORGIA Common Stock held by any HEART OF GEORGIA Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Shareholders. Any holder of shares of HEART OF GEORGIA Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Article 13, Part 2 of Title 14 of the GBCC, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to FLAG the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of HEART OF GEORGIA fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of HEART OF GEORGIA Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of HEART OF GEORGIA Common Stock held by him. If and to the extent required by applicable Law, HEART OF GEORGIA will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FLAG.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of HEART OF GEORGIA Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FLAG Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the market value of one share of FLAG Common Stock at the Effective Time. The market value of one share of FLAG Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4.
                               EXCHANGE OF SHARES
                               ------------------

     4.1 Exchange Procedures. Promptly after the Effective Time, FLAG shall cause the exchange agent selected by FLAG (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of HEART OF GEORGIA Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such

Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of HEART OF GEORGIA Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of HEART OF GEORGIA Common Stock represented by Certificates that are not registered in the transfer records of HEART OF GEORGIA, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of HEART OF GEORGIA Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FLAG shall not be obligated to deliver the consideration to which any former holder of HEART OF GEORGIA Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section
4.1. Any other provision of this Agreement notwithstanding, neither FLAG nor the Exchange Agent shall be liable to a holder of HEART OF GEORGIA Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of HEART OF GEORGIA shall constitute ratification of the appointment of the Exchange Agent.

     4.2 Rights of Former Shareholders of HEART OF GEORGIA. At the Effective Time, the stock transfer books of HEART OF GEORGIA shall be closed as to holders of HEART OF GEORGIA Common Stock immediately prior to the Effective Time and no transfer of HEART OF GEORGIA Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of HEART OF GEORGIA Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FLAG's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by HEART OF GEORGIA in respect of such shares of HEART OF GEORGIA Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of HEART OF GEORGIA shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of HEART OF GEORGIA Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.


                                   ARTICLE 5.
               REPRESENTATIONS AND WARRANTIES OF HEART OF GEORGIA
               --------------------------------------------------

     HEART OF GEORGIA hereby represents and warrants to FLAG as follows:

     5.1 Organization, Standing, and Power. HEART OF GEORGIA is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. HEART OF GEORGIA is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect. The minute book and other organizational documents for HEART OF GEORGIA have been made available to FLAG for its review and, except as disclosed in
Section 5.1 of the HEART OF GEORGIA Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2 Authority of HEART OF GEORGIA; No Breach By Agreement.

     (a) HEART OF GEORGIA has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of HEART OF GEORGIA, subject to the approval of this Agreement by the holders of a majority of the outstanding voting stock of HEART OF GEORGIA, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by HEART OF GEORGIA. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of HEART OF GEORGIA, enforceable against HEART OF GEORGIA in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by HEART OF GEORGIA, nor the consummation by HEART OF GEORGIA of the transactions contemplated hereby, nor compliance by HEART OF GEORGIA with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of HEART OF GEORGIA's Articles of Incorporation or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any HEART OF GEORGIA Subsidiary or any resolution adopted by the board of directors or the shareholders of any HEART OF GEORGIA Entity, or (ii) except as disclosed in Section 5.2 of the HEART OF GEORGIA Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any HEART OF GEORGIA Entity under, any Contract or Permit of any HEART OF GEORGIA Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to any Law or Order applicable to any HEART OF GEORGIA Entity or any of their respective material Assets (including any FLAG Entity or any HEART OF GEORGIA Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity or any HEART OF GEORGIA Entity being reassessed or revalued by any Taxing authority).

     (c)  Other  than  in  connection  or  compliance  with  the  provisions  of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by HEART OF GEORGIA of the Merger and the other transactions contemplated in this Agreement.

     5.3 Capital Stock.

     (a) As of the date of this Agreement, the authorized capital stock of HEART OF GEORGIA consists of 1,000,000 shares of HEART OF GEORGIA Common Stock, of which 220,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of HEART OF GEORGIA are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of HEART OF GEORGIA has been issued in violation of any preemptive rights of the current or past shareholders of HEART OF GEORGIA.

     (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the HEART OF GEORGIA Disclosure Memorandum, there are no shares of capital stock or other equity securities of HEART OF GEORGIA outstanding and no outstanding Equity Rights relating to the capital stock of HEART OF GEORGIA.

     5.4 HEART OF  GEORGIA  Subsidiaries.  HEART OF  GEORGIA  has  disclosed  in
Section 5.4 of the HEART OF GEORGIA Disclosure Memorandum all of the HEART OF GEORGIA Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the HEART OF GEORGIA Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the HEART OF GEORGIA Disclosure Memorandum, HEART OF GEORGIA or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each HEART OF GEORGIA Subsidiary. No capital stock (or other equity interest) of any HEART OF GEORGIA Subsidiary is or may become required to be issued (other than to another HEART OF GEORGIA Entity) by reason of any Equity Rights, and there are no Contracts by which any HEART OF GEORGIA Subsidiary is bound to issue (other than to another HEART OF GEORGIA Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any HEART OF GEORGIA Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any HEART OF GEORGIA Subsidiary (other than to another HEART OF GEORGIA Entity). There are no Contracts relating to the rights of any HEART OF GEORGIA Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any HEART OF GEORGIA Subsidiary. All of the shares of capital stock (or other equity interests) of each HEART OF GEORGIA Subsidiary held by a HEART OF GEORGIA Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable State Law, if any, in the case of State depository institutions) nonassessable and are owned by the HEART OF GEORGIA Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the HEART OF GEORGIA Disclosure Memorandum, each HEART OF GEORGIA Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each HEART OF GEORGIA Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect. Each HEART OF GEORGIA Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each HEART OF GEORGIA Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section 5.4 of the HEART OF GEORGIA Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5 Financial Statements. Each of the HEART OF GEORGIA Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of HEART OF GEORGIA and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6 Absence of Undisclosed Liabilities. No HEART OF GEORGIA Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of HEART OF GEORGIA as of December 31, 1997 or March 31, 1998, included in the HEART OF GEORGIA Financial Statements or reflected in the notes thereto. No HEART OF GEORGIA Entity has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the HEART OF GEORGIA Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the HEART OF GEORGIA Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, and (ii) HEART OF GEORGIA Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of HEART OF GEORGIA provided in Article 7.

     5.8  Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any HEART OF GEORGIA Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of HEART OF GEORGIA, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a HEART OF GEORGIA Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, except as reserved against in the HEART OF GEORGIA Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the HEART OF GEORGIA Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of HEART OF GEORGIA Entities, except for any such Liens which are not reasonably likely to have a HEART OF GEORGIA Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the HEART OF GEORGIA Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the HEART OF GEORGIA Entities for the period or periods through and including the date of the respective HEART OF GEORGIA Financial Statements that has been made and is reflected on such HEART OF GEORGIA Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of HEART OF GEORGIA Entities have been provided for in accordance with GAAP.

     (e) Except as disclosed in Section 5.8 of the HEART OF GEORGIA Disclosure Memorandum, none of the HEART OF GEORGIA Entities is a party to any Tax allocation or sharing agreement and none of HEART OF GEORGIA Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was HEART OF GEORGIA) or has any Liability for Taxes of any Person (other than HEART OF GEORGIA and its
Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the HEART OF GEORGIA Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect.

     (g) Except as disclosed in Section 5.8 of the HEART OF GEORGIA Disclosure Memorandum, none of the HEART OF GEORGIA Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of HEART OF GEORGIA Entities that occurred during or after any Taxable Period in which HEART OF GEORGIA Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No HEART OF GEORGIA Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting HEART OF GEORGIA Entities have been or will be timely made.

     5.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of HEART OF GEORGIA included in the most recent HEART OF GEORGIA Financial
Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of HEART OF GEORGIA included in the HEART OF GEORGIA Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of HEART OF GEORGIA Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by HEART OF GEORGIA Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a HEART OF GEORGIA Material Adverse Effect.

     5.10 Assets.

     (a) Except as disclosed in Section 5.10 of the HEART OF GEORGIA Disclosure Memorandum or as disclosed or reserved against in the HEART OF GEORGIA Financial Statements delivered prior to the date of this Agreement, HEART OF GEORGIA Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a HEART OF GEORGIA Material Adverse Effect. All tangible properties used in the businesses of the HEART OF GEORGIA Entities are usable in the ordinary course of business consistent with HEART OF GEORGIA's past practices.

     (b) All Assets which are material to HEART OF GEORGIA's business on a consolidated basis, held under leases or subleases by any of the HEART OF GEORGIA Entities, are held under valid Contracts enforceable against HEART OF GEORGIA in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

     (c) HEART OF GEORGIA Entities currently maintain the insurance policies described in Section 5.10(c) of the HEART OF GEORGIA Disclosure Memorandum. None of the HEART OF GEORGIA Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any HEART OF GEORGIA Entity under such policies.

     (d) The Assets of the HEART OF GEORGIA Entities include all material Assets required to operate the business of the HEART OF GEORGIA Entities as presently conducted.

     5.11 Intellectual Property. Each HEART OF GEORGIA Entity owns or has a license to use all of the Intellectual Property used by such HEART OF GEORGIA Entity in the ordinary course of its business. Each HEART OF GEORGIA Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such HEART OF GEORGIA Entity in connection with such HEART OF GEORGIA Entity's business operations, and such HEART OF GEORGIA Entity has the right to convey by sale or license any Intellectual Property so conveyed. No HEART OF GEORGIA Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of HEART OF GEORGIA, threatened, which challenge the rights of any HEART OF GEORGIA Entity with respect to Intellectual Property used, sold or licensed by such HEART OF GEORGIA Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of HEART OF GEORGIA, the conduct of the business of the HEART OF GEORGIA Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the HEART OF GEORGIA Disclosure Memorandum, no HEART OF GEORGIA Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

     5.12 Environmental Matters.

     (a) Except as disclosed in Section 5.12 of the HEART OF GEORGIA Disclosure Memorandum, to the Knowledge of HEART OF GEORGIA, each HEART OF GEORGIA Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect.

     (b) There is no Litigation pending or, to the Knowledge of HEART OF GEORGIA, threatened, before any court, governmental agency, or authority or other forum in which any HEART OF GEORGIA Entity or any of its Operating Properties or Participation Facilities (or HEART OF GEORGIA in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any HEART OF GEORGIA Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, nor, to the Knowledge of HEART OF GEORGIA, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect.

     (c) Except as disclosed in Section 5.12 of the HEART OF GEORGIA Disclosure Memorandum, during the period of (i) any HEART OF GEORGIA Entity's ownership or operation of any of their respective current Assets, or (ii) any HEART OF GEORGIA Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of HEART OF GEORGIA, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect. Except as disclosed in Section 5.12 of the HEART OF GEORGIA Disclosure Memorandum, prior to the period of (i) any HEART OF GEORGIA Entity's ownership or operation of any of their respective current properties,
(ii) any HEART OF GEORGIA Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of HEART OF GEORGIA, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect.

     5.13 Compliance with Laws. Each HEART OF GEORGIA Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, and, to the Knowledge of HEART OF GEORGIA, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect. Except as disclosed in
Section 5.13 of the HEART OF GEORGIA Disclosure Memorandum, none of the HEART OF GEORGIA Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

     (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect; or

     (c) since January 1, 1995, or as of the date of organization, if later, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any HEART OF GEORGIA Entity is not in compliance with any of the Laws or Orders which such governmental authority or

Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, or (iii) requiring any HEART OF GEORGIA Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.

     5.14 Labor Relations. No HEART OF GEORGIA Entity is the subject of any Litigation asserting that it or any other HEART OF GEORGIA Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other HEART OF GEORGIA Entity to bargain with any labor organization as to wages or conditions of employment, nor is any HEART OF GEORGIA Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any HEART OF GEORGIA Entity, pending or threatened, or to the Knowledge of HEART OF GEORGIA, is there any activity involving any HEART OF GEORGIA Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15 Employee Benefit Plans.

     (a) HEART OF GEORGIA has disclosed in Section 5.15 of the HEART OF GEORGIA Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any HEART OF GEORGIA Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "HEART OF GEORGIA Benefit Plans"). Each HEART OF GEORGIA Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "HEART OF GEORGIA ERISA Plan." Each HEART OF GEORGIA ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as an "HEART OF GEORGIA Pension Plan." No HEART OF GEORGIA Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All HEART OF GEORGIA Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect. Each HEART OF GEORGIA ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and HEART OF GEORGIA has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of HEART OF GEORGIA, no HEART OF GEORGIA Entity has engaged in a transaction with respect to any HEART OF GEORGIA Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any HEART OF GEORGIA Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect.

     (c) No HEART OF GEORGIA Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any HEART OF GEORGIA Pension Plan, (ii) no change in the actuarial assumptions with respect to any HEART OF GEORGIA Pension Plan, and (iii) no increase in benefits under any HEART OF GEORGIA Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any HEART OF GEORGIA Pension Plan nor any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any HEART OF GEORGIA Entity, or the single-employer plan of any entity which is considered one employer with HEART OF GEORGIA under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a HEART OF GEORGIA Material Adverse Effect. No HEART OF GEORGIA Entity has provided, or is required to provide, security to a HEART OF GEORGIA Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any HEART OF GEORGIA Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a HEART OF GEORGIA Material Adverse Effect. No HEART OF GEORGIA Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a HEART OF GEORGIA Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any HEART OF GEORGIA Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 5.15 of the HEART OF GEORGIA Disclosure Memorandum, no HEART OF GEORGIA Entity has any Liability for retiree health and life benefits under any of the HEART OF GEORGIA Benefit Plans and there are no restrictions on the rights of such HEART OF GEORGIA Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a HEART OF GEORGIA Material Adverse Effect.

     (f) Except as disclosed in Section 5.15 of the HEART OF GEORGIA Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any HEART OF GEORGIA Entity from any HEART OF GEORGIA Entity under any HEART OF GEORGIA Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any HEART OF GEORGIA Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any HEART OF GEORGIA Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the HEART OF GEORGIA Financial Statements to the extent required by and in accordance with GAAP.

     5.16 Material Contracts. Except as disclosed in Section 5.16 of the HEART OF GEORGIA Disclosure Memorandum or otherwise reflected in the HEART OF GEORGIA Financial Statements, none of the HEART OF GEORGIA Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any HEART OF GEORGIA Entity or the guarantee by any HEART OF GEORGIA Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any HEART OF GEORGIA Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the HEART OF GEORGIA Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any HEART OF GEORGIA Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by HEART OF GEORGIA with the SEC (assuming HEART OF GEORGIA were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "HEART OF GEORGIA Contracts"). With respect to each HEART OF GEORGIA Contract and except as disclosed in
Section 5.16 of the HEART OF GEORGIA Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no HEART OF GEORGIA Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect;
(iii) no HEART OF GEORGIA Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of HEART OF GEORGIA, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.16 of the HEART OF GEORGIA Disclosure Memorandum, no officer, director or employee of any HEART OF GEORGIA Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any HEART OF GEORGIA Entity. All of the indebtedness of any HEART OF GEORGIA Entity for money borrowed is prepayable at any time by such HEART OF GEORGIA Entity without penalty or premium.

     5.17 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of HEART OF GEORGIA, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any HEART OF GEORGIA Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any HEART OF GEORGIA Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any HEART OF GEORGIA Entity, that are reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect. Section 5.17 of the HEART OF GEORGIA Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any HEART OF GEORGIA Entity is a party and which names a HEART OF GEORGIA Entity as a defendant or cross-defendant or for which, to the Knowledge of HEART OF GEORGIA, any HEART OF GEORGIA Entity has any potential Liability.

     5.18 Reports. Since January 1, 1995, or the date of organization if later, each HEART OF GEORGIA Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.19 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by any HEART OF GEORGIA Entity to FLAG pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any HEART OF GEORGIA Entity for inclusion in the registration statement to be filed by FLAG with the SEC in accordance with Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any HEART OF GEORGIA Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a HEART OF GEORGIA Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.20 Accounting, Tax and Regulatory Matters. No HEART OF GEORGIA Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21 Charter Provisions. Each HEART OF GEORGIA Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any HEART OF GEORGIA Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any HEART OF GEORGIA Entity that may be directly or indirectly acquired or controlled by them.

     5.22 Board Recommendation. The Board of Directors of HEART OF GEORGIA, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of HEART OF GEORGIA Common Stock approve this Agreement.

     5.23 Y-2K. HEART OF GEORGIA has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.

                                   ARTICLE 6.
                     REPRESENTATIONS AND WARRANTIES OF FLAG
                     --------------------------------------

     FLAG hereby represents and warrants to HEART OF GEORGIA as follows:

     6.1 Organization, Standing, and Power. FLAG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FLAG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG have been made available to HEART OF GEORGIA for its review and, except as disclosed in Section 6.1 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2  Authority of FLAG; No Breach By Agreement.

     (a) FLAG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG. This Agreement represents a legal, valid, and binding obligation of FLAG, enforceable against FLAG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FLAG, nor the consummation by FLAG of the transactions contemplated hereby, nor compliance by FLAG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's Articles of Incorporation or Bylaws, or the Charter, or Articles of Incorporation or Bylaws of any FLAG Entity, or any resolution adopted by the Board of Directors or the shareholders of any FLAG Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock.

     (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 5,174,807 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of HEART OF GEORGIA Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of HEART OF GEORGIA Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG.

     (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

     6.4 FLAG Subsidiaries. FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to HEART OF GEORGIA for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5 SEC Filings, Financial Statements.

     (a) FLAG has timely filed and made available to HEART OF GEORGIA all SEC Documents required to be filed by FLAG since December 31, 1993 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

     (b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 Absence of Undisclosed Liabilities. No FLAG Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1997 and March 31, 1998, included in the FLAG Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the FLAG Disclosure Memorandum,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

     6.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse Effect or with respect to which the Taxes are not vet due and payable.

     (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to veers currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

     (e) None of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

     6.9 Allowance for Possible Loan Losses. The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios
(including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

     6.10 Assets.

     (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

     (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (c) The FLAG Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

     (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

     6.11 Intellectual Property. Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in

Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity.

     6.12 Environmental Matters.

     (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (b) There is no Litigation pending or, to the Knowledge of FLAG, threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     6.13 Compliance with Laws. Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FLAG Material Adverse Effect; or

     (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to HEART OF GEORGIA.

     6.14 Labor Relations. No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15 Employee Benefit Plans.

     (a) FLAG has disclosed in Section 6.12 of the FLAG Disclosure Memorandum and has delivered or made available to HEART OF GEORGIA prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Each FLAG Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 40 1
(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FLAG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

     (f) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

     6.16 Material Contracts. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FLAG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's

Form 10-K filed for the fiscal year ended December 31, 1997, or in an SEC Document and identified to HEART OF GEORGIA (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG Contract and except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium.

     6.17 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section
6.17 of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

     6.18 Reports. Since January 1, 1993, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.19 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity to HEART OF GEORGIA pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity for inclusion in the Registration Statement to be filed by FLAG with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FLAG Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FLAG Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.20 Accounting, Tax and Regulatory Matters. No FLAG Entity has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 Charter Provisions. Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

     6.22 Board Recommendation. The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FLAG shareholders.

     6.23 Y2K. Each FLAG Entity is in compliance with all policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations. Section 6.23 of the FLAG Disclosure Memorandum sets forth a summary of the steps taken by FLAG to ensure such compliance. FLAG has entered into an agreement with Phoenix International Ltd., Inc. ("Phoenix") to license the Phoenix Retail Banking System, and FLAG is scheduled to convert each of the existing FLAG Entities, as well as the HEART OF GEORGIA Subsidiaries, to the Phoenix Retail Banking System prior to March 31, 1999. Phoenix has represented to FLAG that the Phoenix Retail Banking System is year 2000 compliant.

                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1 Affirmative Covenants of HEART OF GEORGIA. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, HEART OF GEORGIA shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of HEART OF GEORGIA. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, HEART OF GEORGIA covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any HEART OF GEORGIA entity, or

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a HEART OF GEORGIA Entity to another HEART OF GEORGIA Entity) in excess of an aggregate of $100,000 (for HEART OF GEORGIA Entities on a consolidated basis) except in the ordinary course of the business of the HEART OF GEORGIA Subsidiaries consistent with past practices (which shall include, for the HEART OF GEORGIA Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any HEART OF GEORGIA Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the HEART OF GEORGIA Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any HEART OF GEORGIA Entity, or declare or pay any dividend or make any other distribution in respect of HEART OF GEORGIA's capital stock; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the HEART OF GEORGIA Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of HEART OF GEORGIA Common Stock or any other capital stock of any HEART OF GEORGIA Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any capital stock of any HEART OF GEORGIA Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of HEART OF GEORGIA Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any HEART OF GEORGIA Subsidiary (unless any such shares of stock are sold or otherwise transferred to another HEART OF GEORGIA Entity); or

     (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned HEART OF GEORGIA Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any HEART OF GEORGIA Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of the HEART OF GEORGIA Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the HEART OF GEORGIA Disclosure Memorandum; and enter into or amend any severance agreements with officers of any HEART OF GEORGIA Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any HEART OF GEORGIA Entity except in accordance with past practice disclosed in
Section 7.2(g) of the HEART OF GEORGIA Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

     (h)  enter  into or amend  any  employment  Contract  between  any HEART OF
GEORGIA Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the HEART OF GEORGIA Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any HEART OF GEORGIA Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any HEART OF GEORGIA Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the HEART OF GEORGIA Disclosure Memorandum, settle any Litigation involving any Liability of any HEART OF GEORGIA Entity for material money damages or restrictions upon the operations of any HEART OF GEORGIA Entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.3 Affirmative Covenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of HEART OF GEORGIA shall have been obtained, and except as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4 Negative Covenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of HEART OF GEORGIA shall have been obtained, and except as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of HEART OF GEORGIA Common Stock, or take any action which will materially adversely impact the ability of FLAG Entities to consummate the transactions contemplated by this Agreement.

     7.5 Adverse Changes in Condition. Each of FLAG and HEART OF GEORGIA agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 Reports. Each of FLAG and HEART OF GEORGIA and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS
                              ---------------------

     8.1 Registration Statement. As soon as practicable after execution of this Agreement, FLAG shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of FLAG Common Stock upon consummation of the Merger. HEART OF GEORGIA shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FLAG may reasonably request in connection with such action. FLAG and HEART OF GEORGIA shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 Nasdaq Listing. FLAG shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FLAG Common Stock to be issued to the holders of HEART OF GEORGIA Common Stock pursuant to the Merger, and FLAG shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 Shareholder Approval. HEART OF GEORGIA shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of HEART OF GEORGIA shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of HEART OF GEORGIA, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to HEART OF GEORGIA's shareholders, under applicable law), and the Board of Directors and officers of HEART OF GEORGIA shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of HEART OF GEORGIA, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the HEART OF GEORGIA shareholders, under applicable law).

     8.4 Applications. FLAG shall promptly prepare and file, and HEART OF GEORGIA shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.5 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, FLAG shall cause to be filed the Certificate of Merger with the Secretary of State of the State of Georgia.

     8.6 Agreements as to Effects to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.7 Investigation and Confidentiality.

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party  shall use its  reasonable  efforts to  exercise  its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a HEART OF GEORGIA Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

     8.8 Press Releases. Prior to the Effective Time, HEART OF GEORGIA and FLAG shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no HEART OF GEORGIA Entity nor any Representatives thereof retained by any HEART OF GEORGIA Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of HEART OF GEORGIA, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to HEART OF GEORGIA's shareholders, under applicable Law, no HEART OF GEORGIA Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but HEART OF GEORGIA may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. HEART OF GEORGIA shall promptly advise FLAG following the receipt of any Acquisition Proposal and the details thereof, and advise FLAG of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. HEART OF GEORGIA shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

     8.10 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 Charter Provisions. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any HEART OF GEORGIA Entity that may be directly or indirectly acquired by them.

     8.12  Agreements of  Affiliates.  HEART OF GEORGIA has disclosed in Section
8.12 of the HEART OF GEORGIA Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of HEART OF GEORGIA for purposes of Rule 145 under the 1933 Act. HEART OF GEORGIA shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of the HEART OF GEORGIA Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FLAG and HEART OF GEORGIA have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff
Accounting Bulletin No. 76, shares of FLAG Common Stock issued to such affiliates of HEART OF GEORGIA shall not be transferable until such time as financial results covering at least 30 days of combined operations of FLAG and HEART OF GEORGIA have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section
8.12. FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of HEART OF GEORGIA pursuant to this Agreement to enforce the provisions of this Section 8.12. FLAG shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FLAG Common Stock by such affiliates.

     8.13 Employee Benefits and Contracts. Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of the HEART OF GEORGIA Entities employee benefits under HEART OF GEORGIA's existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of the HEART OF GEORGIA Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the HEART OF GEORGIA Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans,
(i) service under any qualified defined benefit plan of HEART OF GEORGIA shall be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of HEART OF GEORGIA shall be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of HEART OF GEORGIA shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the HEART OF GEORGIA Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the HEART OF GEORGIA Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for a HEART OF GEORGIA welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the HEART OF GEORGIA Disclosure Memorandum to FLAG between any HEART OF GEORGIA Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the HEART OF GEORGIA Benefit Plans.

     8.14 Indemnification.

     (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FLAG shall indemnify, defend and hold harmless each person entitled to indemnification from a HEART OF GEORGIA Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by HEART OF GEORGIA's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

     (b) Any Indemnified Party wishing to claim  indemnification under paragraph
(a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify FLAG thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective Time), (i) FLAG shall have the right to assume the defense thereof (provided FLAG acknowledges responsibility for such indemnification) and FLAG shall not be liable to such

Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FLAG elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FLAG and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FLAG shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FLAG shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) FLAG shall not be liable for any settlement effected without its prior written consent; and provided further that FLAG shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.


                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

     (a) Shareholder Approval. The shareholders of HEART OF GEORGIA shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FLAG shall have approved the issuance of shares of FLAG Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse

Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger shall have been received.

     (f) Nasdaq Listing. The shares of FLAG Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

     (g) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of HEART OF GEORGIA Common Stock for FLAG Common Stock will not give rise to gain or loss to the shareholders of HEART OF GEORGIA with respect to such exchange (except to the extent of any cash received), and (iii) neither HEART OF GEORGIA nor FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of HEART OF GEORGIA and FLAG reasonably satisfactory in form and substance to such counsel.

     (h) Donald M. Thigpen shall have negotiated a mutually satisfactory employment relationship with FLAG, and any previously existing agreements between Mr. Thigpen and HEART OF GEORGIA concerning employment, severance, consulting and any other compensation, including post termination payments subsequent to a change in ownership, shall have been terminated.

     9.2 Conditions to Obligations of FLAG. The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of HEART OF GEORGIA set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of HEART OF GEORGIA set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a HEART OF GEORGIA Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of HEART OF GEORGIA to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. HEART OF GEORGIA shall have delivered to FLAG (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to HEART OF GEORGIA and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by HEART OF GEORGIA's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall request.

     (d) Opinion of Counsel. FLAG shall have received an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to HEART OF GEORGIA, dated as of the Closing Date, in form reasonably satisfactory to FLAG, as to the matters set forth in Exhibit 2.

     (e) Pooling Letters. FLAG shall have received an opinion of Porter Keadle Moore, LLP, dated as of the date of filing of the Registration Statement with the SEC and as of the Closing Date, addressed to FLAG and in form and substance reasonably acceptable to FLAG, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

     (f) Affiliates Agreements. FLAG shall have received from each affiliate of HEART OF GEORGIA the affiliates letter referred to in Section 8.12 and Exhibit 1.

     (g) Claims Letters. Each of the directors and officers of HEART OF GEORGIA shall have executed and delivered to FLAG letters in substantially the form of
Exhibit 3.

     9.3 Conditions to Obligations of HEART OF GEORGIA. The obligations of HEART OF GEORGIA to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by HEART OF GEORGIA pursuant to Section 11.6(b):

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FLAG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FLAG set forth in
Section 6.16 and 6.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.16 and 6.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FLAG shall have delivered to HEART OF GEORGIA (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FLAG and in Section 9.3(a) and 9.3(b) have been satisfied, provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duty adopted by FLAG's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as HEART OF GEORGIA and its counsel shall request.

     (d) Opinion of Counsel. HEART OF GEORGIA shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, dated as of the Closing Date, in form reasonably acceptable to HEART OF GEORGIA, as to the matters set forth in Exhibit 4.


                                   ARTICLE 10.
                                   TERMINATION
                                   -----------

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of HEART OF GEORGIA, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of FLAG and HEART OF GEORGIA; or

     (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a HEART OF GEORGIA Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party; or

     (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of HEART OF GEORGIA fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

     (e) By either Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.7(b) shall survive any such termination and abandonment, and
(ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.


                                   ARTICLE 11.
                                  MISCELLANEOUS
                                  -------------

     11.1 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, the FLAG Disclosure Memorandum and the HEART OF GEORGIA Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

     "Certificate of Merger" shall mean the Certificate of Merger to be executed by FLAG and HEART OF GEORGIA and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibits 1 through 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FLAG Capital Stock" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

     "FLAG Common Stock" shall mean the $1.00 par value common stock of FLAG.

     "FLAG Disclosure Memorandum" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to execution of this Agreement to HEART OF GEORGIA describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "FLAG Entities" shall mean, collectively, FLAG and all FLAG Subsidiaries.

     "FLAG Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FLAG as of June 30, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1998, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FLAG in SEC Documents, and (ii) the consolidated balance sheets of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1998.

     "FLAG Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of HEART OF GEORGIA in contemplation of the transactions contemplated hereby.

     "FLAG Preferred Stock" shall mean the shares of preferred stock of FLAG.

     "FLAG Subsidiaries" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HEART OF GEORGIA Common Stock" shall mean the $1.00 par value common stock of HEART OF GEORGIA.

     "HEART OF GEORGIA Disclosure Memorandum" shall mean the written information entitled "HEART OF GEORGIA Disclosure Memorandum" delivered prior to execution of this Agreement to FLAG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "HEART OF GEORGIA Entities" shall mean, collectively, HEART OF GEORGIA and all HEART OF GEORGIA Subsidiaries.

     "HEART OF GEORGIA Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of HEART OF GEORGIA as of June 30, 1998, and as of December 31, 1997 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1998, and for the Fiscal year ended December 31, 1997, and (ii) the consolidated balance sheets of HEART OF GEORGIA (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1998.

     "HEART OF GEORGIA Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of HEART OF GEORGIA and its Subsidiaries, taken as a whole, or (ii) the ability of HEART OF GEORGIA to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that an "HEART OF GEORGIA Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of HEART OF GEORGIA (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

     "HEART OF GEORGIA Subsidiaries" shall mean the Subsidiaries of HEART OF GEORGIA, which shall include the HEART OF GEORGIA Subsidiaries described in
Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of HEART OF GEORGIA in the future and held as a Subsidiary by HEART OF GEORGIA at the Effective Time.

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a FLAG Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FLAG Entity. "Knowledge" as used with respect to a HEART OF GEORGIA Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such HEART OF GEORGIA Entity.

     "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action. claim, complaint investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business. its Assets (including Contracts related to it), or the transactions contemplated by this Agreement. but shall not include regular. periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either HEART OF GEORGIA or FLAG, and "Parties" shall mean HEART OF GEORGIA and FLAG.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FLAG under the 1933 Act with respect to the shares of FLAG Common Stock to be issued to the shareholders of HEART OF GEORGIA in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders Meeting" shall mean the meeting of the shareholders of HEART OF GEORGIA to be held pursuant to Section 8.3, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Surviving Corporation" shall mean FLAG as the surviving corporation resulting from the Merger.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Tax" or Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  Allowance                          Section 5.9
                  Certificates                       Section 4.1
                  Closing                            Section 1.2
                  Effective Time                     Section 1.3
                  ERISA Affiliate                    Section 5.15(c)
                  Exchange Agent                     Section 4.1
                  Exchange Ratio                     Section 3.1(b)
                  FLAG Benefit Plans                 Section 6.15(a)
                  FLAG ERISA Plan                    Section 6.15(a)
                  FLAG Pension Plan                  Section 6.15(a)
                  FLAG SEC Reports                   Section 6.5(a)
                  HEART OF GEORGIA Benefit Plans     Section 5.15(a)
                  HEART OF GEORGIA Contracts         Section 5.16
                  HEART OF GEORGIA ERISA Plan        Section 5.15(a)
                  HEART OF GEORGIA Pension Plan      Section 5.15(a)
                  Indemnified Party                  Section 8.14(a)
                  Merger                             Section 1.1
                  Tax Opinion                        Section 9.1(g)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.

     (a) Except as otherwise provided in this Section 11.2, each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     (b) If this  Agreement is terminated by FLAG pursuant to Sections  10.1(b),
(c) or (d)(ii), HEART OF GEORGIA shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (c) If this Agreement is terminated by HEART OF GEORGIA pursuant to Sections 10.1(b) or (c), FLAG shall pay to HEART OF GEORGIA an amount equal to the lesser of $100,000 or HEART OF GEORGIA's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement. (d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by HEART OF GEORGIA or by FLAG, each of HEART OF GEORGIA and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of HEART OF GEORGIA Common Stock, there shall be made no amendment that, pursuant to the GBCC, requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of FLAG Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of HEART OF GEORGIA Common Stock will be exchanged for shares of FLAG Common Stock shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of FLAG Common Stock without any requisite approval of the holders of the issued and outstanding shares of FLAG Common Stock entitled to vote thereon.

     11.6 Waivers.

     (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by HEART OF GEORGIA, to waive or extend the time for the compliance or fulfillment by HEART OF GEORGIA of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

     (b) Prior to or at the Effective Time, HEART OF GEORGIA, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG, to waive or extend the time for the compliance or fulfillment by FLAG, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of HEART OF GEORGIA under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of HEART OF GEORGIA.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

           HEART OF GEORGIA:        Heart of Georgia Bancshares, Inc.
                                    101 Railroad Avenue
                                    Mount Vernon, GA  30445
                                    Telecopy Number: (912) 583-2894
                                    Attention:  Donald M. Thigpen


            Copy to Counsel:        Nelson Mullins Riley & Scarborough, L.L.P.
                                    First Union Plaza, Suite 1400
                                    999 Peachtree Street, N.E.
                                    Atlanta, GA  30309
                                    Telecopy Number: (404) 817-6225
                                    Attention: Neil E. Grayson, Esq.

                       FLAG:        FLAG Financial Corporation
                                    101 North Greenwood St.
                                    LaGrange, GA 30240
                                    Telecopy Number: (706) 845-5155
                                    Attention:  J. Daniel Speight, Jr.

            Copy to Counsel:        Powell Goldstein Frazer & Murphy LLP
                                    Sixteenth Floor
                                    191 Peachtree Street, N.E.
                                    Atlanta, GA 30303
                                    Telecopy Number: (404) 572-5958
                                    Attention:  Walter G. Moeling IV, Esq.

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions, Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                   SIGNATURES TO AGREEMENT AND PLAN OF MERGER


         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                                   FLAG FINANCIAL CORPORATION



                                   By:    /s/ J. Daniel Speight, Jr.
                                          --------------------------
                                          J. Daniel Speight, Jr.
                                          President & Chief Executive Officer



                                   HEART OF GEORGIA BANCSHARES, INC.



                                   By:    /s/ Donald M. Thigpen
                                          ---------------------
                                          Donald M. Thigpen
                                          President and Chief Executive Officer

                                    Exhibit 1

ARTICLE 12.

12.1     AFFILIATE AGREEMENT


FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA  30240

Attention:  J. Daniel Speight, Jr., President and Chief Executive Officer

Gentlemen:

         The undersigned is a shareholder of Heart of Georgia Bancshares, Inc. ("HEART OF GEORGIA"), a Georgia Corporation, and will become a shareholder of FLAG Financial Corporation ("FLAG"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of ________________ ___, 1998 (the "Agreement"), by and between FLAG, and HEART OF GEORGIA. Under the terms of the Agreement, HEART OF GEORGIA will be merged with and into FLAG (the "Merger"), and the shares of the $_.__ par value common stock of HEART OF GEORGIA ("HEART OF GEORGIA Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of FLAG ("FLAG Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and FLAG regarding certain rights and obligations of the undersigned in connection with the shares of FLAG to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and FLAG hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to HEART OF GEORGIA he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

         2. Initial Restrictions on Disposition. The undersigned agrees that he will not sell, transfer or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of HEART OF GEORGIA Common Stock are converted upon consummation of the Merger until such time as FLAG notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of FLAG and HEART OF GEORGIA. FLAG agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FLAG containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

         (a) At any meeting of shareholders of HEART OF GEORGIA called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by HEART OF GEORGIA of the Merger
Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of FLAG Common Stock or otherwise to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

         (b) The FLAG Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

         (c) FLAG has informed the undersigned that any distribution by the undersigned of FLAG Common Stock has not been registered under the 1933 Act and that shares of FLAG Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that FLAG is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of FLAG Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 9 hereof, have all shares of HEART OF GEORGIA Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

         (e) During the thirty (30) days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of HEART OF GEORGIA Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of HEART OF GEORGIA held to approve the Merger.

         (f) The undersigned is aware that FLAG intends to treat the Merger as a tax-free reorganization under Section 368 of the Code for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as FLAG for federal income tax purposes.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop-transfer instructions with respect to the shares of FLAG Common Stock received by the undersigned pursuant to the Merger will be given to FLAG's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

                  The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as FLAG Financial Corporation ("FLAG") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is an affiliate of FLAG) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FLAG that such sale or transfer is otherwise exempt from the registration requirements of such Act.

Such legend will also be placed on any certificate representing FLAG securities issued subsequent to the original issuance of FLAG Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the FLAG Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner as to justify the removal of the legend therefrom. Upon the request of the undersigned, FLAG shall cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FLAG Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FLAG, upon the request of the undersigned, will cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by FLAG of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Disposition. The undersigned has carefully read the Agreement and this Affiliate Agreement and has discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of FLAG Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for HEART OF GEORGIA.

         6. Filing of Reports by FLAG. FLAG agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of FLAG Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of FLAG Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FLAG Common Stock, together with such additional information as the transfer agent may reasonably request. If FLAG's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FLAG shall cause such counsel to provide such opinions as may be necessary to FLAG's transfer agent so that the undersigned may complete the proposed sale or transfer.

         8. Certain Actions. The undersigned covenants and agrees with FLAG that, for a period of two (2) years after the effective time of the Merger, the undersigned shall not, without the prior written consent of FLAG, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Montgomery County, Georgia. It is expressly understood that the covenants contained in this paragraph 8 do not apply to (i) "management official" positions which the undersigned holds with financial institutions (other than FLAG, HEART OF GEORGIA, and their subsidiaries) as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution (other than FLAG, HEART OF GEORGIA, and their subsidiaries) as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 8, the following terms shall have the following respective meanings:

                  (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

                  (b) The term "financial  institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking-related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term "financial institution" shall include any financial institution as defined herein that, after the date of this Agreement, makes application for an appropriate federal or state regulatory authority for approval to organize.

                  (c) The term "major shareholder" shall refer to the beneficial ownership of five percent (5%) or more of any class of voting securities or the ownership of five percent (5%) of the total equity interest in such company, however denominated.

         The provisions of this paragraph 8 shall be of no further force and effect if the undersigned is not offered employment as a director of FLAG or any of its subsidiaries (to include the subsidiaries of HEART OF GEORGIA acquired at the Effective Time of the Merger) at the Effective Time of the Merger or, if the undersigned is so employed, the undersigned's employment is terminated by FLAG after the Effective Time of the Merger.

         9. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of HEART OF GEORGIA and FLAG that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of FLAG or becomes a director or officer of FLAG upon consummation of the Merger, among other things, any sale of FLAG Common Stock by the undersigned within a period of less than six (6) months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         10. Miscellaneous. This Affiliate Agreement is the complete agreement between FLAG and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

                        SIGNATURES CONTAINED ON NEXT PAGE

         This Affiliate Agreement is executed as of the _________ day of ________________, 1998.

                                    Very truly yours,


                                    ------------------------------------
                                    Signature

                                    ------------------------------------
                                    Print Name

                                    Address:----------------------------

                                    ------------------------------------

                                    ------------------------------------


                                    [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                                    ------------------------------------
                                    Name

                                    ------------------------------------
                                    Name

                                    -------------------------------------
                                    Name



AGREED TO AND ACCEPTED as of
the _______ day of ________________, 1998.


FLAG FINANCIAL CORPORATION


By:---------------------------

                                    Exhibit 2



ARTICLE 13.


13.1

    MATTERS AS TO WHICH NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. WILL OPINE

     1. Heart of Georgia Bancshares, Inc. ("HEART OF GEORGIA") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of HEART OF GEORGIA or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which HEART OF GEORGIA is a party or by which HEART OF GEORGIA is bound.

     3. The Agreement has been duly and validly executed and delivered by HEART OF GEORGIA and, assuming valid authorization, execution and delivery by FLAG, constitutes a valid and binding agreement of HEART OF GEORGIA enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of HEART OF GEORGIA consists of 1,000,000 shares of the HEART OF GEORGIA Common Stock, of which 220,000 shares were issued and outstanding as of _______________________, 1998. The shares of the HEART OF GEORGIA Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued, and are fully paid and nonassessable under the GBCC. To our knowledge, except as set forth above, or as disclosed in Section 5.3 of the HEART OF GEORGIA Disclosure Memorandum, as of ______________, 1998, there were no shares of capital stock or other equity securities of HEART OF GEORGIA outstanding and no outstanding Equity Rights relating to the capital stock of HEART OF GEORGIA.

                                    Exhibit 3



ARTICLE 14.


14.1

                                            ____________________, 1998




FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA 30240

         RE: Heart of Georgia Bancshares, Inc. ("HEART OF GEORGIA ") Mount Vernon, Georgia

Ladies and Gentlemen:

         This letter is delivered pursuant to Section 9.2(g) of the Agreement and Plan of Merger, dated as of ____________ __, 1998, by and between FLAG Financial Corporation and HEART OF GEORGIA.

         In my capacity as an officer or a director of HEART OF GEORGIA, and as of the date of this letter, I do not, to the best of my knowledge, have any claims, and I am not aware of any facts or circumstances that I believe are likely to give rise to any claim, for indemnification under HEART OF GEORGIA's Articles of Incorporation or Bylaws as existing on the date hereof or as may be afforded by the laws of the State of Georgia or the United States.


                                       Very truly yours,



                                       --------------------------------------
14.2                                   Signature of Officer or Director


                                       --------------------------------------
14.3                                   Name of Officer or Director

                                       --------------------------------------
14.4                                   Position at HEART OF GEORGIA

                                    Exhibit 4



ARTICLE 15.

           MATTERS AS TO WHICH POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                   WILL OPINE


     1. FLAG Financial Corporation ("FLAG") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of FLAG or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which FLAG is a party or by which FLAG is bound.

     3. The Agreement has been duly and validly executed and delivered by FLAG, and assuming valid authorization, execution and delivery by Heart of Georgia Bancshares, Inc., constitutes a valid and binding agreement of FLAG enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of FLAG consists of 20,000,000 shares of FLAG Common Stock, of which 5,174,807 shares are issued and outstanding as of ____________ 1998, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding as of _____________________ 1998. The shares of FLAG Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Georgia Business Corporation Code. To our knowledge, except as set forth above, or as disclosed in Section 6.3 of the FLAG Disclosure Memorandum, as of _________________________, 1998, there were no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG. The shares of FLAG Common Stock to be issued to the shareholders of Heart of Georgia Bancshares, Inc. as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Georgia Business Corporation Code.

                                   APPENDIX B



                                EXCERPTS FROM THE

                        GEORGIA BUSINESS CORPORATION CODE

                       RELATING TO DISSENTING SHAREHOLDERS

                        GEORGIA BUSINESS CORPORATION CODE
                                   ARTICLE 13
                               DISSENTERS' RIGHTS



14-2-1301.     Definitions.

         As used in this article, the term:

                  (1)  "Beneficial  shareholder"  means  the  person  who  is  a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                  (2) "Corporate  action" means the  transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

                  (3)  "Corporation"  means  the  issuer  of  shares  held  by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                  (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

                  (5) "Fair value," with respect to a dissenter's shares,  means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

                  (6) "Interest"  means  interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

                  (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                  (8)  "Shareholder"   means  the  record   shareholder  or  the
                    beneficial shareholder.


14-2-1302.        Right to dissent.

         (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                  (1) Consummation  of a plan of merger to which the corporation is a party:

                           (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                           (B) If the corporation is a subsidiary that is merged
                  with its parent under Code Section 14-2-1104;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

                  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (A) Alters or abolishes a preferential right of the
                               shares;

                           (B) Creates,  alters, or abolishes a right in respect
                  of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                           (C) Alters or  abolishes  a  preemptive  right of the
                  holder of the shares to acquire shares or other securities;

                           (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                           (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                           (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

         (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

                  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.


14-2-1303.        Dissent by nominees and beneficial owners.

         A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.


14-2-1320.        Notice of dissenters' rights.

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.

14-2-1321.        Notice of intent to demand payment.

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                  (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

                  (2) Must not vote his or her shares in favor of the proposed action.

         (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.


14-2-1322.        Dissenters' notice.

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                  (4) Be accompanied by a copy of this article.


14-2-1323.        Duty to demand payment.

         (a) A record  shareholder  sent a dissenters'  notice described in Code
Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

         (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.


14-2-1324.        Share restrictions.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


14-2-1325.        Offer of payment.

         (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

         (b)      The offer of payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's  estimate of the fair value of the shares;

                  (3) An explanation of how the interest was calculated;

                  (4) A statement  of the  dissenter's  right to demand  payment under Code Section 14-2-1327; and

                  (5) A copy of this article.

         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.


14-2-1326.        Failure to take action.

         (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.


14-2-1327.        Procedure if shareholder dissatisfied with payment or offer.

         (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

                  (1) The dissenter  believes that the amount offered under Code
         Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

                  (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                  (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                  (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330.        Court action.

         (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail and publication, or in any other manner permitted by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.


14-2-1331.        Court costs and counsel fees.

         (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

                  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.        Limitation of actions.

         No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

         The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding in which the director was made a party by reason of the fact he is or was a director, to the fullest extent authorized by the GBCC; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of FLAG; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of the directors' liability to the corporation (except under the four situations described above). The indemnification provisions are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for a similar amount of indemnification for the officers of FLAG. In the Bylaws of FLAG, shareholders are entitled to notification of any indemnification paid to the directors. The GBCC's provisions for indemnification are summarized below.

         Section 14-2-851 of the GBCC empowers a corporation to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability incurred in connection with such proceeding, if he: (i) conducted himself in good faith; and (ii) reasonably believed (a) in the case of conduct in his official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation (for example, this Section states that a director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies this requirement), and (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. This Section further provides that the termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standards of conduct described above. This Section also provides that a corporation is not permitted to indemnify any director of the corporation under this Section in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standards of conduct as outlined in this Section), nor may a corporation indemnify a director under this Section in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that improper personal benefit was received by him (whether or not the conduct involved action in his official capacity).

         Section 14-2-852 requires a corporation to indemnify a director against reasonable expenses incurred by the director in connection with any proceeding to which he was a party because he was a director of the corporation where the director is wholly successful, on the merits or otherwise, in the defense of such proceeding.

         Section 14-2-853 empowers a corporation to advance funds to a director, before the final disposition of a proceeding to which he was a party because he was a director of the corporation, in order to pay for or reimburse the reasonable expenses incurred by the director if the director delivers to the corporation a written affirmation to the corporation of his belief that he has satisfied the relevant standard of conduct described in Section 14-2-851 (or that the proceeding involves conduct for which a director's liability has been eliminated under the corporation's articles of incorporation), and a written undertaking by the director to repay any funds so advanced (which must be an unlimited general obligation of the director, but which need not be secured, and which may be accepted by the corporation without reference to the financial ability of the director to repay the advancement) if it is ultimately determined that the director is not entitled to indemnification under the provisions of the GBCC. This Section further provides that any advancement of expenses to be made pursuant to this Section must be authorized (i) by the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom will constitute a quorum for such purposes) or by a majority of the members of a committee consisting of two or more disinterested directors who are appointed by such a vote; or (b) if there are fewer than two disinterested directors, by majority vote of a quorum of the Board of Directors, in which authorization the directors who do not qualify as disinterested directors may take part; or (ii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the authorization.

         Section 14-2-854 provides that a director who is a party to a proceeding by virtue of the fact that he is a director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification or the advancement of expenses. Once a court receives such an application, and after the court gives any notice which it deems necessary, the court considering the application must order indemnification or advance for expenses (i) if the court determines that the director is entitled to such indemnification, or (ii) if the court determines that, taking into account all of the relevant circumstances, it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director failed to satisfy the standards of conduct set forth in Section 14-2-851, failed to comply with the requirements of Section 14-2-853, or was adjudged liable in any proceeding by or in right of the corporation or any proceeding initiated on the basis that improper personal benefit was received by the director (provided that, if the director is adjudged so liable, the indemnification must be limited to the reasonable expenses incurred by the director in connection with such proceeding). In addition, Section 14-2-851 states that, if the court determines that the director is entitled to indemnification or advance for expenses, the court may also direct the corporation to pay the director's reasonable expenses incurred in connection with obtaining such court-ordered indemnification or advance for expenses.

         Section 14-2-855 states that a corporation may not indemnify a director under Section 14-2-851 unless such indemnification is authorized thereunder and a determination is made that the indemnification of the director in a particular proceeding is permissible due to the fact that the director has satisfied the relevant standard of conduct set forth in Section 14-2-851. Such a determination must be made: (i) if there are two or more disinterested directors, by the board of directors by a majority vote of all such disinterested directors (a majority of whom constitutes a quorum for such purposes) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(ii) by special legal counsel selected in the manner described in (i) above, or, if there are fewer than two disinterested directors, selected by the board of directors (including the directors who are not considered disinterested directors); or (iii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the determination. The authorization of indemnification and evaluation as to the reasonableness of the expenses involved with such indemnification must be obtained in the same manner as the determination that indemnification is permissible (as described above), except that, if there are fewer than two disinterested directors, or the determination as to the permissibility of the indemnification is made by special legal counsel, then the authorization of such indemnification and the evaluation as to the reasonableness of the expenses involved must be made by the board of directors (in which authorization and evaluation directors who do not qualify as disinterested directors may participate).

         Section 14-2-856 states that, if authorized by the corporation's articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation will be permitted to indemnify a director made a party to a proceeding (including a proceeding brought by or in right of the corporation), without regard to the other limitations on indemnification contained within Title 14, Chapter 2, Article 8, Part 5 of the GBCC, but any director, who at the time does not qualify as a disinterested director with respect to an existing or threatened proceeding that would be covered by such authorization, will not be permitted to vote the shares owned or voted under the control of such director with respect to such authorization. However, Section 14-2-856 further states that no corporation may indemnify a director under Section 14-2-856 for any liability incurred in a proceeding in which the director is adjudged liable to the corporation (or is subjected to injunctive relief in favor of the corporation): (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for any acts or omissions involving intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC (relating to unlawful distributions); or (iv) for any transaction from which he received an improper personal benefit. Where approved or authorized in the manner described above, a corporation may advance or reimburse expenses incurred by the director in advance of final disposition of the proceeding only if the director delivers a written affirmation to the corporation which indicates his good faith belief that his conduct does not fall within any of the four categories of conduct listed above, and a written undertaking by the director (executed personally or on his behalf) to repay any advances made to him by the corporation if it is ultimately determined that the director is not entitled to indemnification under this Section.

         Section 14-2-857 provides that a corporation may indemnify and advance expenses to an officer of the corporation who is made a party to a proceeding by virtue of his status as an officer of the corporation. A corporation's officers may be indemnified to the same extent as the corporation's directors (as discussed above), and any officer who is not also a director (or who was made a party to a proceeding solely due to an act or omission committed in his role as an officer) may be indemnified to any further extent as provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct which constitutes: (i) an appropriation, in violation of his duties as an officer, of any business opportunity of the corporation; (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-832; or (iv) the receipt of an improper personal benefit. In addition, this Section provides that a corporation may indemnify and advance expenses to its employees or agents (who are not also directors) to the extent provided in the corporation's articles of incorporation, bylaws, general or specific action of its board of directors, or contract (so long as such indemnification or advancement of expenses is consistent with public policy).

         Section 14-2-858 provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee or agent of the corporation serves at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him or advance expenses against such liability under the provisions of Title 14, Chapter 2, Article 8, Part 5 of the GBCC.

         The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.


Item 21. Exhibits And Financial Statement Schedules

         (a)      Exhibits

Exhibit
Number                              Description of Exhibits
------                              -----------------------

     2.1       -    Agreement and Plan of Merger, dated as of August 19, 1998, by and between FLAG and Heart (included in Appendix A to the Proxy Statement/Prospectus and incorporated by reference herein)

     2.2        -   Agreement  and Plan of Merger,  dated as of June 30, 1998 by and between FLAG and Empire Bank Corp. (incorporated by reference herein from the registrant's Current Report on Form 8-K filed August 10, 1998)

     2.3        -   Agreement and Plan of Merger,  dated as of July 24, 1998, by and among FLAG, Citizens Bank and The Brown Bank (included herein by reference from the registrant's Current Report on Form 8-K filed August 11, 1998)

     4.1        -   Articles of Incorporation of FLAG, as amended  (incorporated herein by reference from Exhibit 3.1(i) of the  registrant's
                    Annual  Report  on Form  10-K  for  the  fiscal  year  ended
                    December 31, 1993)

     4.2        -   Bylaws of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(ii) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

      5         -   Opinion of Powell, Goldstein, Frazer & Murphy LLP (including consent)

      8         -   Opinion of Powell, Goldstein,  Frazer & Murphy LLP regarding federal income tax matters (including consent)

     10.1       -   Employment  Agreement between J. Daniel Speight, Jr. and the
                    Company dated as of April 1, 1998*+

     10.2       -   Employment  Agreement  between John S. Holle and the Company dated as of April 1, 1998*+

     10.3       -   Employment Agreement between Ellison C. Rudd and the Company dated as of April 1, 1998*+

     10.4       -   Employment  Agreement between Patti S. Davis and the Company dated as of April 1, 1998*+

     10.5       -   Separation  Agreement  between  Charles  O.  Hinely  and the
                    Company dated April 1, 1998*+

     10.6       -   Separation  Agreement  between  J.  Preston  Martin  and the
                    Company dated May 13, 1998*+

     10.7       -   Split Dollar Insurance  Agreement between J. Daniel Speight,
                    Jr. and Citizens Bank dated November 2, 1992*+

     10.8       -   Director Indexed  Retirement Program for Citizens Bank dated
                    January 13, 1995*+

     10.9       -   Form of Executive  Agreement  (pursuant to Director  Indexed
                    Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.10       -   Form of Flexible Premium Life Insurance  Endorsement  Method
                    Split Dollar Plan  Agreement  (pursuant to Director  Indexed
                    Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.11       -   Tax  Sharing  Agreement  dated  March  1,  1994,  among  the
                    Company,  the  Bank  and  Piedmont  Mortgage  Service,  Inc.
                    (Incorporated herein by reference from Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.12       -   Director Indexed Fee Continuation  Program for First Federal
                    Savings Bank of LaGrange effective February 3, 1995*+

    10.13       -   Form of Director Agreement (pursuant to Director Indexed Fee
                    Construction  Program  for  First  Federal  Savings  Bank of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.14       -   Form of Flexible Premium Life Insurance  Endorsement  Method
                    Split Dollar Plan  Agreement  (pursuant to Director  Indexed
                    Fee  Continuation  Program of First Federal  Savings Bank of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.15       -   Form of Indexed Executive Salary Continuation Plan Agreement
                    by and between First Federal Savings Bank of LaGrange and individuals listed on exhibit coverage page*+

    10.16       -   Form of Flexible Premium Life Insurance  Endorsement  Method
                    Split Dollar Plan  Agreement  (pursuant to Executive  Salary
                    Continuation   Plan  for  First  Federal   Savings  Bank  of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.17       -   Indexed Executive Salary  Continuation Plan Agreement by and
                    between First  Federal  Savings Bank of LaGrange and William
                    F. Holle, Jr. dated February 3, 1995*+

    10.18       -   FLAG Financial  Corporation  1994 Employees  Stock Incentive
                    Plan (Incorporated herein by reference from Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)*

    10.19       -   FLAG Financial  Corporation  1994 Directors  Stock Incentive
                    Plan (Incorporated herein by reference from Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended
                    December 31, 1993)*

      11        -   Statement regarding Computation of Per Share Earnings+

      13        -   Registrant's   Annual  Report  for  the  fiscal  year  ended
                    December 31, 1997 (incorporated herein by reference from Exhibit 13 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

      21        -   Subsidiaries of the registrant +

     23.1       -    Consent  of Porter  Keadle  Moore,  LLP (with  respect  to financial statements of FLAG Financial Corporation)

     23.2       -   Consent of Robinson,  Grimes and Company, P.C. (with respect to financial statements of FLAG Financial Corporation)

     23.3       -   Consent  of Porter  Keadle  Moore,  LLP (with  respect  to financial statements of Middle Georgia Bankshares, Inc.)

     23.4       -   Consent  of  Thigpen,  Jones,  Seaton & Co.,  P.C.  (with
                    respect to financial statements of Three Rivers Bancshares, Inc.)

     23.5       -   Consent of McLain,  Calhoun & Co.,  P.C.  (with respect to financial statements of Heart of Georgia Bancshares, Inc.)

     23.6       -   Consents of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5 and 8)

      24        -   Powers of Attorney  (appears on the  signature  page to this
                    Registration Statement)

      99        -   Form of Proxy of Heart


         *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this Registration Statement on Form S-4.

         +Incorporated by reference from exhibit of the same number from the Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

Item 22.          Undertakings

         (a)       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include  any  prospectus  required by Section 10
                 (a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                         (iii) To include any material  information with respect
                  to the plan of  distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaGrange, State of Georgia, on September 21, 1998.


                                     FLAG FINANCIAL CORPORATION


                                     By   /s/ J. Daniel Speight, Jr.
                                          --------------------------
                                          J. Daniel Speight, Jr.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Daniel Speight, Jr. and John S. Holle, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on September 21, 1998.

       Signature                                         Title
       ---------                                         -----

/s/ Dr. A. Glenn Bailey                                 Director
--------------------------
    Dr. A. Glenn Bailey


/s/ H. Speer Burdette, III                              Director
--------------------------
    H. Speer Burdette, III


/s/ Patti S. Davis                            Director,  Senior  Vice  President
-------------------------                     and Chief  Financial Officer
    Patti S. Davis                           (principal financial and accounting
                                              officer)


/s/ Fred A. Durand, III                                 Director
------------------------
    Fred A. Durand, III


/s/ John S. Holle                             Chairman of the Board and Director
------------------
    John S. Holle


----------------------                                  Director
   James W. Johnson


----------------------                                  Director
     Kelly R. Linch


/s/ J. Preston Martin                                   Director
---------------------
   J. Preston Martin


/s/ Ellison C. Rudd                           Senior Vice President, Secretary
---------------------                         and Treasurer
    Ellison C. Rudd


/s/ J. Daniel Speight, Jr.                    President, Chief Executive Officer
---------------------                         and   Director
    J. Daniel Speight, Jr.                    (principal executive officer)


/s/ John W. Stewart, Jr.                                Director
-----------------------
    John W. Stewart, Jr.


-------------------------                               Director
    Robert W. Walters

                                  EXHIBIT INDEX

Exhibit
Number                              Description of Exhibits
------                              -----------------------

     2.1        -   Agreement  and Plan of Merger,  dated as of July 19, 1998, by and between FLAG and Heart (included in Appendix A to the Proxy Statement/Prospectus and incorporated by reference herein)

     2.2        -   Agreement  and Plan of Merger,  dated as of June 30, 1998 by and between FLAG and Empire Bank Corp. (incorporated by reference herein from the registrant's Current Report on Form 8-K filed August 10, 1998)

     2.3        -   Agreement and Plan of Merger,  dated as of July 24, 1998, by and among FLAG, Citizens Bank and The Brown Bank (included herein by reference from the registrant's Current Report on Form 8-K filed August 11, 1998)

     4.1        -   Articles of Incorporation of FLAG, as amended  (incorporated herein by reference from Exhibit 3.1(i) of the  registrant's
                    Annual  Report  on Form  10-K  for  the  fiscal  year  ended
                    December 31, 1993)

     4.2        -   Bylaws of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(ii) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

      5         -   Opinion of Powell, Goldstein, Frazer & Murphy LLP (including consent)

      8         -   Opinion of Powell, Goldstein,  Frazer & Murphy LLP regarding federal income tax matters (including consent)

     10.1       -   Employment  Agreement between J. Daniel Speight, Jr. and the
                    Company dated as of April 1, 1998*+

     10.2       -   Employment  Agreement  between John S. Holle and the Company dated as of April 1, 1998*+

     10.3       -   Employment Agreement between Ellison C. Rudd and the Company dated as of April 1, 1998*+

     10.4       -   Employment  Agreement between Patti S. Davis and the Company dated as of April 1, 1998*+

     10.5       -   Separation  Agreement  between  Charles  O.  Hinely  and the
                    Company dated April 1, 1998*+

     10.6       -   Separation  Agreement  between  J.  Preston  Martin  and the
                    Company dated May 13, 1998*+

     10.7       -   Split Dollar Insurance  Agreement between J. Daniel Speight,
                    Jr. and Citizens Bank dated November 2, 1992*+

     10.8       -   Director Indexed  Retirement Program for Citizens Bank dated
                    January 13, 1995*+

     10.9       -   Form of Executive  Agreement  (pursuant to Director  Indexed
                    Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.10       -   Form of Flexible Premium Life Insurance  Endorsement  Method
                    Split Dollar Plan  Agreement  (pursuant to Director  Indexed
                    Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.11       -   Tax  Sharing  Agreement  dated  March  1,  1994,  among  the
                    Company,  the  Bank  and  Piedmont  Mortgage  Service,  Inc.
                    (Incorporated herein by reference from Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.12       -   Director Indexed Fee Continuation  Program for First Federal
                    Savings Bank of LaGrange effective February 3, 1995*+

    10.13       -   Form of Director  Agreement  (pursuant to Director Indexed
                    Fee  Construction  Program for First Federal Savings Bank of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.14       -   Form of Flexible Premium Life Insurance  Endorsement  Method
                    Split Dollar Plan  Agreement  (pursuant to Director  Indexed
                    Fee  Continuation  Program of First Federal  Savings Bank of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.15       -   Form  of  Indexed  Executive  Salary   Continuation  Plan
                    Agreement  by and  between  First  Federal  Savings  Bank of
                    LaGrange and individuals listed on exhibit coverage page*+

    10.16       -   Form of Flexible Premium Life Insurance  Endorsement  Method
                    Split Dollar Plan  Agreement  (pursuant to Executive  Salary
                    Continuation   Plan  for  First  Federal   Savings  Bank  of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.17       -   Indexed Executive Salary  Continuation Plan Agreement by and
                    between First  Federal  Savings Bank of LaGrange and William
                    F. Holle, Jr. dated February 3, 1995*+

    10.18       -   FLAG Financial  Corporation  1994 Employees  Stock Incentive
                    Plan (Incorporated herein by reference from Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)*

    10.19       -   FLAG Financial  Corporation  1994 Directors  Stock Incentive
                    Plan (Incorporated herein by reference from Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended
                    December 31, 1993)*

      11        -   Statement regarding Computation of Per Share Earnings+

      13        -   Registrant's   Annual  Report  for  the  fiscal  year  ended
                    December 31, 1997 (incorporated herein by reference from Exhibit 13 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

      21        -   Subsidiaries of the registrant +

     23.1       -   Consent  of Porter  Keadle  Moore,  LLP (with  respect  to financial statements of FLAG Financial Corporation)

     23.2       -   Consent of Robinson,  Grimes and Company, P.C. (with respect to financial statements of FLAG Financial Corporation

     23.3       -   Consent  of Porter  Keadle  Moore,  LLP (with  respect  to financial statements of Middle Georgia Bankshares, Inc.)

     23.4       -   Consent  of  Thigpen,  Jones,  Seaton & Co.,  P.C.  (with
                    respect to financial statements of Three River Bancshares, Inc.)

     23.5       -   Consent of McLain,  Calhoun & Co.,  P.C.  (with respect to financial statements of Heart of Georgia Bancshares, Inc.)

     23.6       -   Consents of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5 and 8)

      24        -   Powers of Attorney  (appears on the  signature  page to this
                    Registration Statement)

      99        -   Form of Proxy of Empire


         *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this Registration Statement on Form S-4.

         +Incorporated by reference from exhibit of the same number from the Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997.